                                                                       Exhibit 2

                          AGREEMENT AND PLAN OF MERGER
                               AND REORGANIZATION



     This Agreement and Plan of Merger and Reorganization, dated as of June 22, 1999 (this "AGREEMENT"), is by and among (i) LeukoSite, Inc., a Delaware corporation ("LEUKOSITE"), (ii) ProScript Acquisition Co., a Delaware corporation that is a wholly-owned subsidiary of LeukoSite ("MERGER SUB"), (iii) ProScript, Inc., a Delaware corporation (the "COMPANY"), and (iv) HealthCare Ventures IV, L.P., a Delaware limited partnership, and HealthCare Ventures III, L.P., a Delaware limited partnership (individually, a "NOTE HOLDER" and, collectively, the "NOTE HOLDERS").

     WHEREAS, the parties desire that, among other things, certain debt of the Company be cancelled and repaid in full by the issuance of shares of stock of LeukoSite, and that Merger Sub be merged with and into the Company (the "MERGER"), subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements, covenants, representations and warranties hereinafter set forth, the parties hereto agree as follows:

1.   DEFINITIONS.

     1.1. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the following respective meanings:

     "Affiliate" means, with respect to any person, any other person (i) that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person or (ii) who is a family member or relative of such person. When used in this Agreement (other than in Sections 3 and 14 hereof) with reference to the Company, the term "Affiliate" includes the Stockholders. When used in Section 3 of this Agreement with reference to LeukoSite, the term "Affiliate" includes any corporation, limited partnership or limited liability company through which LeukoSite and any other person are engaged in a joint venture for the development and commercialization of a Product Candidate or a Related Compound, PROVIDED that LeukoSite owns fifty percent (50%) or more of the equity interests in such corporation, limited partnership or limited liability company.

     "Affiliated Group" has the meaning ascribed to it in Section 1504 of the Code, and in addition includes any analogous combined, consolidated or unitary group, as defined under any applicable state, local, or foreign income Tax law.

     "Aggregate Contingent Consideration Payments" means the LeukoSite Contingent Milestone Payments, the Contingent Partner Licensing Payments, the HMR Payments and the Contingent Royalty Payments.

     "Bonus Recipients" means those individuals set forth in SCHEDULE 1.1(a) of the Company Disclosure Schedule (as such SCHEDULE 1.1(a) may be amended or modified immediately prior to the Closing) but only if and to the extent that they are holders of Company Options that are outstanding immediately prior to the Effective Time and that are cancelled at the Effective Time.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Company Common Stock" means the Company's common stock, par value $0.01 per share.

     "Company Intellectual Property" shall mean that Intellectual Property owned by, or licensed to, the Company.

     "Company Patent Intellectual Property" means those United States, international and foreign patents and patent applications (including provisional applications), in each case that are listed in Schedule 7.10 of the Disclosure Schedule, and all reissues, divisions, renewals, extensions, provisions, continuations, foreign counterparts, and continuations-in-part thereof.

     "Company Preferred Stock" means any or all, as the context may require or allow, of the Company Series A Preferred Stock and the Company Series B Preferred Stock.

     "Company Series A Preferred Stock" means the Company's Series A Convertible Preferred Stock, par value $.01 per share.

     "Company Series B Preferred Stock" means the Company's Series B Convertible Preferred Stock, par value $.01 per share.

     "Company Registered Intellectual Property" means those United States, international and foreign: (a) patents and patent applications (including provisional applications) and all reissues, divisions, renewals, extensions, provisions, continuations, foreign counterparts, and continuations-in-part thereof, in each case that are listed in Schedule 7.10 of the Disclosure Schedule; (b) registered trademarks, registered service marks, applications to register trademarks or service marks, intent-to-use applications, or other registrations or applications related to trademarks or service marks, in each case that are listed in Schedule 7.10 of the Disclosure Schedule; and (c) registered copyrights and applications for copyright registration, in each case that are listed on Schedule 7.10 of the Disclosure Schedule.

     "Company Stock" means, collectively, the Company Common Stock and the Company Preferred Stock.

     "Compound 341" means either PS-341 or any other compound from the PS-341 Compound Class.

     "Compound 519" means either PS-519 or any other compound from the PS-519 Compound Class.

     "Convertible Notes" means, individually or collectively as the context may require, (i) that certain Convertible Promissory Note, dated February 25, 1999, in the original principal amount of $340,500, made by the Company to HealthCare Ventures IV, L.P., and (ii) that certain Convertible Promissory Note, dated February 25, 1999, in the original principal amount of $1,159,500, made by the Company to HealthCare Ventures III, L.P.

     "Damages" means all damages, losses, claims, demands, actions, causes of action, suits, litigations, arbitrations, liabilities, costs, and expenses, including court costs and the reasonable fees and expenses of legal counsel.

     "Designated Preferred Stockholders" means the Stockholders whose signatures are set forth on the signature pages to the Designated Preferred Stockholders Agreement.

     "Designated Preferred Stockholders Agreement" means the Designated Preferred Stockholders Agreement, dated of even date herewith, among LeukoSite and the Designated Preferred Stockholders.

     "Drug Development Program" means a drug development program conducted by LeukoSite, its Affiliates or sublicensees for pre-clinical and clinical development, regulatory approval, and commercialization of a Product Candidate.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, as in effect as of the relevant time of reference.

     "First Commercial Sale" means, with respect to any Product Candidate, any Related Compound or any HMR Compound, as the case may be, the first sale for end use or consumption of such Product Candidate, Related Compound or HMR Compound, as the case may be, in any Major Geographical Area (or in a country within such Major Geographical Area) after required approvals have been granted by the governing regulatory authority in such Major Geographical Area (or in a country within such Major Geographical Area).

     "FDA" means the United States Food and Drug Administration.

     "Harvard License Agreements" means (i) License Agreement, dated April 14, 1995, between the President and Fellows of Harvard College and ProScript, Inc. (formerly known as MyoGenics, Inc.), relating to patented Harvard case No. 1087-94 covering lactacystin analogs for human and veterinary health care and
(ii) License Agreement, dated July 5, 1994, between the President and Fellows of Harvard College and ProScript, Inc. (formerly known as MyoGenics, Inc.), relating to that certain U.S. patent application, Serial No. 08/210,381 (filed on March 18, 1994) relating to proteasome regulation of NF-kB activity.

     "HMR Compound" means any compound as to which royalties are due to the Company pursuant to the HMR Agreement.

     "Indebtedness," as applied to any person, means (a) all indebtedness of such person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness of such person for the deferred purchase price of property or services represented by a note or other security, (c) all indebtedness of such person created or arising under any conditional sale or other title retention agreement (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of specific property), (d) all indebtedness of such person secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of property subject to such mortgage or other Lien, (e) all accounts payable, notes payable and accrued expenses of such person, (f) all indebtedness or liabilities of such person that would be required to be reflected on a balance sheet or referred to in the notes thereto in accordance with generally accepted accounting principles, (g) all indebtedness, liabilities or obligations of such person that are identified in Section 7.11 of the Disclosure Schedule as "Indebtedness", (h) all other obligations of such person under leases that have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such person is liable as lessee, (i) any liability of such person in respect of banker's acceptances or letters of credit, and (j) all indebtedness referred to in clauses (a), (b), (c), (d), (e), (f), (g), (h) or (i) above that is directly or indirectly guaranteed by such person or which such person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which such person has otherwise assured a creditor against loss.

     "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (a) all United States, international and foreign patents and applications thereof and all reissues, divisions, renewals, extensions, provisions, continuations and continuations-in-part thereof; (b) all inventions (whether patentable or not), invention disclosures, improvements, drug candidates, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (c) all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world; (d) all industrial designs and any registration and applications therefor throughout the world; (e) all trade names, logos, common law trademarks and service marks, trademark and service mark registration and applications therefor throughout the world; (f) all databases and data collections and all rights therein throughout the world; and (g) any similar or equivalent rights to any of the foregoing anywhere in the world.

     "knowledge," when used to qualify a representation or warranty in this Agreement, has the following meaning: Where a representation or warranty is made to the best of the Company's knowledge, or with a similar qualification, the Company will be conclusively deemed to have knowledge of any matter with respect to which the Company's chief executive, operating, scientific and/or financial officers and/or Vice President, Development has actual knowledge after conducting a reasonable investigation. Where a representation or warranty is made to the best of LeukoSite's or Merger Sub's knowledge, or with a similar qualification, LeukoSite and Merger Sub will be conclusively deemed to have knowledge of any matter with respect to which LeukoSite's or Merger Sub's chief executive, scientific, and/or financial officers has actual knowledge after conducting a reasonable investigation.

     "LeukoSite Common Stock" means the common stock, par value $0.01 per share, of LeukoSite.

     "LeukoSite Common Stock Price Per Share" means $12.28, subject to appropriate adjustment for stock splits, stock dividends, reclassifications and other similar events affecting the LeukoSite Common Stock after the date of this Agreement.

     "LeukoSite Preferred Stock" means the preferred stock, par value $0.01 per share, of LeukoSite.

     "LeukoSite Stock Plans" means, collectively, LeukoSite's Amended and Restated 1993 Stock Option Plan and LeukoSite's 1997 Employee Stock Purchase Plan.

     "Liens" means any and all liens, claims, mortgages, security interests, pledges, options, rights of first offer or refusal, charges, encumbrances, limitations on voting rights, and restrictions on transfer of any kind, except
(i) in the case of references to securities, those arising under applicable securities laws solely by reason of the fact that such securities were issued pursuant to exemptions from registration under such securities laws, (ii) mechanic's, materialmen's and similar liens, (iii) liens for Taxes not yet due and payable and (iv) liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation.

     "Major Geographical Area" means, individually or collectively as the context may require, the following three areas of the world: (a) the United States, (b) any or all countries in Europe (PROVIDED, HOWEVER, that the First Commercial Sale of a Product Candidate or a Related Compound in Europe shall not be deemed to have occurred until the First Commercial Sale of such Product Candidate or Related Compound in the United Kingdom, France, Italy or Germany), and (c) Japan.

     "Material Adverse Effect" means, with reference to any person, any material adverse effect on the condition (financial or otherwise), operations, business, assets (including intangible assets), rights, liabilities, obligations or prospects of such person, or on such person's ability to consummate the transactions hereby contemplated.

     "Merger Consideration" means the Adjusted Initial Cash Payment, the LeukoSite Contingent Milestone Payments, the Contingent Partner Licensing Payments, the HMR Payments and the Contingent Royalty Payments.

     "Merger Consideration Portion" means the quotient obtained by dividing (i) one by (ii) the number of shares of Company Stock outstanding at the Effective Time, PLUS the maximum number of shares of Company Stock issuable immediately prior to the Effective Time upon the exercise of all Company Options held by the Bonus Recipients that are outstanding immediately prior to the Effective Time, and PLUS the maximum number of shares of Company Stock issuable at the Effective Time upon the exercise of all Surviving

Warrants that are outstanding at the Effective Time; PROVIDED, that such quotient is subject to adjustment as follows:

          (a) in the event that any Stockholder, which has duly exercised its appraisal rights pursuant to Section 262 of the DGCL and not received any Merger Consideration in respect of his, her or its Dissenting Shares, receives any payment from LeukoSite in respect of his, her or its Dissenting Shares (regardless of whether such payment represents the appraised value of such Dissenting Shares as determined pursuant to a judicial proceeding or represents amounts paid by LeukoSite in settlement of such appraisal rights), such Dissenting Shares shall be subtracted from the denominator of the fraction set forth above and the Merger Consideration Portion shall be recalculated; and

          (b) in the event that, at any time after the Effective Time, any Surviving Warrant expires or terminates without having been exercised in full by the holder of such Surviving Warrant, the shares of Company Stock that would otherwise have been issuable upon exercise of such Surviving Warrant shall be subtracted from the denominator of the fraction set forth above and the Merger Consideration Portion shall be recalculated.

     "NDA" means a New Drug Application filed with the FDA or its equivalent, or any corresponding application for sales and marketing approval filed in any country other than the United States with the appropriate regulatory authority in such country (including the European Medicines Evaluation Agency).

     "Net Closing Liabilities" means an amount equal to ALL Indebtedness and other liabilities (accrued or contingent) of the Company at Closing, all Taxes, all expenditures incurred by the Company during the period following the date of this Agreement through and including the Closing which have been approved by LeukoSite as evidenced by its written consent thereto given pursuant to Section
10.2 hereof, MINUS all cash and cash equivalents of the Company at Closing.

     "Net Sales" means, with respect to a Product Candidate or a Related Compound, gross revenues from the sale of such Product Candidate or Related Compound to third parties that are not Affiliates, less discounts, refunds, rebates, replacement or credits allowed to purchasers for return of product or as reimbursement for damaged product, freight and other shipping charges, custom duties, sales and use taxes and any other governmental tax or charge (except income taxes) imposed on or at the time of the production, importation, exportation, use, transportation, or sale of product, including any value added taxes (VAT). If a Product Candidate or a Related Compound is sold in combination with products or other components proprietary to LeukoSite or to a third party(ies) for which LeukoSite pays any amounts for the right to use, then "NET SALES" shall be based on the relative average prices charged during the applicable quarter for such Product Candidate or Related Compound and the products or other components when separately invoiced or priced. In the event a Product Candidate or Related Compound and additional products or other components were not separately invoiced or priced during the applicable quarterly period, the Net Sales computation shall be based on the relative fair market price which LeukoSite would have charged for such Product Candidate or Related Compound and additional products or other components determined in good faith by LeukoSite.

     "Other Countries" shall mean, individually or collectively as the context may require, all of the countries in the world other than those countries included within the Major Geographical Areas.

     "Payment Shares" means shares of LeukoSite Common Stock issued by LeukoSite to the Note Holders pursuant to the terms of this Agreement.

     "person" (regardless of whether capitalized) means any natural person, entity, or association, including without limitation any corporation, partnership, limited liability company, government (or agency or subdivision thereof), trust, joint venture or proprietorship.

     "Product Candidate" shall mean, individually or collectively, as the context may require, (i) Compound 519 but only if and to the extent used for the treatment of stroke, myocardial infarction, asthma, multiple sclerosis, head trauma or burns, and (ii) Compound 341 but only if and to the extent used for the treatment of cancer.

     "ProScript Program" means, collectively, (i) the Company's ongoing proprietary research and development program related to PS-341 and the PS-341 Compound Class, and (ii) the Company's ongoing proprietary research and development program related to PS-519 and the PS-519 Compound Class.

     "PS-341" means the compound (i) that is currently under development by the Company pursuant to one of its ongoing proprietary research and development programs, (ii) that is designated by the Company as of the date of this Agreement as PS-341 and (iii) that has the chemical structure set forth in
SCHEDULE 1.1(b) of the Company Disclosure Schedule.

     "PS-341 Compound Class" means (A) PS-341 and (B) those compounds (i) that are members of the same boronate class of proteasome inhibitors as PS-341, (ii) that have been generated or developed by the Company pursuant to the same proprietary research and development program of the Company by which the Company has developed and continues to develop PS-341 and (iii) whose chemical structure is set forth in SCHEDULE 1.1(c) of the Company Disclosure Schedule.

     "PS-519" means the compound (i) that is currently under development by the Company pursuant to one of its ongoing proprietary research and development programs, (ii) that is designated by the Company as of the date of this Agreement as PS-519 and (iii) that has the chemical structure set forth in
SCHEDULE 1.1(d) of the Company Disclosure Schedule.

     "PS-519 Compound Class" means (A) PS-519 and (B) those compounds (i) that are members of the same lactacystin class of proteasome inhibitors as PS-519,
(ii) that have been generated or developed by the Company pursuant to the same proprietary research and development program of the Company by which the Company has developed and continues to develop PS-519 and (iii) whose chemical structure is set forth in
SCHEDULE 1.1(e) of the Company Disclosure Schedule.

     "PTO" means the United States Patent and Trademark Office.

     "Related Compound" means (A) any compound (i) that is a member of the same boronate class of proteasome inhibitors as PS-341, (ii) that is covered by the Company Patent Intellectual Property with respect to the PS-341 Compound Class and (iii) that is developed, marketed and commercialized by LeukoSite or any of its Affiliates or by any Partner but only if and to the extent that it is being developed, marketed and commercialized for the treatment of cancer, or (B) any compound (i) that is a member of the same lactacystin class of proteasome inhibitors as PS-519, (ii) that is covered by the Company Patent Intellectual Property with respect to the PS-519 Compound Class and (iii) that is developed, marketed and commercialized by LeukoSite or any of its Affiliates or by any Partner but only if and to the extent that it is being developed, marketed and commercialized for the treatment of stroke, myocardial infarction, asthma, multiple sclerosis, head trauma or burns.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as in effect as of the relevant time of reference.

     "Stockholders" means the holders of shares of Company Stock outstanding immediately prior to the Effective Time and, from and after the Effective Time, includes those holders of Surviving Warrants that have duly exercised the Surviving Warrants held by them in accordance with their respective terms and the provisions of Section 5 hereof.

     "Subsidiary" or "Subsidiaries" means, with respect to any person, any corporation a majority (by number of votes) of the outstanding shares of any class or classes of which will at the time be owned by such person or by a Subsidiary of such person, if the holders of the shares of such class or classes
(a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

     "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee or other tax or levy of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.

     "Tax Return" means any return, declaration, report, claim for refund, information return, or other document filed or required to be filed (including any related or supporting estimates, elections, schedules, statements, or information filed or required to be filed) in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

     "Undisclosed Liabilities" shall mean any Indebtedness or other liabilities of the Company (i) which exist on the date of this Agreement or arise after the date of this Agreement but relate to any period prior to the Closing and (ii) which were not reflected in the Unaudited Closing Balance Sheet or disclosed in the Disclosure Schedule.

     1.2. TERMS DEFINED ELSEWHERE. The following terms are defined herein in the sections identified below:


                    [ DEFINED TERMS CONTINUED ON NEXT PAGE. ]


   Term                             Section                    Term                             Section
   ----                             -------                    ----                             -------
Adjusted Initial Cash Payment       3.7(b)                  LeukoSite Indemnified Parties       14.2
Agreed Amount                       14.4(c)                 LeukoSite R&D Programs              3.8(e)
Agreement                           Preamble                LeukoSite's SEC Reports             8.5
Approved Unbudgeted                                         Material Contracts                  7.18
  Expenditures                      3.7(b)                  May 31, 1999 Balance Sheet          7.7
Blocking Third Party Patent         3.8(g)(iii)             Merger                              Preamble
CERCLA                              7.15(b)                 Merger Certificate                  2.1
Certificate(s)                      4.1                     Merger Sub                          Preamble
Claim Notice                        14.4(b)                 NMS                                 9.7
Claimed Amount                      14.4(b)                 Note Holder(s)                      Preamble
Closing                             2.1                     Note Holder Indemnified Parties     14A.2
Closing Date                        2.1                     PBGC                                7.14(d)(ii)
Company                             Preamble                Partner                             3.8(b)
Company Indemnified Parties         14.1                    Payment Shares                      2.2(c)
Company Options                     5                       Piggyback Notice                    6.1(b)
Company Warrants                    5                       Qualified Holders                   6.1(c)
Complementary Technology            3.8(g)(iii)             RCRA                                7.15(b)
Contingent Partner                                          Response Notice                     14.4(c)
  Licensing Payment(s)              3.8(b)                  Royalty Pass-Through
Contingent Royalty Payment(s)       3.8(f)                    Section 3.8(b) 341 Compound       3.8(b)
Convertible Note Amount             2.2(c)                  Royalty Pass-Through
DGCL                                3.1                       Section 3.8(b) 519 Compound       3.8(b)
Dissenting Shares                   3.6(c)                  SARA                                7.15(b)
Effective Period                    6.1(a)                  Section 3.8(f) Compound             3.8(f)
Effective Time                      2.1                     Section 3.8(f) 341 Compound         3.8(f)
Employee Benefit Plan               7.14(a)                 Section 3.8(f) 519 Compound         3.8(f)
Environmental Laws                  7.15(b)                 Section 14 Indemnified Parties      14.2
EPA                                 7.15(c)                 Section 14 Indemnifying Party       14.4(b)
ERISA                               7.14(c)                 Section 14A Agreed Amount           14A.3(c)
Excess Amount                       3.7(c)                  Section 14A Claim Notice            14A.3(b)
Excess Net Closing Liabilities      3.7(b)                  Section 14A Claimed Amount          14A.3(b)
Follow-on Product                   3.8(f)                  Section 14A Indemnified Party       14A.3(c)
Hazardous Substances                7.15(c)                 Section 14A Indemnifying Party      14A.3(c)
HMR                                 3.8(c)                  Section 14A Response Notice         14A.3(c)
HMR Agreement                       3.8(c)                  Setoff Amount                       3.8(h)
HMR Payment(s)                      3.8(c)                  Shortfall Amount                    3.7(c)
Hold-Back Amount                    3.7(e)                  Special Milestone Payments          3.8(c)(i)
Hold-Back Period                    3.7(e)                  Stockholders'
Holder Inclusion Notice             6.1(b)                    Representatives                   4.7(a)
Incidental Shares                   6.1(c)                  Stockholder Registration
Indemnified Parties                 14.3                      Statement                         6.1(a)(i)
Indemnifying Party                  14.4(b)                 Surviving Corporation               3.1
Initial Cash Payment                3.7                     Surviving Warrants                  5
IRS                                 7.14(b)                 Suspension Period                   6.2
LeukoSite                           Preamble                Unaudited Closing Balance
LeukoSite Contingent                                          Sheet                             3.7(a)
  Milestone Payment                 3. 8(a)

2.   TRANSACTIONS AT CLOSING.

     2.1 CLOSING; MERGER. Subject to the other provisions of this Agreement, the closing of the transactions contemplated under this Agreement (the "CLOSING") will be held at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110, as soon as is reasonably practicable following satisfaction or waiver of the conditions set forth in Sections 11 through 13 (the date on which the Closing actually occurs is hereinafter referred to as the "CLOSING DATE"). On the Closing Date, Merger Sub and the Company will execute a Certificate of Merger, substantially in the form of the attached EXHIBIT A (the "MERGER CERTIFICATE"), and will file it with the Delaware Secretary of State in order to cause the Merger to be effected in accordance with the laws of the State of Delaware. The Merger will be effective upon the filing of the Merger Certificate (the "EFFECTIVE TIME"). For all purposes, all of the document deliveries and other actions to occur at the Closing will be conclusively presumed to have occurred at the same time, immediately before the Effective Time.

     2.2  REPAYMENT OF CONVERTIBLE NOTES.

               (a) Each Note Holder agrees that, simultaneously with the consummation of the Merger and at the Effective Time, the Convertible Note then held by it shall (automatically and without further action by such Note Holder) be cancelled and deemed to be paid-in-full and each Note Holder shall be entitled to receive as payment therefor that number of Payment Shares to which such Note Holder is entitled pursuant to Section 2.2(c) below.

               (b) At the Closing, each Note Holder shall deliver the original Convertible Note held by it for cancellation in accordance with this Section
2.2. At the Effective Time and subject to and upon delivery and cancellation of such original Convertible Note, LeukoSite shall issue to such Note Holder that number of Payment Shares to which such Note Holder is entitled, pursuant to
Section 2.2(c) below, as payment for, and in full satisfaction of, all amounts owed by the Company thereunder. From and after the Effective Time, LeukoSite shall not have any liability or obligation of any kind whatsoever under the Convertible Notes. At the Effective Time and subject to compliance by each Note Holder with all of its obligations under this Section 2.2, LeukoSite shall deliver, or cause to be delivered, to such Note Holder a stock certificate representing the number of shares of LeukoSite Common Stock to which such Note Holder is entitled pursuant to Section 2.2(c) below.

               (c) Subject to the provisions of the next sentence, the number of shares of LeukoSite Common Stock that LeukoSite shall issue at the Effective Time to each Note Holder shall be equal to the quotient obtained by dividing (i) an amount equal to the sum of (A) 150% of the outstanding principal amount of the Convertible Note held by such Note Holder as of the Closing Date and (B) all accrued and unpaid interest on the Convertible Note held by such Note Holder as of the Closing Date (such sum being referred to, with respect to each Convertible Note, as the "CONVERTIBLE NOTE AMOUNT"), by (ii) the LeukoSite Common Stock Price Per Share. In no event shall the total number of shares of

LeukoSite Common Stock that LeukoSite shall be required to issue pursuant to this Section 2.2(c) (the "PAYMENT SHARES") exceed 250,000 shares. If, as a result of the limitations imposed by the foregoing sentence, any portion of the Convertible Note Amount with respect to either or both Convertible Notes is not paid in full, then, at the Effective Time, LeukoSite shall make a cash payment to the applicable Note Holder or Note Holders in an amount sufficient to make full payment of any such unpaid portion of the Convertible Note Amount with respect to either or both Convertible Notes, as the case may be.

               (d) Notwithstanding anything contained herein to the contrary, no fractional shares of LeukoSite Common Stock shall be issued, but cash payments shall be made in lieu of such fractional shares and shall be determined by multiplying each relevant Note Holder's fractional interest by the LeukoSite Common Stock Price Per Share.

               (e) No dividend or other distribution payable after the Effective Time with respect to Payment Shares will be paid to the holder of any undelivered Convertible Note until the holder thereof delivers such original Convertible Note to LeukoSite, at which time such Note Holder will receive all dividends and distributions, without interest thereon, previously payable but withheld from such holder pursuant hereto.

     3. EFFECT OF MERGER. At the Effective Time, automatically and without further action:

          3.1. SURVIVING CORPORATION. Merger Sub will be merged with and into the Company and the separate existence of Merger Sub will cease. The Company will continue in existence as the surviving corporation in the Merger (the "SURVIVING CORPORATION"). The effect of the Merger will be as provided in the applicable provisions of the Delaware General Corporation Law (the "DGCL"). Without limiting the generality of the foregoing, and subject thereto, except as otherwise provided herein, all of the property, rights, privileges, powers, and franchises of Merger Sub and the Company, respectively, will vest in the Surviving Corporation, and all of the debts, liabilities, and duties of Merger Sub and the Company, respectively, will become the debts, liabilities, and duties of the Surviving Corporation.

          3.2 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Surviving Corporation shall be the same as the Certificate of Incorporation of the Merger Sub immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

          3.3 BY-LAWS. The by-laws of the Surviving Corporation shall be the same as the by-laws of the Merger Sub immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

          3.4. DIRECTORS AND OFFICERS. From and after the Effective Time, the respective officers and members of the Board of Directors of the Surviving Corporation will consist of those persons named as such in the Merger Certificate, each such person to hold office, subject to the applicable provisions of the Certificate of Incorporation and the by-laws of the Surviving Corporation, until the next annual meeting of directors or stockholders, as the case may be, of the Surviving Corporation and until his or her successor is duly elected or appointed and qualified.

          3.5. CONVERSION OF MERGER SUB'S SHARES. Each share of the common stock, par value $0.01 per share, of Merger Sub that was issued and outstanding immediately before the Effective Time will be converted into and become one share of the common stock, par value $ 0.01 per share, of the Surviving Corporation.

          3.6. CANCELLATION OF COMPANY STOCK; DISSENTING SHARES.

          (a) CANCELLATION OF COMPANY STOCK. At the Effective Time, each share of Company Stock issued and outstanding immediately before the Effective Time (other than any Dissenting Shares and other than any shares of Company Stock held directly or indirectly by the Company) shall be cancelled and shall become and be converted into the right to receive, subject to the provisions of Sections 3.7(c) and 3.7(e) hereof, (i) a cash payment equal to the Merger Consideration Portion of the Adjusted Initial Cash Payment and (ii) cash payments from time to time equal to the Merger Consideration Portion of each Aggregate Contingent Consideration Payment paid pursuant to Sections 3.8(a), 3.8(b), 3.8(c) and 3.8(f) hereof (it being understood that any such right to receive any portion of any Aggregate Contingent Consideration Payments is a contingent right that is dependent, among other things, on whether LeukoSite is required to pay any Aggregate Contingent Consideration Payment pursuant to Sections 3.8(a), 3.8(b), 3.8(c) or 3.8(f) hereof).

          (b) CANCELLATION OF TREASURY STOCK, ETC. At the Effective Time, each share of Company Stock held directly or indirectly by the Company will be canceled and will cease to exist, and no payment will be made with respect thereto.

          (c) DISSENTING SHARES. Each share of Company Stock that, immediately before the Effective Time, was held by any person who has duly exercised the appraisal rights afforded to dissenting stockholders pursuant to
     Section 262 of the DGCL (such shares, collectively, "DISSENTING SHARES") will, at the Effective Time, be cancelled but shall not entitle the holder thereof to receive the consideration referred to in Section 3.6(a) hereof. Instead, the holders of Dissenting Shares will be entitled to receive payment of the appraised value of such Dissenting Shares in accordance with the provisions of such Section 262, except that all Dissenting Shares held by Stockholders who withdraw, fail to perfect, or otherwise lose their appraisal rights with respect to Dissenting Shares will thereupon be deemed to entitle the holder thereof to receive the consideration referred to in
     Section 3.6(a) hereof. In the event that any Stockholder exercises his, her or its appraisal rights pursuant to Section 262 of the DGCL and LeukoSite makes any payment to such Stockholder in respect of his, her or its Dissenting Shares (regardless of whether such payment represents the appraised value of such Dissenting Shares as determined pursuant to a judicial proceeding or represents amounts paid by LeukoSite in settlement of such appraisal rights), then LeukoSite shall be entitled to offset against the Merger Consideration payable thereafter by LeukoSite an amount (no less than zero) equal to (i) the sum of any such payment made by LeukoSite to such Stockholder in respect of his, her or its Dissenting Shares, PLUS (ii) the aggregate amount of reasonable attorneys fees and expenses incurred by LeukoSite in connection with any judicial proceeding or settlement discussions or negotiations resulting from the exercise of appraisal rights by such Stockholder, LESS (iii) the portion of any Merger Consideration that would have been paid by LeukoSite prior to the date of such payment to such Stockholder if such Stockholder had not exercised appraisal rights.

          (d) OPTIONEE BONUS. In consideration of services provided to the Company and the cancellation of Company Options held by the Bonus Recipients, the Company has granted, effective as of the Effective Time, to each Bonus Recipient a bonus consisting of the right to receive, subject to the provisions of Sections 3.7(c) and 3.7(e) hereof, with respect to each share of Company Stock issuable immediately prior to the Effective Time upon the exercise of those Company Options held by such Bonus Recipient immediately prior to the Effective Time (regardless of whether such Company Options are then vested or unvested), (i) a cash payment equal to the Merger Consideration Portion of the Adjusted Initial Cash Payment and (ii) cash payments from time to time equal to the Merger Consideration Portion of each Aggregate Contingent Consideration Payment paid pursuant to Sections 3.8(a), 3.8(b), 3.8(c) and 3.8(f) hereof (it being understood that any such right to receive any portion of any Aggregate Contingent Consideration Payments is a contingent right that is dependent, among other things, on whether LeukoSite is required to pay any Aggregate Contingent Consideration Payment pursuant to Sections 3.8(a), 3.8(b), 3.8(c) or 3.8(f) hereof). The Company's obligations to make such bonus payments shall be assumed by LeukoSite in connection with the Merger.

          3.7. INITIAL CASH PAYMENT; ADJUSTMENTS TO CASH PAYMENT; HOLD-BACKS. The initial aggregate cash consideration payable at the Effective Time by LeukoSite in connection with the Merger (the "INITIAL CASH PAYMENT") shall equal $2,720,000 MINUS the aggregate Convertible Note Amount with respect to both Convertible Notes, subject to the adjustment and hold-back provisions of Sections 3.7(b), 3.7(c) and 3.7(e) below.

          (a) CLOSING BALANCE SHEET AND NET CLOSING LIABILITIES. At the Closing, the Company shall deliver to LeukoSite (i) an unaudited balance sheet of the Company as of the Closing Date (the "UNAUDITED CLOSING BALANCE SHEET") and (ii) a certificate signed by the President and Chief Financial Officer of the Company certifying (i) that the Unaudited Closing Balance Sheet was prepared in accordance with generally accepted accounting principles, consistently applied, except for the absence of footnotes and subject to adjustments consisting of normal year-end accruals, the effect of which, both individually and in the aggregate, is not material, (ii) that the Unaudited Closing Balance Sheet fairly and accurately presents the financial condition of the Company as of the Closing Date, and (iii) as to the amount of the Net Closing Liabilities. The Unaudited Closing Balance Sheet and the calculation of the Net Closing Liabilities shall have been prepared in consultation and agreement with LeukoSite and LeukoSite's representatives after LeukoSite and

     LeukoSite's representatives have had access (consistent with the provisions reflected in Section 10.1) to financial information and personnel relevant to the preparation of the Unaudited Closing Balance Sheet and the calculation of the Net Closing Liabilities. No less than three (3) business days prior to the Closing, the Company shall have prepared and delivered to LeukoSite (x) a draft of the Unaudited Closing Balance Sheet that the Company expects to deliver at the Closing, (y) a draft computation of the Net Closing Liabilities and (z) a written description of those items and amounts that the Company anticipates could change in the Unaudited Closing Balance Sheet and the Net Closing Liabilities computation from the drafts thereof delivered by the Company pursuant to this Section 3.7(a). Such drafts of the Unaudited Closing Balance Sheet and the computation of the Net Closing Liabilities shall be prepared by the Company in good faith and shall reflect all expenses and liabilities that the Company reasonably anticipates will be reflected in the Unaudited Closing Balance Sheet and the computation of Net Closing Liabilities that will be delivered by the Company at the Closing pursuant to this Section 3.7(a).

          (b) ADJUSTMENT TO INITIAL CASH PAYMENT. In the event that the amount of the Net Closing Liabilities is greater than the sum of $782,000, PLUS the aggregate amount of all expenditures incurred by the Company during the period following the date of this Agreement through and including the Closing which have been approved by LeukoSite as evidenced by its written consent thereto given pursuant to Section 10.2 hereof and PLUS the aggregate amount of all expenditures incurred by the Company during the period following June 30, 1999 through and including the Closing which do not require LeukoSite's approval under Section 10.2 hereof (the amount resulting from such sum being hereinafter referred to as the "APPROVED UNBUDGETED EXPENDITURES"), then the Initial Cash Payment shall be reduced at the Closing, on a dollar-for-dollar basis, by the amount of such excess (such excess being hereinafter referred to as the "EXCESS NET CLOSING LIABILITIES"). For purposes of this Agreement, the term "ADJUSTED INITIAL CASH PAYMENt" shall mean the Initial Cash Payment as adjusted at the Closing pursuant to this Section 3.7(b). In no event shall the Adjusted Initial Cash Payment be less than zero. If the Excess Net Closing Liabilities exceed the amount of the Initial Cash Payment or if there are no Excess Net Closing Liabilities but the Initial Cash Payment is less than zero as a result of the payment by LeukoSite of the aggregate Convertible Note Amount with respect to both Convertible Notes, then the Adjusted Initial Cash Payment shall be equal to zero and LeukoSite shall be entitled to the special set-off rights set forth in Section 3.7(c) below.

          (c) SPECIAL SET-OFF RIGHTS. In the event that the Excess Net Closing Liabilities exceed the amount of the Initial Cash Payment (any such excess being referred to as the "EXCESS AMOUNT") or in the event that there are no Excess Net Closing Liabilities but the Initial Cash Payment is less than zero as a result of the payment by LeukoSite of the aggregate Convertible Note Amount with respect to both Convertible Notes (any such shortfall being referred to as the "SHORTFALL AMOUNT"), then LeukoSite shall have the right to set-off the Excess Amount or the

     Shortfall Amount, as the case may be, against any of the Aggregate Contingent Consideration Payments.

          (d) PAYMENT OF THE ADJUSTED INITIAL CASH PAYMENT. If the Adjusted Initial Cash Payment is greater than zero, then, at the Effective Time, the portion, if any, of the Adjusted Initial Cash Payment that is not held back by LeukoSite pursuant to Section 3.7(e) below shall be paid in accordance with the provisions of Section 3.6 hereof.

          (e) HOLD-BACK BY LEUKOSITE; PAYMENT OF BALANCE. If both of the Excess Net Closing Liabilities and the Adjusted Initial Cash Payment are greater than zero, then LeukoSite shall be entitled to hold back an amount (the "HOLD-BACK AMOUNT") equal to the lesser of (I) the Adjusted Initial Cash Payment and (II) $100,000 for a period commencing on the Closing Date and ending on the last business day of sixth (6th) calendar month following the month in which the Closing occurs (the "HOLD-BACK PERIOD"). At the end of the Hold-Back Period, LeukoSite shall pay, in accordance with the provisions of Section 3.6, an amount equal to the Hold-Back Amount LESS the aggregate amount of Undisclosed Liabilities paid or outstanding as of the end of the Hold-Back Period; PROVIDED, HOWEVER, that if the amount of Undisclosed Liabilities is greater than the Hold-Back Amount, then no amounts shall be paid or payable pursuant to this Section 3.7(e) and LeukoSite may be entitled to indemnification pursuant to, and in accordance with, the provisions of Section 14 hereof with respect to such excess Undisclosed Liabilities. Prior to the end of the Hold-Back Period, LeukoSite shall give notice to the Stockholder Representatives of the nature and amount of any Undisclosed Liabilities. If the Stockholder Representatives shall notify LeukoSite that they do not believe that some or all of such Undisclosed Liabilities are bona fide liabilities of the Company, then LeukoSite shall afford the Stockholder Representatives with the opportunity to present the facts that support the Stockholder Representatives' view that some or all of such Undisclosed Liabilities are not bona fide liabilities of the Company. LeukoSite retains the right to make the final determination as to whether some or all of such Undisclosed Liabilities are not bona fide liabilities of the Company. In the event that, following the expiration of the Hold-Back Period, LeukoSite shall no longer be required to make payment of all or any portion of any Undisclosed Liabilities that were unpaid at the time of the expiration of the Hold-Back Period, then LeukoSite shall make payment, in accordance with the provisions of Section 3.6, of any portion of the Hold-Back Amount that was offset by the amount of any such unpaid Undisclosed Liabilities that are no longer required to be paid.

          3.8. AGGREGATE CONTINGENT CONSIDERATION PAYMENTS.

          (a) LEUKOSITE CONTINGENT MILESTONE PAYMENTS. If a Drug Development Program conducted by LeukoSite or its Affiliates yields a Product Candidate which achieves the applicable drug development milestones set forth in the applicable table below (whether such milestones are achieved by LeukoSite or its Affiliates), then, subject to the provisions of Section 3.8(d) and
     Section 3.8(g) hereof, LeukoSite shall
     make payments, in accordance with Section 3.6, of the consideration set forth in the applicable table below (a "LEUKOSITE CONTINGENT MILESTONE PAYMENT") within thirty (30) days of the occurrence of the applicable drug development milestone below; PROVIDED, that LeukoSite shall be obligated to pay consideration for each drug development milestone only once, regardless of the number of Product Candidates or compounds that achieve such drug development milestone.



                                  COMPOUND 519/
                             519 CLASS OF COMPOUNDS

- -------------------------------------------------- -------------------------------------------------------
                      Event                                            Cash Payment
- -------------------------------------------------- -------------------------------------------------------
Earlier of (i) completion of a successful and                            $500,000
acceptable Phase II study that meets the primary
endpoints established for such study, and (ii)
the decision by LeukoSite to commence a pivotal
Phase II or Phase III study
- -------------------------------------------------- -------------------------------------------------------
The decision by LeukoSite to prepare and file an                        $3,000,000
NDA
- -------------------------------------------------- -------------------------------------------------------
Approval of an NDA                                                      $1,000,000
- -------------------------------------------------- -------------------------------------------------------


                                  COMPOUND 341/
                             341 CLASS OF COMPOUNDS
- -------------------------------------------------- -------------------------------------------------------
                      Event                                            Cash Payment
- -------------------------------------------------- -------------------------------------------------------
The decision by LeukoSite to prepare and file an                        $3,000,000
NDA
- -------------------------------------------------- -------------------------------------------------------
Approval of an NDA                                                      $1,000,000
- -------------------------------------------------- -------------------------------------------------------


          (b) CONTINGENT PARTNER LICENSING PAYMENTS. If at any time LeukoSite determines, in its sole discretion, to license, transfer or grant the right to develop, market and commercialize, or the right to market and commercialize (but not the right to develop), a Product Candidate or a Related Compound to a third party which is not an Affiliate of LeukoSite (a "PARTNER") then, subject to the provisions set forth below in this Section 3.8(b) and in Section 3.8(d) and Section 3.8(g) hereof, LeukoSite shall make payment, in accordance with Section 3.6, of the following amounts (each amount, individually, a "CONTINGENT PARTNER LICENSING PAYMENT" and, collectively, the "CONTINGENT PARTNER LICENSING PAYMENTS"):

               (i) an amount equal to twenty-five percent (25%) of any license fees and milestone payments actually received by LeukoSite from the Partner in respect of such Product Candidate, less the amount of any LeukoSite Contingent Milestone Payments made by LeukoSite pursuant to Section 3.8(a) (if any) in respect of such Product Candidate;

               (ii) an amount equal to twenty-five percent (25%) of any royalty payments actually received by LeukoSite from the Partner for sales of such Product Candidate by such Partner to third parties, PROVIDED that (A) in the case of any such sales made in any of the Major Geographical Areas, such sales are made by such Partner at any time during the first five (5) years after the First Commercial Sale of such Product Candidate in such Major Geographical Area, and (B) in the case of any such sales made in any of the Other Countries of the world, such sales are made by such Partner at any time during the first five (5) years after the First Commercial Sale of such Product Candidate in any of the Major Geographical Areas;

               (iii) an amount equal to twelve and a half percent (12.5%) of any royalty payments actually received by LeukoSite from the Partner for sales of such Product Candidate by such Partner to third parties, PROVIDED that
     (A) in the case of any such sales made in any of the Major Geographical Areas, such sales are made by such Partner at any time during the second five (5) years after the First Commercial Sale of such Product Candidate in such Major Geographical Area, and (B) in the case of any such sales made in any of the Other Countries of the world, such sales are made by such Partner at any time during the second five (5) years after the First Commercial Sale of such Product Candidate in any of the Major Geographical Areas;

               (iv) an amount equal to twelve and a half percent (12.5%) of any royalty payments actually received by LeukoSite from the Partner for sales of such Related Compound by such Partner to third parties, PROVIDED that
     (A) in the case of any such sales made in any of the Major Geographical Areas, such sales are made by such Partner at any time during the first five (5) years after the First Commercial Sale of such Related Compound in such Major Geographical Area, and (B) in the case of any such sales made in any of the Other Countries of the world, such sales are made by such Partner at any time during the first five (5) years after the First Commercial Sale of such Related Compound in any of the Major Geographical Areas; and/or

               (v) an amount equal to six and twenty-five hundredths percent (6.25%) of any royalty payments actually received by LeukoSite from the Partner for sales of such Related Compound by such Partner to third parties, PROVIDED that (A) in the case of any such sales made in any of the Major Geographical Areas, such sales are made by such Partner at any time during the second five (5) years after the First

     Commercial Sale of such Related Compound in such Major Geographical Area, and (B) in the case of any such sales made in any of the Other Countries of the world, such sales are made by such Partner at any time during the second five (5) years after the First Commercial Sale of such Related Compound in any of the Major Geographical Areas.

          Notwithstanding anything expressed or implied in this Section 3.8(b) or elsewhere in this Agreement to the contrary, (A) LeukoSite shall be required to make payment of Contingent Partner Licensing Payments pursuant to clause (i) of this Section 3.8(b) only with respect to (1) the first Product Candidate from the PS-341 Compound Class for which LeukoSite receives payment of any license fees or milestone payments from any Partner and (2) the first Product Candidate from the PS-519 Compound Class for which LeukoSite receives payment of any license fees or milestone payments from any Partner, and (B) LeukoSite shall be required to make payment of Contingent Partner Licensing Payments pursuant to clauses (ii), (iii), (iv) and/or (v) of this Section 3.8(b) only with respect to (1) the first Product Candidate or Related Compound that is a member of the same boronate class of proteasome inhibitors as PS-341 and that is to be marketed and commercialized by any Partner (the "ROYALTY PASS-THROUGH SECTION 3.8(b) 341 COMPOUND") and (2) the first Product Candidate or Related Compound that is a member of the same lactacystin class of proteasome inhibitors as PS-519 and that is to be marketed and commercialized by any Partner (the "ROYALTY PASS-THROUGH SECTION 3.8(b) 519 COMPOUND"). It is further specifically acknowledged and agreed that the foregoing provisions of this paragraph shall apply regardless of the number of Product Candidates or Related Compounds that are developed, marketed and/or commercialized by the same Partner or by multiple Partners and that there shall be, for purposes of this Agreement, only a single Royalty Pass-Through Section 3.8(b) 341 Compound and a single Royalty Pass-Through Section 3.8(b) 519 Compound.

          Consideration received by LeukoSite from a Partner that is not in the form of cash shall be valued by LeukoSite's Board of Directors in good faith as of the date of receipt of such consideration by LeukoSite. Promptly following any such valuation of any such non-cash consideration, LeukoSite shall provide written notice to the Stockholder Representatives of the results of any such valuation and the basis therefor.

          In the event that LeukoSite shall receive payment from a Partner in the form of equity securities of any person and that such payment is subject to the provisions of this Section 3.8(b), then, in lieu of making payment in accordance with the provisions of this Section 3.8(b) of any such equity securities, LeukoSite shall have the right to make cash payments pursuant to this Section 3.8(b) equal in amount to the value of such equity securities. Notwithstanding the foregoing or anything else expressed or implied in this Section 3.8(b) to the contrary, in no event shall LeukoSite be required, pursuant to this Section 3.8(b), to pay, provide or otherwise share any portion of any equity interests in any joint venture that are issued to, or acquired by, LeukoSite or any of its Affiliates. No Contingent Partner Licensing Payment, or any portion thereof, shall consist of or include any such equity interests.

          Any payment that LeukoSite is required to make pursuant to this
     Section 3.8(b) shall be made within thirty (30) days following LeukoSite's receipt of consideration from the Partner.

          (c) HMR PAYMENTS. With respect to that certain Amended and Restated Collaboration and License Agreement, dated May 19, 1997 (as heretofore amended, the "HMR AGREEMENT"), between Hoechst Marion Roussel, Inc., a Delaware corporation ("HMR"), and the Company, LeukoSite shall make payment, in accordance with Section 3.6, of the following amounts (individually, an "HMR PAYMENT" and, collectively, the "HMR PAYMENTS"), subject to the provisions of Section 3.8(d) and Section 3.8(g) hereof:

               (i) an amount equal to fifty percent (50%) of any milestone payments actually received by LeukoSite or the Surviving Corporation from HMR, pursuant to Section 4.3 of the HMR Agreement, in connection with the development by HMR of any HMR Compound, except that (i) LeukoSite shall not be required to make any payments under this Section 3.8(c)(i) with respect to the first $500,000 of milestone payments actually received by LeukoSite or the Surviving Corporation at any time after the Effective Time pursuant to the HMR Agreement (PROVIDED, HOWEVER, that the foregoing provisions of this clause (i) shall not apply in the event that LeukoSite makes a determination that it will not deliver to HMR the third high-throughput assay for a Collaboration Target Inhibitor that is reflected as part of the second milestone under Section 4.3 of the HMR Agreement) and (ii) with respect to up to $1,000,000 of milestone payments (the "SPECIAL MILESTONE PAYMENTS") actually received by LeukoSite or the Surviving Corporation pursuant to the HMR Agreement at any time after LeukoSite or the Surviving Corporation shall have previously received, from and after the Effective Time, an aggregate of $1,500,000 in milestone payments under the HMR Agreement, LeukoSite shall only be required to make payment, in accordance with Section 3.6, of an amount equal to twenty five percent (25%) of any and all of the Special Milestone Payments;

               (ii) an amount equal to twenty-five percent (25%) of any royalty payments actually received by LeukoSite from HMR under the HMR Agreement for sales of any HMR Compound by HMR to third parties, PROVIDED that (A) in the case of any such sales made in any of the Major Geographical Areas, such sales are made by HMR at any time during the first five (5) years after the First Commercial Sale of such HMR Compound in such Major Geographical Area, and (B) in the case of any such sales made in any of the Other Countries of the world, such sales are made by HMR at any time during the first five (5) years after the First Commercial Sale of such HMR Compound in any of the Major Geographical Areas; and

               (iii) an amount equal to twelve and a half percent (12.5%) of any royalty payments actually received by LeukoSite from HMR under the HMR

     Agreement for sales of any HMR Compound by HMR to third parties, PROVIDED that (A) in the case of any such sales made in any of the Major Geographical Areas, such sales are made by HMR at any time during the second five (5) years after the First Commercial Sale of such HMR Compound in such Major Geographical Area, and (B) in the case of any such sales made in any of the Other Countries of the world, such sales are made by HMR at any time during the second five (5) years after the First Commercial Sale of such HMR Compound in any of the Major Geographical Areas.

          Consideration received by LeukoSite or the Surviving Corporation from HMR that is not in the form of cash shall be valued by LeukoSite's Board of Directors in good faith as of the date of receipt of such consideration by LeukoSite. Promptly following any such valuation of any such non-cash consideration, LeukoSite shall provide written notice to the Stockholder Representatives of the results of any such valuation and the basis therefor.

          In the event that LeukoSite shall receive payment from HMR in the form of equity securities of any person and that such payment is subject to the provisions of this Section 3.8(c), then, in lieu of making payment in accordance with the provisions of this Section 3.8(c) of any such equity securities, LeukoSite shall have the right to make cash payments pursuant to this Section 3.8(c) equal in amount to the value of such equity securities. Notwithstanding the foregoing or anything else expressed or implied in this Section 3.8(c) to the contrary, in no event shall LeukoSite be required, pursuant to this Section 3.8(c), to pay, provide or otherwise share any portion of any equity interests in any joint venture that are issued to, or acquired by, LeukoSite or any of its Affiliates. No HMR Payments, or any portion thereof, shall consist of or include any such equity interests.

          Any payment that LeukoSite is required to make pursuant to this
     Section 3.8(c) shall be made within thirty (30) days following LeukoSite's or the Surviving Corporation's receipt of consideration from HMR.

          (d) MAXIMUM PAYMENT. Notwithstanding anything in this Section 3.8 expressed or implied to the contrary, in no event shall the cumulative aggregate amount or value of consideration that LeukoSite shall be required to provide pursuant to Sections 3.8(a), 3.8(b)(i) and 3.8(c)(i) exceed the sum of $20,000,000. Consideration from a Partner or HMR that is not in the form of cash shall be valued by LeukoSite's Board of Directors in good faith as of the date of receipt of such consideration by LeukoSite or the Surviving Corporation and shall be included for purposes of determining whether the maximum payment set forth in the preceding sentence has been reached.

          (e) PROSCRIPT PROGRAMS. LeukoSite represents and warrants that, as of the date of this Agreement and based upon the information available to it as of such date, it intends to continue the development and commercialization of Product Candidates included in the ProScript Programs. However, it is agreed by the Company and LeukoSite that, from and after the date hereof, the ProScript Programs shall be evaluated by LeukoSite in the context of the overall research and development programs undertaken from time to time by LeukoSite (the "LEUKOSITE R&D PROGRAMS"). In making determinations concerning whether, when and/or in what manner to develop, market or commercialize any Product Candidate or any other compound included in any ProScript Program from and after the date hereof, LeukoSite shall use the same criteria that it applies in making such or similar evaluations and determinations concerning the LeukoSite R&D Programs. Specifically, and without limiting the generality of the foregoing sentence, LeukoSite shall take into account its available financial resources and personnel, LeukoSite's commitments and obligations to its corporate partners, the ease of, and the timeframe for, obtaining regulatory approval, the potential therapeutic benefits of the drug candidate, the level of competition in the marketplace for the drug candidate, the relative costs of pre-clinical and clinical development of any Product Candidate or any compound in a ProScript Program as compared with LeukoSite's other drug development candidates, the results and data obtained in any pre-clinical or clinical trials, and the relative potential economic returns to LeukoSite from the development, sale, marketing or other commercialization of any Product Candidate or any compound in a ProScript Program as compared to any of LeukoSite's other drug development candidates. After making a thorough evaluation utilizing the criteria described above, LeukoSite may continue, modify, postpone or terminate any ProScript Program or the development and commercialization of any Product Candidate. The Stockholders' Representatives shall have the right to obtain information about the status of the ProScript Programs pursuant to Section
     9.13 hereof.

          (f) CONTINGENT ROYALTY PAYMENTS. If LeukoSite or its Affiliate markets and sells a Product Candidate or a Related Compound to third parties who are not Affiliates of LeukoSite, then, subject to the provisions set forth below in this Section 3.8(f) and in Section 3.8(g) hereof, LeukoSite shall make payment, in accordance with Section 3.6, of the following amounts (each amount, individually, a "CONTINGENT ROYALTY PAYMENT" and, collectively, the "CONTINGENT ROYALTY PAYMENTS"):

               (i) an amount equal to ten percent (10%) of the Net Sales that are generated by LeukoSite or its Affiliates from sales of such Product Candidate to third parties who are not Affiliates of LeukoSite, PROVIDED that (A) in the case of any such sales made in any of the Major Geographical Areas, such sales are made by LeukoSite or its Affiliates at any time during the first five (5) years after the First Commercial Sale of such Product Candidate in such Major Geographical Area, and (B) in the case of any such sales made in any of the Other Countries of the world, such sales are made by LeukoSite or its Affiliates at any time during the first five (5) years after the First Commercial Sale of such Product Candidate in any of the Major Geographical Areas;

               (ii) an amount equal to five percent (5%) of the Net Sales that are generated by LeukoSite or its Affiliates from sales of such Product Candidate to third parties who are not Affiliates of LeukoSite, PROVIDED that (A) in the case of any such sales made in any of the Major Geographical Areas, such sales are made by LeukoSite or its Affiliates at any time during the second five (5) years after the First Commercial Sale of such Product Candidate in such Major Geographical Area, and (B) in the case of any such sales made in any of the Other Countries of the world, such sales are made by LeukoSite or its Affiliates at any time during the second five (5) years after the First Commercial Sale of such Product Candidate in any of the Major Geographical Areas;

               (iii) an amount equal to five percent (5%) of the Net Sales that are generated by LeukoSite or its Affiliates from sales of such Related Compound to third parties who are not Affiliates of LeukoSite, PROVIDED that (A) in the case of any such sales made in any of the Major Geographical Areas, such sales are made by LeukoSite or its Affiliates at any time during the first five (5) years after the First Commercial Sale of such Related Compound in such Major Geographical Area, and (B) in the case of any such sales made in any of the Other Countries of the world, such sales are made by LeukoSite or its Affiliates at any time during the first five (5) years after the First Commercial Sale of such Related Compound in any of the Major Geographical Areas; and/or

               (iv) an amount equal to two and half percent (2.5%) of the Net Sales that are generated by LeukoSite or its Affiliates from sales of such Related Compound to third parties who are not Affiliates of LeukoSite, PROVIDED that (A) in the case of any such sales made in any of the Major Geographical Areas, such sales are made by LeukoSite or its Affiliates at any time during the second five (5) years after the First Commercial Sale of such Related Compound in such Major Geographical Area, and (B) in the case of any such sales made in any of the Other Countries of the world, such sales are made by LeukoSite or its Affiliates at any time during the second five (5) years after the First Commercial Sale of such Related Compound in any of the Major Geographical Areas.

          The Contingent Royalty Payments shall be paid in U.S. dollars and within thirty (30) days after the close of each calendar quarter beginning with the first full calendar quarter after the date on which LeukoSite actually receives payments for Net Sales with respect to any Product Candidate or any Related Compound.

          Notwithstanding anything expressed or implied in this Section 3.8(f) (except to the extent otherwise provided in the next paragraph) or elsewhere in this Agreement to the contrary, LeukoSite shall be required to make payment of Contingent Royalty Payments pursuant to this Section 3.8(f) only with respect to (i) the first Product Candidate or Related Compound that is a member of the same boronate class of proteasome inhibitors as PS-341 and that is to be marketed and sold by LeukoSite or any of its Affiliates (the "SECTION 3.8(f) 341 COMPOUND") and (ii) the first Product Candidate or Related Compound that is a member of the same lactacystin class of proteasome inhibitors as PS-519 and that is to be marketed and sold by LeukoSite or any of its Affiliates (the "SECTION 3.8(f) 519 COMPOUND"). It is further specifically acknowledged and agreed that the foregoing provisions of this paragraph shall apply regardless of the number of Product Candidates and/or Related Compounds that are marketed and sold by LeukoSite or any of its Affiliates and that there shall be, for purposes of this Agreement, only a single Section 3.8(f) 341 Compound and a single Section 3.8(f) 519 Compound. For purposes of this Agreement, the term "SECTION 3.8(f) COMPOUND" shall mean either or both, as the context may require, of the
     Section 3.8(f) 341 Compound and the Section 3.8(f) 519 Compound.

          If, within two years of the First Commercial Sale of a Section 3.8(f) Compound in a Major Geographical Area or in one of the Other Countries, LeukoSite or its Affiliates begins to market and sell a Follow-on Product (as defined below) with respect to such Section 3.8(f) Compound in such Major Geographical Area or in one of the Other Countries, then, at such time as Net Sales of such Follow-on Product in such Major Geographical Area or in the Other Countries, as the case may be, exceeds Net Sales of such
     Section 3.8(f) Compound for three consecutive calendar quarters, the Contingent Royalty Payments contemplated by this Section 3.8(f) shall become payable with respect to such Follow-on Product and shall cease to be payable with respect to such Section 3.8(f) Compound. For purposes of calculating the Contingent Royalty Payments that may become due with respect to any such Follow-on Product, the First Commercial Sale of such Follow-on Product in any Major Geographical Area shall be deemed to have occurred at the time of the First Commercial Sale in such Major Geographical Area of the Section 3.8(f) Compound to which such Follow-on Product is related pursuant to the provisions of this paragraph; PROVIDED, HOWEVER, that nothing in this sentence shall be construed as providing for the payment of Contingent Royalty Payments in respect of a Follow-on Product for any period of time prior to the time in which such Follow-on Product superseded the applicable Section 3.8(f) Compound in accordance with the provisions set forth above in this paragraph. The term "FOLLOW-ON PRODUCT" shall mean (i) with respect to the Section 3.8(f) 341 Compound, a single other Product Candidate or Related Compound that is a member of the same boronate class of proteasome inhibitors as PS-341, that targets at least one of the indications targeted by the Section 3.8(f) 341 Compound and that is marketed by LeukoSite with the intention of cannibalizing the
     Section 3.8(f) 341 Compound and (ii) with respect to the Section 3.8(f) 519 Compound, a single other Product Candidate or Related Compound that is a member of the same lactacystin class of proteasome inhibitors as PS-519, that targets at least one of the indications targeted by the Section 3.8(f) 519 Compound and that is marketed by LeukoSite with the intention of cannibalizing the Section 3.8(f) 519 Compound.

          For purposes of clarification, it is hereby understood and agreed by the parties that the transfer or grant to any third party who is not an Affiliate of LeukoSite of the right to market or sell a Product Candidate or a Related Compound shall not be subject to this Section 3.8(f) but shall be subject to Section 3.8(b) hereof.

          (g) REDUCTION OF AGGREGATE CONTINGENT CONSIDERATION PAYMENTS.

               (i) DEVELOPMENT COSTS FOR CERTAIN PRODUCT CANDIDATES AND RELATED COMPOUNDS. In the event that LeukoSite is obligated, pursuant to any of the provisions of this Section 3.8, to make an Aggregate Contingent Consideration Payment with respect to a Product Candidate (other than PS-519 or PS-341) or a Related Compound, then LeukoSite shall have the right to offset against such Aggregate Contingent Consideration Payment all or any portion of the reasonable direct and indirect costs (including, without limitation, applicable overhead) incurred by LeukoSite or the Surviving Corporation in connection with pre-clinical and clinical development of such Product Candidate or Related Compound through the earlier of (i) the approval of the Investigational New Drug Application or its equivalent filed with respect to such Product Candidate or Related Compound or (ii) the commencement of Phase I human clinical trials with respect to such Product Candidate or Related Compound.

               (ii) PATENT EXPIRATION AND PATENT INVALIDITY. If (a) any patent or patent application that covers any Product Candidate or any Related Compound in any country or countries of the world is declared by any court of competent jurisdiction to be invalid or unenforceable or to infringe the rights of any third party, or (b) any patent that covers any Product Candidate or any Related Compound in any country or countries of the world expires and competition from a generic product develops in such country or countries, then LeukoSite shall be entitled to reduce by fifty percent (50%) the portion of any and all Contingent Royalty Payments that LeukoSite would otherwise be obligated, pursuant to Section 3.8(f), to pay in respect of sales of any such Product Candidate or Related Compound in such country or countries.

               (iii) PAYMENTS IN RESPECT OF THIRD PARTY PATENTS AND TECHNOLOGY. If (a) LeukoSite reasonably determines that (i) a patent owned, held or licensed by a third party that is not an Affiliate of LeukoSite covers the development, manufacture, use or sale of a Product Candidate or a Related Compound or that development, manufacture, use or sale of a Product Candidate or a Related Compound infringes an issued and unexpired patent of a third party that is not an Affiliate of LeukoSite (each, a "BLOCKING THIRD PARTY PATENT") or (ii) a patented or proprietary complementary technology owned by a third party is necessary for LeukoSite's development, manufacture, use or sale of a Product Candidate or a Related Compound (a "COMPLEMENTARY TECHNOLOGY"), and (b) LeukoSite in-licenses such Blocking Third Party Patent or Complementary Technology pursuant to terms requiring LeukoSite to make payments to such third party, then, subject to the provisions of Section 3.8(g)(v) below, fifty percent (50%) of the amount of any payments that LeukoSite is required to pay in connection with such in-licensed Blocking Third Party Patent or Complementary Technology shall be offset by LeukoSite against any and all Aggregate Contingent Consideration Payments that LeukoSite is required to pay pursuant to this
     Section 3.8 with respect to such Product Candidate or Related Compound, PROVIDED that in no event shall the amount of any

     LeukoSite Contingent Milestone Payment, Contingent Partner Licensing Payment or Contingent Royalty Payment that would otherwise be payable by LeukoSite pursuant to this Section 3.8 be reduced by more than fifty percent (50%) pursuant to this Section 3.8(g)(iii). In the event that LeukoSite shall in-license Complementary Technology, LeukoSite shall use commercially reasonable efforts to get the licensor of any such Complementary Technology to agree to indemnify LeukoSite from third party infringement claims arising from LeukoSite's use of such Complementary Technology.

               (iv) PAYMENTS UNDER HARVARD LICENSE AGREEMENTS IN RESPECT OF ANY HMR COMPOUND. If, but only if, at any time after the Effective Time, LeukoSite renegotiates the HMR Agreement such that the milestone or royalty payments payable to LeukoSite or the Surviving Corporation under the HMR Agreement are higher than the amount of any such payments that are payable to the Surviving Corporation under the HMR Agreement as in effect on the date hereof, then fifty percent (50%) of any payments made by LeukoSite or the Surviving Corporation pursuant to either Harvard License Agreement in connection with, or as a result of, the development, manufacture, use or sale of any HMR Compound shall be offset by LeukoSite against any and all HMR Payments that LeukoSite is required to pay pursuant to Section 3.8(c) with respect to such HMR Compound. Notwithstanding the foregoing, in no event shall the amount of any HMR Payment with respect to any HMR Compound be less, by virtue of this Section 3.8(g)(iv), than the amount that would have been received under Section 3.8(c) with respect to such HMR Compound if the terms of the HMR Agreement had not been renegotiated.

               (v) PAYMENTS UNDER HARVARD LICENSE AGREEMENTS IN RESPECT OF ANY PRODUCT CANDIDATES OR RELATED COMPOUNDS. If LeukoSite, the Surviving Corporation, any of LeukoSite's other Affiliates or any Partner makes any royalty payment pursuant to either Harvard License Agreement in connection with, or as a result of, the development, manufacture, use or sale of a Product Candidate or Related Compound, and if such Product Candidate or Related Compound is a member of the same lactacystin class of proteasome inhibitors as PS-519, then (A) any and all Contingent Partner Licensing Payments that LeukoSite is required to pay pursuant to clause (iii) of
     Section 3.8(b) with respect to such Product Candidate shall be calculated as if the percentage set forth in such clause (iii) were 25% instead of 12.5% and (B) any and all Contingent Partner Licensing Payments that LeukoSite is required to pay pursuant to clause (v) of Section 3.8(b) with respect to such Related Compound shall be calculated as if the percentage set forth in such clause (v) were 12.5% instead of 6.25%. In addition, if LeukoSite, the Surviving Corporation, any of LeukoSite's other Affiliates or any Partner makes any royalty payment pursuant to either Harvard License Agreement in connection with, or as a result of, the development, manufacture, use or sale of a Product Candidate or Related Compound, and if such Product Candidate or Related Compound is a member of the same lactacystin class of proteasome inhibitors as PS-519, then fifty percent (50%) of the amount of any such royalty payment shall be offset by LeukoSite against any and all Contingent Partner Licensing Payments that LeukoSite is required to pay pursuant to clauses (ii), (iii), (iv) and/or (v) of Section 3.8(b) with respect to such Product Candidate or Related Compound, PROVIDED that (X) in no event shall the amount of any Contingent Partner Licensing Payment payable by LeukoSite pursuant to clauses (ii) and (iv) of Section 3.8(b) with respect to such Product Candidate be less, by virtue of the operation of the provisions of this Section 3.8(g)(v) and Section 3.8(g)(iii), than an amount equal to one percent (1%) of the Net Sales generated by a Partner and its Affiliates from sales of such Product Candidate to third parties who are not Affiliates of such Partner and (Y) in no event shall the amount of any Contingent Partner Licensing Payment payable by LeukoSite pursuant to clauses (iii) and (v) of Section 3.8(b) with respect to such Related Compound be less, by virtue of the operation of the provisions of this
     Section 3.8(g)(v) and Section 3.8(g)(iii), than an amount equal to one-half of one percent (0.5%) of the Net Sales generated by a Partner and its Affiliates from sales of such Related Compound to third parties who are not Affiliates of such Partner.

               (h) APPLICATION OF OFFSET RIGHTS TO SUBSEQUENT PAYMENTS. In the event that, pursuant to any provision of this Agreement (including, without limitation, any provision of this Section 3.8 or any provision of Section 14 hereof), LeukoSite shall be entitled to offset or setoff any amount or amounts (in each instance, a "SETOFF AMOUNT") against all or any portion of the Merger Consideration (in accordance with the terms and limitations set forth in this Agreement), and that, after giving effect to any such offset or setoff right (in accordance with the terms and limitations set forth in this Agreement), a portion of such Setoff Amount remains unsatisfied, then the parties hereby agree that LeukoSite shall be entitled to offset or setoff any such unsatisfied Setoff Amount against any and all subsequent payments of Merger Consideration that LeukoSite is required to make pursuant to this Agreement until such unsatisfied Setoff Amount shall have been fully offset. Notwithstanding the foregoing, the parties hereby acknowledge that the provisions of Sections 3.8(g)(iii), (iv) and (v) contemplate and permit (under certain circumstances specified therein) set-offs and offsets of certain amounts relating to a Product Candidate, Related Compound or HMR Compound, as the case may be, solely against the portion of any Merger Consideration then owed or that may be payable in the future by LeukoSite pursuant to this Agreement with respect to such Product Candidate, Related Compound or HMR Compound, as the case may be, and that the provisions of this Section 3.8(h) shall not be construed so as to permit LeukoSite to set-off or offset, pursuant to Sections 3.8(g)(iii),
     (iv) and (v), any amount relating to a Product Candidate, Related Compound or HMR Compound against any portion of the Merger Consideration attributable to a Product Candidate, Related Compound or HMR Compound other than such Product Candidate, Related Compound or HMR Compound, as the case may be.

               (i) INFRINGEMENT ACTION RECOVERIES. In the event that LeukoSite shall be awarded damages in connection with any suit or arbitration against a third party for infringement of intellectual property rights that pertain to any Section 3.8(f) Compound, then any amounts actually received by LeukoSite in payment of such damages shall be treated, for purposes of
     Section 3.8(f) hereof, as if they were Net

     Sales of such Section 3.8(f) Compound arising from sales of such Section 3.8(f) Compound during the years during which the infringement was occurring. In the event that a Partner shall be awarded damages in connection with any suit or arbitration against a third party for infringement of intellectual property rights that pertain to a Product Candidate or Related Compound being marketed by such Partner and that such Partner makes payment to LeukoSite of a portion of such awarded damages, then the portion of such awarded damages that is actually received by LeukoSite from such Partner shall be treated, for purposes of Section 3.8(b) hereof, as if they were royalty payments received by LeukoSite from such Partner arising from sales of such Product Candidate or Related Compound by such Partner during the years during which the infringement was occurring. If any infringement covered by the provisions of this Section 3.8(h) occurred over a period of more than one year, then, for purposes of this Section 3.8(h), any amounts actually received by LeukoSite in connection with such infringement shall be apportioned equally among the years during which such infringement was occurring and, thereafter, the amount apportioned to each year shall be treated as either (i) Net Sales or
     (ii) royalty payments received by LeukoSite, from sales of the applicable Product Candidate or Related Compound, as the case may be, during such year.

     3.9 DELIVERY OF REPORTS; AUDIT RIGHTS; INTEREST. Simultaneously with the delivery of each Contingent Partner Licensing Payment, HMR Payment and Contingent Royalty Payment pursuant to the relevant portions of Section 3.8 above, LeukoSite shall deliver to the Stockholder Representatives a report indicating the appropriate calculation(s) for each payment, including with respect to each Product Candidate or Related Compound, an accounting of the deductions from Net Sales permitted by the definition thereof, and the total amounts owed. LeukoSite will keep records in sufficient detail to enable the Stockholder Representatives to verify the accuracy of any report delivered pursuant to this Section 3.9 for a period of not less than two (2) years after the end of the calendar quarter to which such records apply. Subject to the execution of a standard form confidentiality and non-disclosure agreement, an independent certified public accountant selected by the Stockholder Representatives shall have reasonable access to the records of LeukoSite, during reasonable business hours, upon not less than five (5) business days' notice to LeukoSite, solely for the purpose of verifying the accuracy of any report delivered by LeukoSite pursuant to this Section 3.9, and not more than once during any twelve (12) consecutive month period. The accountant selected by the Stockholder Representatives shall not disclose any information other than information relating solely to the accuracy of the reports and payments made under Section 3.8 of this Agreement. Any audits under this Section 3.9 shall be at the expense of the Stockholders and/or the Stockholder Representatives, PROVIDED, however, that if LeukoSite has underpaid a Contingent Partner Licensing Payment, HMR Payment or Contingent Royalty Payment due under this Agreement by more than ten percent (10%), LeukoSite shall reimburse the Stockholders and/or the Stockholder Representatives, as the case may be, for the cost of such audit. Any Aggregate Contingent Consideration Payments not paid when due under this Agreement shall bear interest at an annual rate equal to the prime rate established by the Wall Street Journal as of the date such amount is due until the date such amount is paid in full.

4.   PROCEDURES.

     4.1. CERTIFICATES. After the Effective Time, stock certificates (each, a "CERTIFICATE," and collectively, the "CERTIFICATES") representing shares of Company Stock that, pursuant to the provisions of Section 3.6(a) above, entitle the holder thereof to receive therefor the Merger Consideration pursuant to the Merger, will be conclusively deemed to represent the right to receive such Merger Consideration.

     4.2. EXCHANGE OF CERTIFICATES. As promptly as practicable after the Effective Time, LeukoSite (or its designee) will send to each Stockholder transmittal materials for use in exchanging their Certificates for the Merger Consideration to which such Stockholder may be entitled as determined in accordance with the provisions of this Agreement. Upon surrender of a Certificate to LeukoSite (or its designee), together with a duly executed letter of transmittal and any other documents reasonably required by LeukoSite, the holder of such Certificate will be entitled to receive, in exchange for such Certificate, the portion of the Merger Consideration to which such holder may be entitled (as determined in accordance with the provisions of this Agreement), and such Certificate will be canceled.

     4.3. NO TRANSFERS. After the Effective Time, no transfers of shares of Company Stock will be made in the stock transfer books of the Company. If, after the Effective Time, Certificates are presented (for transfer or otherwise) to the Surviving Corporation or its transfer agent for Company Stock, they will be canceled and exchanged for the portion of the Merger Consideration deliverable in respect thereof (or returned to the presenting person, if such Certificate represents Dissenting Shares).

     4.4. TERMINATION OF RIGHTS. After the Effective Time, holders of Company Stock will cease to be, and will have no rights as, stockholders of the Company, other than (i) in the case of shares other than Dissenting Shares, the rights to receive the Merger Consideration, as provided in this Agreement, and (ii) in the case of Dissenting Shares, the rights afforded to the holders thereof under
Section 262 of the DGCL.

     4.5. ABANDONED PROPERTY. Neither LeukoSite nor the Company nor any other person will be liable to any holder or former holder of shares of Company Stock for any shares, or any dividends or other distributions with respect thereto, properly delivered to a public official pursuant to applicable abandoned property, escheat, or similar laws.

     4.6. LOST CERTIFICATES, ETC. In the event that any Certificate has been lost, stolen, or destroyed, then upon receipt by LeukoSite of appropriate evidence as to such loss, theft, or destruction, and to the ownership of such Certificate by the person claiming such Certificate to be lost, stolen, or destroyed, and the receipt by LeukoSite (or its designee) of appropriate and customary indemnification, then such person shall be entitled to receive the appropriate portion of the Merger Consideration pursuant to the provisions of
Section 3.6(a) of this Agreement.

     4.7  STOCKHOLDERS' REPRESENTATIVES.

               (a) In order to efficiently administer the transactions contemplated hereby, including (i) the waiver of any condition to the obligations of the Stockholders to consummate the transactions contemplated hereby, (ii) the defense and/or settlement of any claims for which the Stockholders and the Bonus Recipients may be required to indemnify LeukoSite and/or the Surviving Corporation pursuant to Section 14 below or for which LeukoSite shall have the right of set-off pursuant to this Agreement, (iii) the exercise of the rights of Stockholders and the Bonus Recipients hereunder, and (iv) the orderly distribution of the Merger Consideration from LeukoSite to the Stockholders and the Bonus Recipients, the Stockholders and the Bonus Recipients hereby designate Robert Hannon, Daniel Burns and John Littlechild, acting jointly, as their representatives (in such capacity, the "STOCKHOLDERS' REPRESENTATIVES"). Notwithstanding anything expressed or implied in the foregoing provisions of this Section 4.7(a) or elsewhere in this Agreement to the contrary, John Littlechild's authority to act as a Stockholders' Representative shall be limited only to those matters relating to the orderly distribution of the Merger Consideration from LeukoSite to the Stockholders and the Bonus Recipients, and with respect to any other matters on which the Stockholders' Representatives have the authority to act John Littlechild shall not be a Stockholders' Representative.

               (b) The Stockholders and the Bonus Recipients hereby authorize the Stockholders' Representatives, acting jointly, (i) to take all action necessary in connection with the waiver of any condition to the obligations of the Stockholders to consummate the transactions contemplated hereby, or the defense and/or settlement of any claims for which the Stockholders and the Bonus Recipients may be required to indemnify LeukoSite, the Merger Sub and/or the Surviving Corporation pursuant to Section 14 below or for which LeukoSite shall have the right of set-off pursuant to this Agreement, (ii) to determine the Stockholders and the Bonus Recipients to whom Merger Consideration from LeukoSite shall be distributed, the amount of consideration to be so distributed, and the address of such Stockholders and the Bonus Recipients, and to receive such Merger Consideration and distribute it pursuant to Section 3.6 hereof, (iii) to give and receive all notices required to be given under this Agreement, and (iv) to take any and all additional action as is contemplated to be taken by or on behalf of the Stockholders and the Bonus Recipients by the terms of this Agreement or to enforce against LeukoSite its obligations under the terms of this Agreement. In order for any action, consent, approval or determination taken or made by the Stockholders' Representatives to be valid, binding and enforceable, it must be taken or made by joint action of both Stockholders' Representatives. Neither of the Stockholders' Representatives shall have any power or authority to take any action individually without the other, and, in the event that either of the Stockholders' Representatives takes any action individually without the other, such action shall not be binding or of any force or effect whatsoever.

               (c) In the event that Robert Hannon or Daniel Burns or their respective substitutes as one of the Stockholders' Representatives, dies, becomes unable to perform his responsibilities hereunder or resigns from such position, the Stockholders entitled to an aggregate Merger Consideration Portion of greater than 50% at such time shall select another representative to fill such vacancy and such substituted representative shall be deemed to a Stockholders' Representative for all purposes of this Agreement and the documents delivered pursuant hereto. In the event that John Littlechild or his substitutes as one of the Stockholders' Representatives dies, becomes unable to perform his responsibilities hereunder or resigns from such position, the Note Holders, acting jointly, shall select another representative to fill such vacancy and such substituted representative shall be deemed to a Stockholders' Representative for all purposes of this Agreement and the documents delivered pursuant hereto with respect to such matters as John Littlechild is authorized to act as Stockholders' Representative pursuant to this Agreement.

               (d) All decisions and actions by the Stockholders' Representatives, including without limitation any agreement between the Stockholders' Representatives and LeukoSite relating to the defense or settlement of any claims for which the Stockholders and the Bonus Recipients may be required to indemnify LeukoSite, Merger Sub and/or the Surviving Corporation pursuant to Section 14 below or for which LeukoSite shall have the right of set-off pursuant to this Agreement, shall be binding upon all of the Stockholders and the Bonus Recipients and no Stockholder or Bonus Recipient shall have the right to object, dissent, protest or otherwise contest the same.

               (e) By virtue of the adoption of this Agreement and the approval of the Merger by the stockholders at a meeting of stockholders (or by written consent in lieu of a meeting) pursuant to, and in accordance with, the applicable provisions of the DGCL, each Stockholder (regardless of whether or not such Stockholder votes in favor of the adoption of this Agreement and the approval of the Merger at such meeting or by written consent) that is not a holder of Dissenting Shares hereby agrees that:

                    (i) LeukoSite shall be able to rely conclusively on the joint instructions and decisions of the Stockholders' Representatives as to the settlement of any claims for indemnification by LeukoSite, Merger Sub and/or the Surviving Corporation pursuant to Section 14 below or for which LeukoSite shall have the right of set-off pursuant to this Agreement, or as to any other actions required or permitted to be taken by the Stockholders' Representatives hereunder, and no party hereunder shall have any cause of action against LeukoSite to the extent LeukoSite has relied upon the joint instructions or decisions of the Stockholders' Representatives;

                    (ii) all actions, decisions and instructions of the Stockholders' Representatives shall be conclusive and binding upon all of the Stockholders and no Stockholder shall have any cause of action against either of the Stockholders' Representatives for any action taken, decision made or instruction given by the Stockholders' Representatives, acting jointly, under this Agreement, except for fraud or willful breach of this Agreement by the Stockholders' Representatives;

                    (iii) the provisions of this Section 4.7 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Stockholder may have in connection with the transactions contemplated by this Agreement;

                    (iv) remedies available at law for any breach of the provisions of this Section 4.7 are inadequate; therefore, LeukoSite, Merger Sub and/or the Surviving Corporation shall be entitled to seek temporary and permanent injunctive relief without the necessity of proving damages if either LeukoSite, Merger Sub and/or the Surviving Corporation brings an action to enforce the provisions of this Section 4.7; and

                    (v) the provisions of this Section 4.7 shall be binding upon the executors, heirs, legal representatives, personal representatives, successor trustees, and successors of each Stockholder and any references in this Agreement to a Stockholder or the Stockholders shall mean and include the successors to the Stockholder's rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

               (f) All fees and expenses incurred by the Stockholders' Representatives shall be paid by the Stockholders (other than holders of Dissenting Shares) in proportion to the aggregate Merger Consideration Portion held by each of them; provided, that in no event shall any Stockholder be liable for any such fees or expenses in excess of the aggregate Merger Consideration paid to such Stockholder, without such Stockholder's prior written consent.

     4.8. EFFECT OF STOCKHOLDER APPROVAL. Subject to the provisions of the last sentence of this Section 4.8, the adoption of this Agreement and the approval of the Merger by the stockholders at a meeting of stockholders (or by written consent in lieu of a meeting) pursuant to, and in accordance with, the applicable provisions of the DGCL shall be deemed to constitute approval by each Stockholder individually (regardless of whether or not such Stockholder votes in favor of the adoption of this Agreement and the approval of the Merger at such meeting or by written consent), to the same extent as if such Stockholder were a party to this Agreement, of (i) all of the provisions of this Agreement that pertain to the Stockholders, that impose liabilities, obligations or burdens on the Stockholders (including, without limitation, the indemnification provisions of Section 14 hereof) or that limit the rights of the Stockholders (including, without limitation, with respect to the right of the Stockholders to receive all or any portion of the Merger Consideration), (ii) the appointment of the Stockholders' Representatives, (iii) the grant to the Stockholders' Representatives of all of the powers, rights and privileges contemplated under this Agreement (including, without limitation, those set forth in Section 4.7 hereof), (iv) the provisions of this Agreement concerning the replacement and substitution of either of the Stockholders' Representatives, and (v) the provisions of this Agreement that authorize LeukoSite to exercise any right of set-off. The exercise of any Surviving Warrant by any holder thereof shall be deemed to constitute approval by such holder, to the same extent as if such holder were a party to this Agreement, of all of the matters set forth in the foregoing clauses (i) through (v). Each Stockholder (other than holders of Dissenting Shares) and Bonus Recipient acknowledges and agrees that the payment by LeukoSite of the Merger Consideration to the Stockholder Representatives shall constitute payment in accordance with Section
3.6. Notwithstanding the foregoing, the provisions of this Section 4.8 shall not apply to those Stockholders that duly exercise the appraisal rights afforded to dissenting stockholders pursuant to Section 262 of the DGCL.

5. STOCK OPTIONS AND WARRANTS. Prior to the Effective Time, the Company and its Board of Directors shall (i) take all actions necessary to effect the exercise and/or termination of each option to purchase Company Stock ("COMPANY OPTIONS"), whether issued under one of the Company's option plans or otherwise, and (ii) use reasonable efforts to cause each holder of a warrant to purchase Company Stock outstanding at any time prior to the Effective Time (the "COMPANY WARRANTS") to exercise or agree to the termination of the warrant in full prior to the Effective Time. LeukoSite will not assume any Company Option or Company Warrant. Notwithstanding the foregoing, any Company Warrant not exercised or terminated prior to the Effective Time (such Company Warrants being referred to herein as the "SURVIVING WARRANTS") will be exercisable on the terms set forth therein and, upon proper exercise and delivery of such original Surviving Warrant to LeukoSite for cancellation and the payment of the exercise price of such Surviving Warrant to LeukoSite, shall entitle the holder thereof to receive from LeukoSite the aggregate Merger Consideration to which such holder would have been entitled to if such Surviving Warrant, to the extent exercised, had been so exercised immediately prior to the Effective Time. In the event that any Surviving Warrant expires or terminates without having been exercised in full, LeukoSite shall distribute, in accordance with the provisions of Section 3.6, the Merger Consideration to which the holder of such Surviving Warrant would have been entitled to prior to such expiration or termination if the unexercised portion of such Surviving Warrant had been exercised in full immediately prior to the Effective Time.

6.   REGISTRATION AND LOCK-UP OF LEUKOSITE COMMON STOCK.

     6.1  REGISTRATION OF SHARES.

          (a) DEMAND REGISTRATIONS ON FORM S-3

               (i) WRITTEN REQUEST; INCLUSION OF SHARES. Subject to the limitations set forth herein, in the event that LeukoSite shall receive from any Note Holder or Note Holders a written request or requests that LeukoSite effect a registration on Form S-3, or any successor or substitute form (the "STOCKHOLDER REGISTRATION STATEMENT"), with respect to all or a portion of the Payment Shares owned by such Note Holder or Note Holders, then LeukoSite will promptly give written notice of the proposed registration and the Note Holder's or Note Holders' request therefor to all other Note Holders (if any) and, as soon as practicable, use reasonable best efforts to effect such registration of all or such portion of such

     Payment Shares as are specified in such request, together with all or such portion of the Payment Shares of any other Note Holder or Note Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from LeukoSite; PROVIDED, HOWEVER, that LeukoSite shall have no obligation under this
     Section 6.1(a) if LeukoSite has previously given a notice to the Noteholders of the type specified in Section 6.1(b) hereof, or this Section 6.1(a), for so long as LeukoSite is continuing to pursue the registration referred to in such notice. LeukoSite may not include in any registration pursuant to this Section 6.1(a) additional shares of LeukoSite Common Stock for sale for its own account or for the account of any other person. No registration under this Section 6.1(a) shall be underwritten unless LeukoSite shall otherwise elect in its sole and absolute discretion.

               (ii) SELECTION OF UNDERWRITERS. If a registration under this
     Section 6.1(a) involves an underwritten offering, the underwriter or underwriters thereof shall be selected by LeukoSite.

               (iii) CERTAIN LIMITATIONS. In addition to the limitations set forth in Section 6.2 below, LeukoSite shall not be required to effect (A) more than two (2) registrations pursuant to the provisions of this Section 6.1(a), (B) more than one registration pursuant to the provisions of this
     Section 6.1(a) within any twelve month period or (C) any registration pursuant to this Section 6.1(a) if the Note Holder or Note Holders, together with the holders of any other securities of LeukoSite entitled to include such securities in such registration, propose to sell Payment Shares and such other securities (if any) at an aggregate price to the public of less than $750,000.

               (iv) LIMITATION ON REQUESTS. Notwithstanding anything in this
     Section 6.1(a) to the contrary, (A) no Note Holder may request a registration pursuant to this Section 6.1(a) within one hundred eighty
     (180) days of the effective date of any other registration statement filed by the Company with the SEC pursuant to this Section 6.1(a) or Section 6.1(b) hereof, and (B) no Note Holder may request a registration pursuant to this Section 6.1(a) at any time after the second anniversary of the Closing Date.

               (v) UNAVAILABILITY FOR FORM S-3. Notwithstanding anything to the contrary expressed or implied in this Agreement, if Form S-3 or any substitute form is not then available for the registration of such Payment Shares that would otherwise have been proposed to be sold and distributed by such Note Holder or Note Holders pursuant to this Section 6.1(a), the Company shall be obligated to prepare and file a registration statement pursuant to this Section 6.1(a) on Form S-1 at the written request or requests from any Note Holder or Note Holders given in accordance with
     Section 6.1(a)(i) and the provisions of this Section 6.1(a) shall govern and apply to such request or requests and such registration on Form S-1.

          (b) PIGGYBACK REGISTRATION. From and after the date hereof and prior to the expiration of the fifth anniversary of the Closing Date, whenever LeukoSite proposes to file a registration statement relating to an offering in which LeukoSite proposes to sell shares of LeukoSite Common Stock for its own account (other than registration statements on Form S-4 or Form S-8 or any successor form for securities to be offered in a transaction of the type contemplated by Rule 145 under the Securities Act or to employees or consultants of LeukoSite pursuant to any employee benefit plan), it will, prior to such filing, give at least 20 days' written notice to all Note Holders of its intention to do so (subject to the limitations set forth in paragraph (d) below) (the "PIGGYBACK NOTICE") and, upon the written request of one or more Note Holders given within ten (10) days after the LeukoSite Piggyback Notice is given (which request shall state the intended method of disposition of those Payment Shares requested to be included in such registration) (the "HOLDER INCLUSION NOTICE"), LeukoSite shall use reasonable best efforts to cause all Payment Shares which LeukoSite has been requested by such Note Holder or Note Holders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the Holder Inclusion Notice; PROVIDED, that (i) LeukoSite shall have the right to postpone or withdraw any registration effected pursuant to this Section 6.1(b) hereof without obligation to any Note Holder, and (ii) the number of Payment Shares proposed to be sold by any such Note Holder is at least fifty percent (50%) of the total number of Payment Shares then held by such Note Holder (or such lesser percentage if such Note Holder is cut-back pursuant to the priorities for registration set forth in Section 6.1(c) below.

          (c) LIMITS ON PIGGYBACK REGISTRATIONS. In connection with any offering under Section 6.1(b) hereof involving an underwriting, LeukoSite shall not be required to include any Payment Shares in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between LeukoSite and the underwriter(s) of such offering. If in the written opinion of the managing underwriter(s) of such offering the registration of all, or part of, the Payment Shares which the Note Holders have requested to be included pursuant to Section 6.1(b) hereof (the "Incidental SHARES") and/or which other holders of shares of LeukoSite Common Stock or other securities of LeukoSite entitled to include shares of LeukoSite Common Stock in such registration have requested to be included (collectively, the "QUALIFIED HOLDERS") would materially and adversely affect the success of such public offering or the price that would be received for any shares of LeukoSite Common Stock offered in the offering, then, notwithstanding anything in this Section 6 to the contrary, LeukoSite shall be required to include in the underwriting only that number of such shares, if any, which the managing underwriter(s) believe(s) may be sold without causing such adverse effect. If a registration pursuant to this Section 6 hereof involves an underwritten offering and the managing underwriter shall advise LeukoSite in writing that, in its opinion, the number of shares of LeukoSite Common Stock requested by the Qualified Holders to be included in such registration is likely to affect materially and adversely the success of the public offering or the price that would be received for any shares of LeukoSite Common Stock offered in such offering, then, notwithstanding anything in this Section 6 to the contrary, LeukoSite shall only be required to include in such registration to the extent of the number of shares of LeukoSite Common Stock which LeukoSite is so advised can be sold in such offering, (i) first, the number of shares of

LeukoSite Common Stock proposed to be included in such registration for the account of LeukoSite and/or any stockholders of LeukoSite that have exercised demand registration rights in accordance with the priorities, if any, then existing among LeukoSite and/or such stockholders of LeukoSite with demand registration rights, and (ii) second, the shares of LeukoSite Common Stock requested to be included in such registration by all other stockholders of LeukoSite (including, without limitation, the Note Holders), PRO RATA among such other stockholders (including, without limitation, the Note Holders) on the basis of the number of shares of LeukoSite Common Stock that each of them requested to be included in such registration.

          (d) FURTHER LIMITATIONS. Notwithstanding anything in this Section 6 to the contrary, LeukoSite shall not be required to provide any advance notice to Note Holders in connection with any offering involving an underwriting if LeukoSite has been informed in writing that in the opinion of the managing underwriter(s) the inclusion of any Incidental Shares in such offering would materially and adversely affect the success of the offering or the price that would be received for any shares of LeukoSite Common Stock offered in the offering. In such event, LeukoSite will provide written notice to all Note Holders containing a copy of such managing underwriter's(s') opinion, which notice need not be given prior to the filing of the applicable registration statement.

     6.2 LIMITATIONS ON REGISTRATION RIGHTS. Notwithstanding anything in this
Section 6 to the contrary, if the Company shall furnish to the Note Holder or Note Holders a certificate signed by the President or Chief Executive Officer of LeukoSite stating that the Board of Directors of LeukoSite has made the good faith determination (i) either that filing a registration statement for purposes of enabling any Note Holder to effect offers or sales of Payment Shares pursuant thereto or that continued use by any Note Holder of any registration statement or the prospectus relating thereto for such purposes, as the case may be, would require, under the Securities Act and the rules and regulations promulgated thereunder, premature disclosure in the registration statement (or the prospectus relating thereto) of material, nonpublic information concerning LeukoSite, its business or prospects or any proposed material transaction involving LeukoSite, (ii) that such premature disclosure would be materially adverse to LeukoSite, its business or prospects or any such proposed material transaction or would make the successful consummation by LeukoSite of any such material transaction significantly less likely and (iii) that it is therefore essential either to defer the filing of any such registration statement or to suspend the use of any such registration statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Payment Shares pursuant thereto, as the case may be, then LeukoSite shall have the right either to defer the filing of any such registration statement or to suspend the right of the Note Holders to use any such registration statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Payment Shares pursuant thereto, as the case may be, in either case for a period (the "SUSPENSION PERIOD") of no more than 120 days after delivery by the Company of the certificate referred to above in this Section 6.2(a). LeukoSite may not exercise its rights under this Section 6.2 with respect to any or all registrations under this Section 6 for more than 120 days in any twelve-month period.

During the Suspension Period, none of the Note Holders shall offer or sell any Payment Shares pursuant to or in reliance upon any such registration statement (or the prospectus relating thereto). LeukoSite agrees that, as promptly as practicable after the consummation, abandonment or public disclosure of the event or transaction that caused LeukoSite either to defer the filing of any such registration statement or to suspend the use of any such registration statement (and the prospectus relating thereto), as the case may be, in either case pursuant to this Section 6.2, LeukoSite, as applicable, either will file any such registration statement or will provide to the Note Holders with revised prospectuses, if required, and will notify the Note Holders of their ability to effect offers or sales of Payment Shares pursuant to or in reliance upon any such registration statement (and the prospectus related thereto). LeukoSite agrees that no other holder of LeukoSite Common Stock seeking to resell shares of LeukoSite Common Stock pursuant to a shelf registration statement on Form S-3 will be permitted to sell shares of LeukoSite Common Stock pursuant to such shelf registration statement during a Suspension Period. LeukoSite shall not be required to disclose to the Note Holders the reasons for requiring a suspension of sales hereunder, and the Registering Stockholders shall not disclose to any third party the existence of any such suspension.

     6.3  REGISTRATION PROCEDURES.

          (a) With respect to any registration statement relating to any request for registration pursuant to Section 6.1(a) hereof, LeukoSite shall, subject to
Section 6.2 hereof, prepare and file with the SEC such registration statement and use commercially reasonable efforts to cause such registration statement to become and remain effective; PROVIDED, HOWEVER, that LeukoSite shall in no event be obligated to cause any such registration to remain effective for more ninety
(90) days.

          (b) If LeukoSite has delivered preliminary or final prospectuses to the Note Holders and after having done so such prospectuses are amended or supplemented to comply with the requirements of the Securities Act, LeukoSite shall promptly notify the Note Holders and, if requested by LeukoSite, the Note Holders shall immediately cease making offers or sales of shares pursuant to any such prospectuses and the registration statement to which such prospectuses relate and shall return to LeukoSite all copies of any such prospectuses in their possession. LeukoSite shall promptly provide the Note Holders with revised prospectuses and, following receipt of the revised prospectuses, the Note Holders shall be free to resume making offers and sales pursuant to any such revised prospectuses and the registration statement to which such revised prospectuses relate. The provisions of this Section 6.3(b) shall not limit in any way the provisions of Section 6.2 hereof.

          (c) LeukoSite shall furnish to each requesting Note Holder (i) such number of conformed copies of any registration statement that, pursuant to any of the provisions of this Section 6, includes any of such requesting Note Holder's Payment Shares and of each such amendment and supplement thereto (in each case including all exhibits thereto), (ii) such number of copies of the prospectus included in such registration statement (including each preliminary prospectus) and (iii) such number of documents, if any, incorporated by reference in any such registration statement or prospectus, as such requesting Note Holder may reasonably request.

          (d) LeukoSite shall use reasonable best efforts to register or qualify the Payment Shares covered by the Stockholder Registration Statement under the securities or "blue sky" laws of such states as the Note Holders shall reasonably request; PROVIDED, HOWEVER, that LeukoSite shall not be required in connection with this paragraph (b) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

          (e) LeukoSite shall pay the expenses incurred by it in complying with its obligations under this Section 6, including all registration and filing fees, exchange listing fees, fees and expenses of counsel for LeukoSite, and fees and expenses of accountants for LeukoSite, but excluding (i) any brokerage fees, selling commissions or underwriting discounts incurred by the Note Holders in connection with sales under the Stockholder Registration Statement and (ii) the fees and expenses of any counsel retained by Note Holders.

     6.4 REQUIREMENTS OF COMPANY NOTE HOLDERS. LeukoSite shall not be required to include any Payment Shares in any registration statement pursuant to the terms of this Section 6 unless:

          (a) the Note Holder owning such shares furnishes to LeukoSite in writing such information regarding such Note Holder and the proposed sale of Payment Shares by such Note Holder as LeukoSite may reasonably request in writing in connection with the Stockholder Registration Statement or as shall be required in connection therewith by the SEC or any state securities law authorities;

          (b) such Note Holder shall have provided to LeukoSite its written agreement:

               (i) to indemnify LeukoSite and each of its directors and officers under the circumstances and substantially in the form set forth in Section 6.5(b) hereof; and

               (ii) From the Closing Date to the second anniversary of the Closing Date, each Note Holder which holds or owns (at the time of the written request of the managing underwriter referred to below in this
     Section 6.4(b) or at any time during the 90 day period commencing on the effective date of the registration statement relating to such underwritten public offering of LeukoSite Common Stock) of record or beneficially (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) Payment Shares hereby agrees that, at the written request of any managing underwriter of any underwritten public offering of LeukoSite Common Stock, such Note Holder shall not, without the prior written consent of LeukoSite or such managing underwriter, sell, make any short sale of, loan, grant any option for the purchase of, pledge, encumber, or otherwise dispose of, or exercise any registration rights with respect to, any Payment Shares during the 90 day period commencing on the effective date of the registration statement relating to such underwritten public offering of LeukoSite Common Stock; provided that no Note Holder shall be obligated to enter into such lock-up agreement described in this Section 6.4(b)(ii) unless all executive officers and directors of LeukoSite enter into similar agreements. In order to enforce the foregoing covenant, LeukoSite may impose stop transfer instructions with respect to the Payment Shares of each Note Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such reasonable and customary period, and the Note Holders agree to enter into a customary agreement with the underwriters of such offering reflecting the lock-up agreement set forth herein.

          (c) Each Note Holder hereby agrees that, without the prior written consent of LeukoSite, such Note Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, pledge, encumber, or otherwise dispose of any Payment Shares during the 180 day period commencing on the Closing Date.

     6.5 INDEMNIFICATION. In the event that any Payment Shares of any Note Holder are included in a registration statement pursuant to this Agreement:

          (a) To the fullest extent permitted by law, LeukoSite will indemnify and hold harmless such Note Holder, any underwriter (as defined in the Securities Act) for LeukoSite, and each officer, director, fiduciary, employee, member, general partner and limited partner (and affiliates thereof) of such Note Holder or such underwriter, each broker or other person acting on behalf of such Note Holder and each person, if any, who controls such Note Holder or such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by LeukoSite of the Securities Act or state securities or blue sky laws applicable to LeukoSite and leading to action or inaction required of LeukoSite in connection with such registration or qualification under such Securities Act or state securities or blue sky laws; and will reimburse on demand such Note Holder, such underwriter, such broker or other person acting on behalf of such Note Holder or such officer, director, fiduciary, employee, member, general partner, limited partner, affiliate or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action, subject to the provisions of Section 6.5(c); PROVIDED, HOWEVER, that the indemnity agreement contained in this Section

6.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of LeukoSite (which consent shall not be unreasonably withheld), nor shall LeukoSite be liable in any such case for any such loss, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Note Holders, any underwriter for them or controlling person with respect to them.

          (b) To the fullest extent permitted by law, such Note Holder will severally and not jointly indemnify and hold harmless LeukoSite, each of its directors, each of its officers who have signed such registration statement, each person, if any, who controls LeukoSite within the meaning of the Securities Act, any underwriter for LeukoSite (within the meaning of the Securities Act), and all other Note Holders against any losses, claims, damages or liabilities to which LeukoSite or any such director, officer, controlling person, or underwriter may become subject to, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Note Holder expressly for use in connection with such registration; and such Note Holder will reimburse any legal or other expenses reasonably incurred by LeukoSite or any such director, officer, controlling person, underwriter or other Note Holder in connection with investigating or defending any such loss, claim, damage, liability or action, subject to the provisions of Section 6.5(c), PROVIDED, HOWEVER, that the maximum amount of liability of such Note Holder hereunder shall be limited to the proceeds (net of underwriting discounts and commissions, if any) actually received by such Note Holder from the sale of Payment Shares covered by such registration statement, and PROVIDED, FURTHER, HOWEVER, that the indemnity agreement contained in this Section 6.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Note Holder against which the request for indemnity is being made (which consent shall not be unreasonably withheld).

          (c) Promptly after receipt by an indemnified party under this Section
6.5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section

6.5, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that, if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 6.5, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for the fees and expenses of counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this
Section 6.5. Subject to the foregoing, an indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action, if materially prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.5, but the omission so to notify the indemnifying party will not relieve him of any liability which the indemnifying party may have to any indemnified party otherwise other than under this Section 6.5.

          (d) Notwithstanding anything in this Section 6 to the contrary, if, in connection with an underwritten public offering, LeukoSite, such Note Holder and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties, then the indemnification provision of this Section 6.5 shall be deemed inoperative for purposes of such offering.

     6.6 RULE 144. LeukoSite shall comply with the requirements of Rule 144(c) under the Securities Act, as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the SEC), regarding the availability of current public information to the extent required to enable each Note Holder to sell Payment Shares without registration under the Securities Act pursuant to the resale provisions of Rule 144 (or any similar rule or regulation). Upon the request of a Note Holder, LeukoSite will deliver to such Note Holder a written statement as to whether it has complied with such requirements and, upon a Note Holder's compliance with the applicable provisions of Rule 144, will take such action as may be required (including, without limitation, causing legal counsel to issue an appropriate opinion) to cause its transfer agent to effectuate any transfer of Payment Shares properly requested by such Note Holder, in accordance with the terms and conditions of Rule 144.

     6.7. SECURITIES LAWS TRANSFER RESTRICTIONS, LEGENDS.

          (a) No Note Holder shall sell, assign, pledge, transfer or otherwise dispose or encumber any of those Payment Shares received by it, except (i) pursuant to the Stockholder Registration Statement or other effective registration statement under the Securities Act, (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by LeukoSite, upon delivery by such Note Holder of an opinion of counsel of such Note Holder reasonably satisfactory to LeukoSite to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities law or (iii) pursuant to the resale provisions of Rule 144 (or any similar rule or regulation). Any transfer or purported transfer in violation of this Section 6.7(a) shall be voidable by LeukoSite. LeukoSite shall not be required or obligated to register any transfer of the Payment Shares in violation of this Section 6.7(a). LeukoSite may, and may instruct any transfer agent for LeukoSite Common Stock, to place such stop transfer orders as may be required on the transfer books of LeukoSite in order to ensure compliance with the provisions of this Section 6.7(a).

          (b) To the extent applicable, each certificate or other document evidencing any of the Payment Shares shall be endorsed with the legend set forth below, and each Note Holder covenants that, except to the extent such restrictions are waived by LeukoSite, it shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, (II) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM SAID ACT OR (III) PURSUANT TO THE RESALE PROVISIONS OF RULE 144."

7.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company hereby represents and warrants to LeukoSite and Merger Sub as follows, subject in each case to such exceptions as are specifically contemplated by this Agreement or as are set forth in the attached Disclosure Schedule.

     7.1. INCORPORATION; AUTHORITY. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted. The Company has delivered to LeukoSite complete and correct copies of its Certificate of Incorporation and by-laws, in each case with all amendments thereto, which Certificate of Incorporation and by-laws are in full force and effect.

     7.2. AUTHORIZATION AND ENFORCEABILITY. The Company has all requisite corporate power to enter into the Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger and this Agreement by the Company's stockholders. The Board of Directors of the Company has (i) approved this Agreement and the transactions contemplated hereby and (ii) determined that the Merger is in the best interests of the stockholders of the Company and is on terms that are fair to such stockholders. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The combined voting power of the shares of Company Stock held of record by the Designated Preferred Stockholders is such that the affirmative vote (whether at a meeting of stockholders of the Company or by written consent in lieu of a meeting) of all shares of Company Stock held of record by the Designated Preferred Stockholders in favor of the adoption of this Agreement and the approval of the Merger would be sufficient to constitute the required stockholder approval thereof pursuant to, and in accordance with, the terms of the Company's Certificate of Incorporation, the Company's by-laws and the DGCL.

     7.3. GOVERNMENTAL AND OTHER THIRD-PARTY CONSENTS, NON-CONTRAVENTION, ETC. Except for the filing of the Merger Certificate and except as described in
Section 7.3 of the Disclosure Schedule, no consent, approval, or authorization of or registration, designation, declaration, or filing with any governmental authority, federal or other, or any other person, is required on the part of the Company in connection with the execution, delivery, and performance of this Agreement or the consummation of the Merger and the other transactions contemplated hereby. Except as described in Schedule 7.3 of the Disclosure Schedule, the execution, delivery, and performance of this Agreement and the consummation of such transactions will not violate (a) any provision of the Company's Certificate of Incorporation or by-laws, (b) any order, judgment, injunction, award or decree of any court or state or federal governmental or regulatory body applicable to the Company, or (c) any judgment, decree, order, statute, rule, regulation, agreement, instrument, or other obligation to which the Company is a party or by or to which it or any of its assets is bound or subject, which violation will not have a Material Adverse Effect on the Company.

     7.4. CAPITALIZATION. The authorized and outstanding capital stock and other securities of the Company as of the date hereof are as set forth in Schedule 7.4 of the Disclosure Schedule. All of such outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, and all of such outstanding shares and other securities are owned of record as set forth in Schedule 7.4 of the Disclosure

Schedule, and were issued in compliance with all applicable laws, including securities laws, and all applicable preemptive or similar rights of any person. The Company is not aware of any person who has a valid right to rescind any purchase of any shares of the Company's capital stock or other securities.

     There are no agreements or other obligations to which the Company is a party or by which it is bound to purchase or sell, other than as set forth in
Schedule 7.4 of the Disclosure Schedule, no convertible or exchangeable securities, options, warrants or other rights to acquire from the Company any shares of its capital stock or other securities. Section 7.4 of the Disclosure Schedule sets forth the name of each person who holds any option, warrant or other right to acquire shares of the Company's capital stock, the number and type of shares subject to such option or right, the per-share exercise price payable therefor and, in the case of warrants, the priority and amount of consideration to be payable upon exercise thereof after the Merger.

     7.5. QUALIFICATION. The Company is duly qualified and in good standing as a foreign corporation in all jurisdictions in which the character of its owned or leased properties or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not, either individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company.

     7.6. SUBSIDIARIES. The Company does not have any Subsidiaries or own any legal and/or beneficial interests in or to any other business enterprise or other person.

     7.7. FINANCIAL STATEMENTS. Included in Section 7.7 of the Disclosure Schedule are copies of (i) the audited balance sheets of the Company as of the last day of December in each of the years 1996 through 1997, inclusive, and the related audited statements of income and retained earnings and cash flows, respectively, of the Company, for the fiscal years ended on such dates, certified by Coopers & Lybrand LLP, independent public accountants, and (ii) the unaudited balance sheets of the Company as of December 31, 1998 and May 31, 1999, and the related unaudited statements of income and retained earnings and cash flows, respectively, of the Company, for the 12-month and 5-month periods, respectively, ended on such dates (such balance sheet as of May 31, 1999, the "MAY 31, 1999 BALANCE SHEET"). Each of such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods; each of such balance sheets presents fairly and accurately in all material respects the financial condition of the Company as of its respective date; and each of such statements of income and retained earnings and cash flows, respectively, presents fairly and accurately in all material respects the results of operations and retained earnings, or cash flows, as the case may be, of the Company for the period covered thereby; in each case, subject, with respect to the unaudited financial statements referred to in clauses (ii) and (iii) of this section to the absence of footnote disclosure and to normal, recurring end-of-period adjustments, the effect of which, both individually and in the aggregate, is not and will not be material.

     7.8. ABSENCE OF CERTAIN CHANGES. Since May 31, 1999, except as disclosed in
Section 7.8 of the Disclosure Schedule there has not been any: (i) change in the assets, liabilities, sales, income, or business of the Company or in its relationships with suppliers, customers, or lessors, other than changes that were both in the ordinary course of business and have not caused, either in any case or in the aggregate, a Material Adverse Effect on the Company; (ii) acquisition or disposition by the Company of any material asset or property;
(iii) damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting, either in any case or in the aggregate, the business or any material property of the Company; (iv) declaration, setting aside or payment of any dividend or any other distributions in respect of any shares of capital stock of the Company; (v) issuance of any shares of the capital stock of the Company or any direct or indirect redemption, purchase, or other acquisition by the Company of any such capital stock; (vi) loss of the services of any officer or key employee or consultant, or any increase in the compensation, pension, or other benefits payable or to become payable by the Company to any of its officers or key employees or consultants, or any bonus payments or arrangements made to or with any of them; (vii) forgiveness or cancellation of any debts or claims by the Company or any waivers of any rights;
(viii) entry by the Company into any transaction with any of its Affiliates;
(ix) incurrence by the Company of any obligations or liabilities, whether absolute, accrued, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others), other than obligations and liabilities incurred in the ordinary course of business with persons other than Affiliates of the Company; (x) incurrence or imposition of any Lien on any of the assets, tangible or intangible, of the Company; or (xi) discharge or satisfaction by the Company of any Lien or payment by the Company of any obligation or liability (fixed or contingent) other than
(A) current liabilities included in the May 31, 1999 Balance Sheet, (B) current liabilities to persons other than Affiliates of the Company incurred since May 31, 1999 in the ordinary course of business, and (C) current liabilities incurred in connection with the transactions contemplated hereby and disclosed in Schedule 7.8 of the Disclosure Schedule.

     7.9. PROPERTIES AND ASSETS. The Company has good and marketable title or leasehold title, as the case may be, to all of its assets and properties that it purports to own or lease, including without limitation all those reflected in the unaudited balance sheet referred to in clause (ii) of Section 7.7 hereof (except for properties or assets sold, consumed, or otherwise disposed of in the ordinary course of business since May 31, 1999), all free and clear of Liens on the Company's interest therein. All such properties and assets are in good condition and repair, reasonable wear-and-tear excepted, and are, and as of the Closing Date will be, adequate and sufficient to carry on the business of the Company as presently conducted. Section 7.9(a) of the Disclosure Schedule sets forth a complete and correct list of all capital assets of the Company.

     The Company does not own any real property. The Company has not received any notice that either the whole or any portion of any real property leased by it is to be condemned, requisitioned, or otherwise taken by any public authority or is to be the subject of any public improvements that may result in special assessments against or otherwise affect such real property. Section 7.9(b) of the Disclosure Schedule sets forth a complete and correct description of all leases of real property to which the Company is a party.

Complete and correct copies of all such leases have been delivered to LeukoSite. Each such lease is valid and subsisting and no event or condition exists that constitutes, or after notice or lapse of time or both could constitute, a default thereunder by the Company, or to the best of its knowledge, any other person. The leasehold interests of the Company are subject to no Lien, and the Company is in quiet possession of the properties covered by such leases.

     7.10. INTELLECTUAL PROPERTY.

          (a) Section 7.10(a) of the Disclosure Schedule lists all inter partes proceedings or actions known to the Company before any court or tribunal (including the PTO or equivalent authority anywhere in the world) related to any Company Intellectual Property. To the best of the Company's knowledge, no Company Intellectual Property is the subject of any inter partes proceeding or outstanding decree, order, judgment, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by the Company or any of its Subsidiaries, or which may affect the validity, use or enforceability of such Company Intellectual Property.

          (b) With respect to each item of Company Registered Intellectual Property, necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been made and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent authorities in the United States for the purposes of maintaining such Company Registered Intellectual Property and no information material to patentability under applicable law has been withheld from the examining office that would constitute fraud or inequitable conduct.

          (c) The Company owns and has good and exclusive title or the Company exclusively licenses, in each case free and clear of any Lien, all Company Registered Intellectual Property listed on Section 7.10(c) of the Disclosure Schedule (for purposes of this Section 7.10(c), joint ownership with third parties of such Company Registered Intellectual Property constitutes "good and exclusive title").

          (d) To the extent that any work, invention, or material has been developed or created by a third party for the Company, the Company and each of its Subsidiaries has a written agreement with such third party with respect thereto and the Company has obtained ownership of, and is the exclusive owner of, or has a valid license to use, all Company Intellectual Property in such work, material or invention by operation of law or by valid assignment or by agreement, as the case may be.

          (e) Except as set forth on Schedule 7.10(e) of the Disclosure Schedule, the Company has not transferred ownership of, or granted any license with respect to, any Company Intellectual Property to any third party. Section 7.10(e) of the Disclosure Schedule lists all contracts, licenses and agreements to which the Company is a party that are currently in effect (i) with respect to Company Intellectual Property licensed or offered to any third party; or (ii) pursuant to which a third party has licensed or transferred any Company Intellectual Property to the Company.

          (f) To the best of the Company's knowledge, the contracts, licenses and agreements listed on Section 7.10(e) of the Disclosure Schedule are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses and agreements listed on Section 7.10(e) of the Disclosure Schedule. The Company is in material compliance with, and has not materially breached any term any of such contracts, licenses and agreements listed on Section 7.10(e) of the Disclosure Schedule and, to the knowledge of the Company, all other parties to such contracts, licenses and agreements listed on Section 7.10(e) of the Disclosure Schedule are in compliance with, and have not breached any term of, such contracts, licenses and agreements. To the best of the Company's knowledge, following the Closing Date, the Surviving Corporation will be permitted to exercise all of the Company's rights under the contracts, licenses and agreements listed on Section 7.10(e) of the Disclosure Schedule to the same extent the Company would have been able to had the transaction contemplated by this Agreement not occurred and without the payment of any additional funds other than ongoing fees, royalties or payments which the Company would otherwise be required to pay.

          (g) To the best of the Company's knowledge, Section 7.10(g) of the Disclosure Schedule lists all contracts, licenses and agreements between the Company and any third party wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, hold harmless or otherwise assume or incur any obligation or liability with respect to the infringement or misappropriation by the Company of any third party's Intellectual Property.

          (h) The Company (including its executive officer, directors and, to the best of the Company's knowledge, employees) has not received notice from any third party that the operation of its business or any act, product, drug candidate or service of the Company, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

          (i) To the best of the Company's knowledge, (i) no Person has nor is infringing or misappropriating any Company Intellectual Property and (ii) there have been, and are, no claims asserted against the Company or against any licensee of the Company with respect to the Company Intellectual Property.

          (j) The Company maintains reasonable security measures for the preservation of the secrecy and proprietary nature of such of the Company Intellectual Property as constitute trade secrets or other confidential information. To the best of the Company's knowledge, no officer, director, employee, or consultant of the Company is obligated under or bound by any agreement or instrument, or any judgment, decree, or order of any court of administrative agency, that (i) conflicts or may conflict with his agreements and obligations to use his best efforts to promote the interest of the Company, (ii) conflicts or may conflict with the business or operations of the Company, or (iii) restricts or may restrict the use or disclosure of any information that may be useful to the Company.

     7.11. INDEBTEDNESS. At the date hereof, the Company has no Indebtedness outstanding except as set forth in Section 7.11 of the Disclosure Schedule. The Company is not in default with respect to any outstanding Indebtedness or any agreement, instrument, or other obligation relating thereto and no such Indebtedness or any agreement, instrument or other obligation relating thereto purports to limit the issuance of any securities by the Company, or (except as set forth in Section 7.11 of the Disclosure Schedule) the operation of its businesses. Complete and correct copies of all agreements, instruments, and other obligations (including all amendments, supplements, waivers, and consents) relating to any Indebtedness of the Company have been furnished to LeukoSite.

     7.12. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent (a) reflected or reserved against in the May 31, 1999 Balance Sheet, or (b) described in Section 7.12 of the Disclosure Schedule, the Company does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise (including, without limitation, liabilities, as guarantor or otherwise, in respect of obligations of others) that would be required to be reflected or reserved against in a balance sheet prepared in accordance with generally accepted accounting principles or referred to in the notes thereto.

     7.13. TAXES.

          (a) ELECTIONS. All material elections with respect to Taxes (including, without limitation, any elections under Sections 108(b)(5), 338(g), 565, 936(a) or 936(e) of the Code or Treasury Regulation Section 1.1502-20(g) or Treasury Regulation Section 1.1502-32(f)(2) as in effect prior to August 12,
1994) affecting the Company have been provided to LeukoSite in the Tax Returns and Financial Statements.

          (b) FILING OF TAX RETURNS AND PAYMENT OF TAXES. The Company has timely filed all Tax Returns required to be filed by it, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by the Company have been paid, and the Company will not be liable for any additional Taxes in respect of any taxable period ending on or before the Closing Date in an amount that exceeds the corresponding reserve for unpaid Taxes, if any, reflected in the May 31, 1999 Balance Sheet. The Company has delivered or made available to LeukoSite true and complete copies of all Tax Returns filed by or with respect to it with respect to taxable periods ended on or after December 31, 1994, and all relevant material documents and information with respect thereto in the possession of the Company, its tax advisers and its auditors, including without limitation examination reports and statements of deficiencies assessed against or agreed to by the Company with respect thereto.

          (c) AUDIT HISTORY. With respect to each taxable period of the Company ended on or before December 31, 1994, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Tax with respect to each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authority.

          (d) DEFICIENCIES. No deficiency or proposed adjustment in respect of Taxes that has not been settled or otherwise resolved has been asserted or assessed by any taxing authority against the Company.

          (e) LIENS. There are no Liens for Taxes (other than current Taxes not yet due and payable) on the assets of the Company.

          (f) EXTENSIONS TO STATUTE OF LIMITATIONS FOR ASSESSMENT OF TAXES. The Company does not currently have in effect any consent to extend the time in which any Tax may be assessed or collected by any taxing authority.

          (g) EXTENSIONS OF THE TIME FOR FILING TAX RETURNS. Except as set forth in Section 7.13(g) of the Disclosure Schedule, the Company has not requested or been granted an extension of the time for filing any Tax Return to a date on or after the Closing Date.

          (h) PENDING PROCEEDINGS. There is no action, suit, taxing authority proceeding, or audit with respect to any Tax now in progress, pending, or to the best of the Company's knowledge, threatened, against or with respect to (i) the Company, or (ii) any Affiliated Group with respect to a taxable period during which the Company was a member of such Affiliated Group.

          (i) NO FAILURES TO FILE TAX RETURNS. No claim has ever been made by a taxing authority in a jurisdiction where the Company does not pay Tax or file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction.

          (j) MEMBERSHIP IN AFFILIATED GROUPS, ETC. The Company has never been a member of any Affiliated Group, or filed or been included in a combined, consolidated, or unitary Tax Return.

          (k) ADJUSTMENTS UNDER SECTION 481. The Company will not be required, as a result of a change in method of accounting for any period ending on or before the Closing Date other than as a result of the transactions contemplated by the Agreement, to include any adjustment under Section 481(c) of the Code (or any similar or corresponding provision or requirement under any Tax law) in taxable income for any period ending on or after the Closing Date.

          (l) TAX SHARING, ALLOCATION, OR INDEMNITY AGREEMENTS. The Company is not a party to or bound by any Tax sharing or allocation agreement or has any current or potential contractual obligation to indemnify any other person with respect to Taxes.

          (m) WITHHOLDING TAXES. The Company has withheld and paid all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, creditor, independent contractor, or other person.

          (n) FOREIGN PERMANENT ESTABLISHMENTS AND BRANCHES. Except as set forth in Section 7.13(n) of the Disclosure Schedule, the Company does not have a permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country, and does not otherwise operate or conduct business through any branch in any foreign country.

          (o) U.S. REAL PROPERTY HOLDING CORPORATION. The Company is not and has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2), during the applicable period specified in Code Section 897(c)(1)(A)(ii).

          (p) SAFE HARBOR LEASE PROPERTY. None of the property owned or used by the Company is subject to a tax benefit transfer lease executed in accordance with Section 168(f)(8) of the Internal Revenue Code of 1954, as amended by the Economic Recovery Tax Act of 1981.

          (q) TAX-EXEMPT USE PROPERTY. Except as set forth in Schedule 7.13(q) of the Disclosure Schedule, none of the property owned by the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

          (r) SECURITY FOR TAX-EXEMPT OBLIGATIONS. None of the assets of the Company directly or indirectly secures any indebtedness, the interest on which is tax-exempt under Section 103(a) of the Code, and the Company is not directly or indirectly an obligor or a guarantor with respect to any such indebtedness.

          (s) SECTION 341(F) CONSENT. The Company has not filed a consent under Code Section 341(f) concerning collapsible corporations.

          (t) PARACHUTE PAYMENTS. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments, that will not be deductible under Code Sections 162(m) or 280G.

     7.14. EMPLOYEE BENEFIT PLANS.

          (a) Except as described in Section 7.14(a) of the Disclosure Schedule, the Company does not now maintain or contribute to, and has not in the current or preceding six calendar years maintained or contributed to, any pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy, or arrangement, whether formal or informal, for the benefit of any director, officer, consultant or employee, whether active or terminated, of the Company. Each of the arrangements set forth in Section 7.14(a) of the Disclosure Schedule is hereinafter referred to as an "EMPLOYEE BENEFIT PLAN," except that any such arrangement that is a multi-employer plan will be treated as an Employee Benefit Plan only for purposes of Sections 7.14(d)(iv), (vi), and (viii) and 7.14(g) below.

          (b) The Company has delivered or made available to LeukoSite true, correct, and complete copies of each Employee Benefit Plan, and with respect to each such Plan (i) any associated trust, custodial, insurance, or service agreements, (ii) any annual report, actuarial report, or disclosure materials (including specifically any summary plan descriptions) submitted to any governmental agency or distributed to participants or beneficiaries thereunder in the current calendar year or any of the six preceding calendar years, and
(iii) the most recently received Internal Revenue Service ("IRS") determination letters and any governmental advisory opinions or rulings.

          (c) To the best of the Company's knowledge, each Employee Benefit Plan is and has heretofore been maintained and operated in material compliance with the terms of such Plan and with the requirements prescribed (whether as a matter of substantive law or as necessary to secure favorable tax treatment) by any and all statutes, governmental or court orders, and governmental rules or regulations in effect from time to time, including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, and applicable to such Plan. Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code and each trust forming part of an Employee Benefit Plan which is intended to qualify under Section 501(c)(9) of the Code is specifically so identified in Section 7.14(a) of the Disclosure Schedule and has been determined by the IRS to be so qualified, and to the best of the Company's knowledge, nothing has occurred since the date of the last such determination as to each such Plan or trust that has resulted or is likely to result in the revocation of such determination as to such Plan or trust, other than such failures as may be corrected without expenditure of more than $10,000.

          (d) (i) There is no pending, or to the best of the Company's knowledge, threatened, legal action, proceeding, or investigation, other than routine claims for benefits, concerning any Employee Benefit Plan, or to the best of the Company's knowledge, any fiduciary or service provider thereof, and to the best of the Company's knowledge, there is no basis for any such legal action, proceeding, or investigation.

               (ii) No liability (contingent or otherwise) to the Pension Benefit Guaranty Corporation ("PBGC") or any multi-employer plan has been incurred by the Company or any of its ERISA affiliates (other than insurance premiums satisfied in due course).

               (iii) No reportable event, or event or condition that presents a material risk of termination by the PBGC, has occurred with respect to any Employee Benefit Plan, or any retirement plan of an ERISA affiliate of the Company, which is subject to Title IV of ERISA.

               (iv) To the best of the Company's knowledge, no Employee Benefit Plan nor any party in interest with respect thereto, has engaged in a prohibited transaction that could subject the Company directly or indirectly to liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code.

               (v) No communication, report, or disclosure has been made that, at the time made, did not reflect accurately in all material respects the terms and operations of any Employee Benefit Plan.

               (vi) No Employee Benefit Plan provides welfare benefits subsequent to termination of employment to employees or their beneficiaries (except to the extent required by applicable state insurance laws and Title I, Part 6 of ERISA), other than (A) coverage mandated by applicable law,
     (B) benefits the full cost of which is borne by the current or former employees (or their beneficiaries), and (C) benefits that have already been satisfied in full.

               (vii) No benefits due under any Employee Benefit Plan have been forfeited subject to the possibility of reinstatement (which possibility would still exist at or after the Closing) except as required by applicable law.

               (viii) The Company has not undertaken to maintain any Employee Benefit Plan for any period of time and each such Plan is terminable at the sole discretion of the Company, subject only to such constraints as may be imposed by applicable law.

          (e) With respect to each Employee Benefit Plan for which a separate fund of assets is or is required to be maintained, full payment has been made of all amounts that the Company is required, under the terms of each such Plan, to have paid as contributions to that Plan as of the end of the most recently ended plan year of that Plan, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any such Plan. The current value of the assets of each such Employee Benefit Plan, as of the end of the most recently ended plan year of that Plan, exceeded the current value of all accrued benefits under that Plan.

          (f) The execution of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment (whether of severance pay or otherwise) becoming due from any Employee Benefit Plan to any current or former director, officer, consultant, or employee of the Company or result in the vesting, acceleration of payment, or increases in the amount of any benefit payable to or in respect of any such current or former director, officer, consultant, or employee. No representation or warranty is made as to the foregoing with respect to actions taken by LeukoSite after the Closing with respect to the Employee Benefit Plans.

          (g) No Employee Benefit Plan is a multi-employer plan.

          (h) For purposes of this Section 7.14, "multi-employer plan," "party in interest," "current value," "accrued benefit," "reportable event," and "benefit liability" have the same meaning assigned such terms under Sections 3, 4043(b) or 4001(a) of ERISA, and "ERISA affiliate" means any entity that under
Section 414 of the Code is treated as a single employer with the Company.

     7.15. SAFETY AND ENVIRONMENTAL MATTERS. Except as set forth in Section 7.15 of the Disclosure Schedule:

          (a) None of the activities carried on by the Company at any plants, offices, or properties in or on which the Company operates are in violation of any zoning, health, or safety law or regulation, including without limitation the Occupational Safety and Health Act of 1970, as amended, excluding only such violations as will not, either individually or in the aggregate, have a Material Adverse Effect on the Company.

          (b) Neither the Company, nor to the best of the Company's knowledge, any operator of any real property presently or formerly owned, leased, or operated by the Company is in violation or alleged violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, and applicable federal, state, foreign, and local statutes, regulations, ordinances, orders, and decrees relating to health, safety, or the environment (all of the foregoing, collectively, "ENVIRONMENTAL LAWS"), excluding only such violations as will not, either individually or in the aggregate, have a Material Adverse Effect on the Company.

          (c) The Company has not received notice from any third party, including without limitation any federal, state, foreign, or local governmental authority, that (i) the Company has been identified by the United States Environmental Protection Agency (the "EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix
B (1986); (ii) any hazardous waste as defined by 42 U.S.C. Section 6903(5), any hazardous substance as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substance, oil, or hazardous material or other chemical or substance regulated by any Environmental Laws (collectively, "HAZARDOUS SUBSTANCES") that the Company has generated, transported, handled, used, or disposed of has been found at any site at which a federal, state, foreign, or local agency or other third party has conducted or has ordered that the Company conduct a remedial investigation, removal, or other response action pursuant to any Environmental Law; or (iii) the Company is or will be a named party to any claim, action, cause of action, complaint (contingent or otherwise), or legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses, or damages of any kind whatsoever in connection with the release of Hazardous Substances.

          (d) (i) No portion of any real property presently or formerly owned, leased, or operated by the Company has been used by the Company, or to the best of the Company's knowledge, by any other person, to handle, use, manufacture, transport, store, or dispose of Hazardous Substances except in accordance in all material respects with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances used by the Company is located on any real property presently owned, leased, or operated by the Company, or to the best of the Company's knowledge, any real property formerly owned, leased, or operated by it; (ii) in the course of the activities conducted by the Company and to the best of the Company's knowledge, without investigation, those of any other operators of any real property presently or formerly owned, leased, or operated by the Company, no Hazardous Substances have been generated, stored, or used on such properties except in accordance with applicable Environmental Laws; (iii) to the best of the Company's knowledge, there have been no releases (I.E. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing, or dumping) or threatened releases of Hazardous Substances by the Company on, upon, into, or from any real property presently or formerly owned, leased, or operated by the Company; (iv) to the best of the Company's knowledge, there have been no releases on, upon, from, or into any real property in the vicinity of any real property presently or formerly owned, leased, or operated by the Company that, through soil or groundwater contamination, have come to be located on, any of the real property presently or formerly owned, leased, or operated by the Company; and (v) to the extent required by applicable Environmental Laws, any Hazardous Substances that have been generated by the Company, or to the Company's actual knowledge, by any other person, on any real property presently or formerly owned, leased, or operated by the Company, have been transported offsite only by carriers having an identification number issued by the EPA and treated or disposed of only by treatment or disposal facilities having, to the Company's actual knowledge, valid permits as required under applicable Environmental Laws, which transporters and facilities, to the Company's actual knowledge, have been and are operating substantially in compliance with such permits and applicable Environmental Laws.

          (e) No real property presently owned, leased, or operated by the Company, and to the best of the Company's knowledge, no real property formerly owned, leased, or operated by the Company, and as a result of the present or past activities of the Company, is subject to any Environmental Law requiring the performance of any Hazardous Substances site assessment, the removal or remediation of any Hazardous Substances, the giving of notice to any governmental agency or other person, or the recording and/or delivery to any governmental agency or other person of any environmental disclosure statement or document, by reason of, or as a condition to the effectiveness of, the Merger and/or any other transaction contemplated hereby.

     7.16. LABOR RELATIONS. The Company is and has been in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and nondiscrimination in employment, and is not and has not been engaged in any unfair labor practice. There is no charge or proceeding pending, or to the best of the Company's knowledge, threatened, against the Company alleging unlawful discrimination in employment practices or unfair labor practice before any court or agency, including without limitation the National Labor Relations Board. There is no labor strike, dispute, work slow-down, or work stoppage pending, or to the best of the Company's knowledge, threatened against or involving the Company. No one has petitioned within the last five years or is now petitioning for union representation of any of the employees of the Company. No grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending against the Company and no claim therefor has been asserted. None of the employees of the Company is covered by any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by the Company. The Company has not experienced any work stoppage or other material labor difficulty during the last five years.

     7.17. LITIGATION. No litigation, arbitration, action, suit, proceeding, or investigation (whether conducted by any judicial or regulatory body, arbitrator, or other person) is pending (as evidenced by the Company's receipt of service of process or other written notice of such pendency), or to the best of the Company's knowledge, threatened, against the Company, nor is there any basis therefor known to the Company.

     7.18. CONTRACTS. Section 7.18 of the Disclosure Schedule sets forth a complete and accurate list of all "MATERIAL CONTRACTS" to which the Company is a party or by or to which it or any of its assets or properties is bound or subject. As used in this Agreement, the term "MATERIAL CONTRACT" means every agreement or understanding of any kind, written or oral, that is legally enforceable by or against or otherwise binding on the Company and which is material to the Company's business, and specifically includes without limitation: (a) agreements with any current or former officer, director, employee, consultant, or stockholder, or any partnership, corporation, joint venture, or any other entity in which any such person has an interest (other than agreements terminable by the Company upon 30 days notice and which termination does not result in any obligations or liabilities to the Company); (b) agreements with any labor union or association representing any employee; (c) agreements for the provision of services by or to the Company in excess of $25,000; (d) bonds or other security agreements provided by any party in connection with the business of the Company; (e) agreements for the purchase or other acquisition or the sale or other disposition of assets or properties (other than in the ordinary course of business), or for the grant to any person of any preferential rights to purchase any such assets or properties;
(f) joint venture agreements relating to the assets, properties, or business of the Company or by or to which it or any of its assets or properties is bound or subject; (g) agreements under which the Company agrees to indemnify any party, to share tax liability of any party, or to refrain from competing with any party; (h) agreements with regard to Indebtedness, including, without limitation, any indenture or other agreements in connection with issuances of bonds, debentures or other debt securities by the Company and any agreements in connection with bank financings by the Company; (i) any agreement, contract, commitment, transaction or series of transaction for any purpose other than in the ordinary course of the Company's business relating to capital expenditures or commitments or long-term obligations; (j) any purchase order or contract for the purchase of raw materials; (k) any distribution, joint marketing or development agreement; (l) any assignment, license or other agreement with respect to any form of intangible property; (m) any research collaboration agreement; (n) any agreements relating to venture capital and other equity financings by the Company; (o) any stockholder agreements or other agreements with any of the Stockholders pertaining to the shares of Company Stock held by them or their rights as stockholders of the Company; and (p) to the knowledge of the Company, any voting trust or voting agreements among the Stockholders.

     All of the contracts listed in Section 7.18 of the Disclosure Schedule are in full force and effect, and neither the Company, nor to the best of the Company's knowledge, any other party thereto, is in default under or material breach of any of the material terms thereof, nor does any event or condition exist that after notice or lapse of time or both could constitute a default thereunder or material breach thereof on the part of the Company, or to the best of the Company's knowledge, any other party thereto. No approval or consent of any person that has not already been obtained and listed in Section 7.18 of the Disclosure Schedule is needed in order that the contracts listed in Section 7.18 of the Disclosure Schedule continue in full force and effect following the consummation of the Merger and the other transactions contemplated hereby, and no such contract includes any provision, the effect of which may be to terminate (or give rise to a right of termination under) such contract, to enlarge or accelerate any obligations of the Company thereunder, or to give additional rights to any other person, as a result of the consummation of the Merger or the other transactions contemplated hereby. The Company has delivered or made available to LeukoSite true, correct, and complete copies of all such Material Contracts, including all amendments, modifications, and supplements thereto.

     7.19. POTENTIAL CONFLICTS OF INTEREST. No officer, director, or, to best of the Company's knowledge, stockholder of the Company (a) owns, directly or indirectly, any interest (excepting not more than 5% stock holdings for investment purposes in securities of publicly held and traded companies) in, or is an officer, director, employee, or consultant of, any person that furnishes or sells services, drug candidates or products that the Company furnishes or sells or proposes to furnish or sell or is a lessor, lessee, customer, or supplier of the Company; (b) owns, directly or indirectly, in whole or in part (other than solely as a result of his or its ownership of Company Stock), any tangible or intangible property that the Company is using or the use of which is necessary for the business of the Company; or (c) to the best of the Company's knowledge, has any cause of action or other claim whatsoever against, or owes any amount to, the Company, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under Employee Benefit Plans, and similar matters and agreements.

     7.20. INSURANCE. Section 7.20 of the Disclosure Schedule lists the policies of products liability, theft, fire, liability, worker's compensation, life, property and casualty, and other insurance owned or held by the Company. Such policies of insurance are of the kinds, cover such risks, and are in such amounts and with such deductibles and exclusions, as are consistent with prudent business practice for companies in the Company's line of business and of a similar size and location. All such policies are in full force and effect; are sufficient for compliance by the Company with all requirements of law and of all agreements to which the Company is a party; are valid, outstanding, and enforceable policies and provide that they will remain in full force and effect through the respective dates set forth in the Disclosure Schedule; and will not in any way be affected by, or terminate or lapse as a result of the consummation of, the transactions contemplated by this Agreement.

     7.21. BANK ACCOUNTS, SIGNING AUTHORITY, POWERS OF ATTORNEY. Section 7.21 of the Disclosure Schedule sets forth a complete and accurate list of all bank, brokerage, and other accounts, and all safe-deposit boxes, of the Company and the persons with signing or other authority to act with respect thereto. Except as so listed, the Company does not have any account or safe deposit box in any bank, and no person has any power, whether singly or jointly, to sign any checks on behalf of the Company, to withdraw any money or other property from any bank, brokerage, or other account of the Company, or to act under any agency or power of attorney granted by the Company at any time for any purpose. Section 7.21 of the Disclosure Schedule also sets forth the names of all persons authorized to borrow money or sign notes on behalf of the Company.

     7.22. RELATIONSHIPS WITH SUPPLIERS AND LICENSORS. No current supplier to the Company has notified the Company of an intention to terminate or substantially alter its existing business relationship with the Company, nor has any licensor under a license agreement with the Company notified the Company of an intention to terminate or substantially alter the Company's rights under such license, which termination or alteration would have a Material Adverse Effect on the Company.

     7.23. EMPLOYMENT OF OFFICERS, EMPLOYEES. The name and current annual salary and other compensation payable by the Company to each exempt non-hourly employee whose current total annual compensation or estimated compensation from the Company (including but not limited to wages, salary, commissions, normal bonus, profit sharing, deferred compensation, and other extra compensation) are as set forth in Section 7.23 of the Disclosure Schedule. Except to the extent otherwise disclosed in Section 7.23 of the Disclosure Schedule, none of the current or former officers, directors, employees or consultants of the Company is a party to, or the beneficiary of, any agreement, plan or arrangement that provides for any payment (whether of severance pay or otherwise) becoming due to such current or former officer, director, employee or consultant upon termination of his or her relationship with the Company or as a result of the Merger, or that provides for the vesting, acceleration of payment, or increases in the amount of any benefit payable to or in respect of such current or former director, officer, consultant, or employee upon termination of his or her relationship with the Company or as a result of the Merger.

     7.24. MINUTE BOOKS. The minute books of the Company made available to LeukoSite for inspection accurately record therein all material actions taken by its Board of Directors, all committees thereof, and its stockholders.

     7.25. BROKERS. No finder, broker, agent, or other intermediary has acted for or on behalf of the Company in connection with the negotiation, preparation, execution, or delivery of this Agreement or the consummation of the Merger or the other transactions contemplated hereby.

     7.26. COMPLIANCE WITH OTHER AGREEMENTS, LAWS, ETC. The Company has complied with, and is in compliance with, (a) all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to its business, (b) all unwaived terms and provisions of all contracts, agreements and indentures to which the Company is a party, or by which the Company or any of its properties is subject, and (c) its Certificate of Incorporation and by-laws, respectively, each as amended to date; in the case of the preceding clauses (a) and (b), excepting only any such noncompliances that, both individually and in the aggregate, have not resulted and will not result in any Material Adverse Effect with respect to the Company. The Company has not been charged with, or to the best of its knowledge, been under investigation with respect to, any violation of any provision of any federal, state, or local law or administrative regulation.

     7.27. PERMITS, LICENSES, AND PROGRAMS; NO DEBARMENT.

          (a) Section 7.27 of the Disclosure Schedule contains a complete and correct copy of (i) each pending application or registration for governmental approval and each governmental approval held by the Company to develop, manufacture, test (including, without limitation, preclinical tests and clinical trials), import, export, store, market and sell the Company's products or drug candidates, (ii) the most recent report by or on behalf of the FDA or any other governmental body involving or relating to any facility inspection of the Company's facilities, and (iii) a description of all ongoing proprietary internal research and development programs included in the ProScript Programs. Except as are set forth in Section 7.27 of the Disclosure Schedule, (i) the Company possesses such governmental approvals from all governmental bodies including, without limitation, all FDA approvals, necessary to permit the operation of its business in the manner as the same is currently conducted, and to operate, own or occupy its properties, (ii) there have been no product recalls, field corrective activity, medical device reports, warning letters or administrative actions by the FDA or any other governmental body, and (iii) to the knowledge of the Company, (aa) there is no administrative action pending or threatened for the revocation of any such governmental approval and (bb) assuming the obtaining of the authorizations, consents, approvals and other actions listed in Section
7.27 of the Disclosure Schedule, no governmental approvals and other actions listed in Section 7.27 of the Disclosure Schedule of the Disclosure Schedule, no governmental approval by any governmental body having jurisdiction over the operation of the Company's business, whether in whole or in part, will be revoked, or become ineffective or subject to revocation, as a consequence of the transactions contemplated by this Agreement.

          (b) The Company (i) has not been debarred or received notice of action or threat of action with respect to its debarment under the provisions of the Generic Drug Enforcement Act of 1992, 31 U.S.C. Section 335(a) and (b), or (ii) to the best of the Company's knowledge, has used in any capacity the services of any individual, corporation, partnership or association which has been debarred under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C.
Section 335(a) and (b).

     7.28. DISTRIBUTION OF MERGER CONSIDERATION. The Merger Consideration, when distributed in accordance with the terms of this Agreement, will have been distributed to the holders of Company Stock in accordance with the provisions of the Company's Certificate of Incorporation in effect immediately prior to the Effective Time and any other document or agreement among the Company and such holders related to the distribution of the Merger Consideration.

     7.29. DISCLOSURE. No representation or warranty of the Company in this Agreement (including the exhibits and schedules hereto) or in any other agreement, instrument, certificate, or other document delivered by the Company in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not false or misleading.

   7A. REPRESENTATIONS AND WARRANTIES OF NOTE HOLDERS.

     Each Note Holder hereby represents and warrants, severally, to LeukoSite and Merger Sub as follows, subject in each case to such exceptions as are specifically contemplated by this Agreement or as are set forth in the attached Disclosure Schedule.

     7A.1. INCORPORATION; AUTHORITY. Each Note Holder is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware.

     7A.2. AUTHORIZATION AND ENFORCEABILITY. Each Note Holder has all requisite partnership power to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary partnership action on the part of each Note Holder. This Agreement has been duly executed and delivered by each Note Holder and constitutes the valid and binding obligation of each Note Holder, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) as limited by public policy considerations.

     7A.3. GOVERNMENTAL AND OTHER THIRD-PARTY CONSENTS, NON-CONTRAVENTION, ETC. No consent, approval, or authorization of or registration, designation, declaration, or filing with any governmental authority, federal or other, or any other person, is required on the part of the Note Holders in connection with the execution, delivery, and performance of this Agreement or the consummation of the Merger and the other transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of such transactions will not violate (a) any provision of the Note Holders' respective partnership agreements, (b) any order, judgment, injunction, award or decree of any court or state or federal governmental or regulatory body applicable to the Note Holders, or (c) any judgment, decree, order, statute, rule, regulation, agreement, instrument, or other obligation to which any Note Holder is a party or by or to which it or any of its assets is bound or subject, other than violations which will not have a Material Adverse Effect on the Note Holders.

     7A.4. TITLE TO CONVERTIBLE NOTES. Each Note Holder is the lawful owner of, has good and marketable title to, and is the record and beneficial owner and holder of, each Convertible Note held by such Note Holder. Each Note Holder has the full right to sell, convey, transfer, assign and deliver the Convertible Note held by such Note Holder to LeukoSite as required by the terms of this Agreement. The Convertible Notes have not been assigned or transferred to any other person or entity and are entirely free and clear of all Liens.

     7A.5. LITIGATION. No litigation, arbitration, action, suit, proceeding, or investigation (whether conducted by any judicial or regulatory body, arbitrator, or other person) is pending (as evidenced by any Note Holder's receipt of service of process or other written notice of such pendency), or to the best of each of the Note Holder's knowledge, threatened, against such Note Holder, nor is there any basis therefor known to such Note Holder, the effect of which would prohibit or interfere with the transactions contemplated by this Agreement.

     7A.6. BROKERS. No finder, broker, agent, or other intermediary has acted for or on behalf of either Note Holder in connection with the negotiation, preparation, execution, or delivery of this Agreement or the consummation of the Merger or the other transactions contemplated hereby.

     7A.7. INVESTOR REPRESENTATIONS. Each Note Holder is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated under this Agreement, including the investment in Leukosite Common Stock. Each Note Holder represents and warrants that (a) it has total assets in excess of $5,000,000,
(b) it was not formed for the specific purpose of acquiring the Payment Shares,
(c) a substantial part of its business activities consist of investment, purchasing, selling or trading in securities issued by others, and (iv) its investment decisions are made by persons who have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Payment Shares. Each Note Holder's financial condition is such that it is able to bear all economic risks of investment in the Payment Shares, including a complete loss of its investment therein. LeukoSite has provided each Note Holder with adequate access to financial and other information concerning LeukoSite (including, without limitation, LeukoSite's SEC Reports (as defined below) as requested and each Note Holder has had the opportunity to ask questions of and receive answers from LeukoSite concerning the transactions contemplated by this Agreement and to obtain therefrom any additional information necessary to make an informed decision regarding an investment in LeukoSite. Each Note Holder is acquiring the Payment Shares solely for investment purposes, with no present intention of distributing or reselling any of the Payment Shares or any interest therein. Each Note Holder is aware that, (y) except as contemplated in Section 6 hereof, the Payment Shares will not be registered under the Securities Act, and that neither the Payment Shares nor any interest therein may be sold, pledged, or otherwise transferred unless the Payment Shares are registered under the Securities Act or qualify for an exemption under the Securities Act and (z) the certificate(s) representing such shares will bear appropriate restrictive legends referring to such restrictions on transfer.

8.   REPRESENTATIONS AND WARRANTIES OF LEUKOSITE AND MERGER SUB TO COMPANY.

     LeukoSite and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

     8.1. INCORPORATION; AUTHORITY. Each of LeukoSite and Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted. LeukoSite is duly qualified or licensed to conduct its business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have, or would be reasonably expected to have, a Material Adverse Effect on LeukoSite.

     8.2. AUTHORIZATION AND ENFORCEABILITY. Each of LeukoSite and Merger Sub has all requisite corporate power and authority (including due approval of its Board of Directors) to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each of LeukoSite and Merger Sub and constitutes a legal, valid, and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as enforceability may be subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, marshaling, or other similar laws or rules of law affecting creditors' rights and remedies generally, and to general principles of equity. LeukoSite does not require any approval from its stockholders in connection with this Agreement, the Merger or any of the transactions contemplated hereby or thereby (including the issuance of the Payment Shares). None of the stockholders of LeukoSite or Merger Sub will have any appraisal rights under Section 262 of the DGCL by reason of the consummation of the Merger or the other transactions contemplated hereby.

     8.3. GOVERNMENTAL AND OTHER THIRD-PARTY CONSENTS, NON-CONTRAVENTION, ETC. Except for (i) filing a listing application for purposes of listing the Payment Shares in the Nasdaq Stock Market and obtaining approval of such proposed listing, (ii) the filing of the Merger Certificate or of any registration statement that LeukoSite is required to file pursuant to Section 6 hereof and
(iii) any filings required in order to comply with federal and state securities laws that may be applicable to the issuance of the Payment Shares, no consent, approval, or authorization of or registration, designation, declaration, or filing with any governmental authority, federal or other, or any other person, is required on the part of LeukoSite or Merger Sub in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby (including the issuance of the Payment Shares). The execution, delivery, and performance of this Agreement and the consummation of such transactions will not violate (a) any provision of LeukoSite's or Merger Sub's Certificate of Incorporation or by-laws, (b) any order, judgment, injunction, award or decree of any court or state or federal governmental or regulatory body applicable to LeukoSite or Merger Sub, or (c) any judgment, decree, order, statute, rule, regulation, agreement, instrument, or other obligation to which LeukoSite or Merger Sub is a party or by or to which either of them or any of their respective assets is bound or subject.

     8.4. MERGER SUB. Merger Sub has been organized for the specific purpose of engaging in the Merger and the other transactions contemplated hereby and has not incurred any liabilities, conducted any business, or entered into any contracts or commitments, in each case except such as are in furtherance of or incidental to such transactions.

     8.5. LEUKOSITE'S SEC STATEMENTS, REPORTS AND DOCUMENTS. Since August 15, 1997, LeukoSite has timely filed with the SEC all forms, reports, registration statements, and documents required to be filed by it. LeukoSite has delivered to the Company true and complete copies of (i) its Annual Report on Form 10-K for its fiscal year ended December 31, 1998, (ii) its proxy statements relating to all meetings of its stockholders (whether annual or special) held since August 15, 1997, and (iii) all other forms, reports (including without limitation annual reports pursuant to Exchange Act rule 14a-3), registration statements, and documents filed or required to be filed by it with, or provided or required to be provided by it to, the SEC since August 15, 1997 (collectively, all of the foregoing documents, "LEUKOSITE'S SEC REPORTS"). As of their respective dates, LeukoSite's SEC Reports complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of LeukoSite's SEC Reports is required to be amended or supplemented as of the date hereof. The financial statements (including any related notes) of LeukoSite included in LeukoSite's SEC Reports were prepared in conformity with generally accepted accounting principles applied on a consistent basis (except as otherwise stated in the financial statements or, in the case of audited statements, the related report of LeukoSite's independent certified public accountants) and present fairly in all material respects the consolidated financial position, results of operations, changes in stockholders' equity, and cash flows, as applicable, of LeukoSite and its consolidated Subsidiaries as of the dates and for the periods indicated; subject, in the case of unaudited interim consolidated financial statements, to condensation, the absence of footnote disclosure, and normal, recurring end-of-period adjustments, the effect of which was not and will not be material.

     Except to the extent (a) reflected or reserved against in LeukoSite's consolidated balance sheet as of March 30, 1998, included in its Quarterly Report on Form 10-Q for its fiscal quarter ended on that date, or (b) incurred with persons other than any Affiliate of LeukoSite in the ordinary course of business after the date of such balance sheet, the Company does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise (including without limitation liabilities, as guarantor or otherwise, in respect of obligations of others) that would be required to be reflected or reserved against in a balance sheet prepared in accordance with generally accepted accounting principles or referred to in the notes thereto.

     8.6. CERTIFICATE OF INCORPORATION AND BY-LAWS. LeukoSite's Certificate of Incorporation and by-laws set forth as Exhibits 3.1 through 3.4, respectively, to LeukoSite's Registration Statement on Form S-1 (Registration No. 333-30213), as declared effective under the Securities Act on August 15, 1997, are complete and correct copies thereof, and have not been amended since the date of such filing. LeukoSite has previously provided to the Company a complete and correct copy of the Certificate of Incorporation and by-laws of Merger Sub, neither of which has been amended or restated. Such Certificates of Incorporation and by-laws of LeukoSite and Merger Sub, respectively, are in full force and effect. Neither LeukoSite nor Merger Sub is in violation of any provisions of its Certificate of Incorporation or by-laws.

     8.7. ABSENCE OF CERTAIN CHANGES. Since March 31, 1999, there has not been any material adverse change in the assets, business, financial condition, results of operations of LeukoSite and its Subsidiaries, taken as a whole.

     8.8. OWNERSHIP OF COMPANY STOCK. Neither LeukoSite nor Merger Sub beneficially owns, directly or indirectly, or is a party to any agreement (other than this Agreement and the Designated Preferred Stockholders Agreement), arrangement, or understanding with respect to the acquisition, holding, voting, or disposition of any shares of the capital stock or other securities of the Company.

     8.9. BROKERS. No finder, broker, agent, or other intermediary has acted for or on behalf of LeukoSite or Merger Sub in connection with the negotiation, preparation, execution, or delivery of this Agreement or the consummation of the transactions contemplated hereby.

     8.10. DISCLOSURE. No representation or warranty of LeukoSite in this Agreement (including the exhibits and schedules hereto) or in any other agreement, instrument, certificate, or other document delivered by LeukoSite in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not false or misleading.

   8A. REPRESENTATIONS AND WARRANTIES OF LEUKOSITE AND MERGER SUB TO NOTE
HOLDERS.

     LeukoSite and Merger Sub hereby jointly and severally represent and warrant to the Note Holders as follows:

     8A.1. INCORPORATION; AUTHORITY. LeukoSite is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted. LeukoSite is duly qualified or licensed to conduct its business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have, or would be reasonably expected to have, a Material Adverse Effect on LeukoSite.

     8A.2. AUTHORIZATION AND ENFORCEABILITY. LeukoSite has all requisite corporate power and authority (including due approval of its Board of Directors) to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by LeukoSite and constitutes a legal, valid, and binding obligation of LeukoSite, enforceable against LeukoSite in accordance with its terms, except as enforceability may be subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, marshaling, or other similar laws or rules of law affecting creditors' rights and remedies generally, and to general principles of equity. LeukoSite does not require any approval from its stockholders in connection with this Agreement, the Merger or any of the transactions contemplated hereby or thereby (including the issuance of the Payment Shares).

     8A.3. GOVERNMENTAL AND OTHER THIRD-PARTY CONSENTS, NON-CONTRAVENTION, ETC. Except for (i) filing a listing application for purposes of listing the Payment Shares in the Nasdaq Stock Market and obtaining approval of such proposed listing, (ii) the filing of the Merger Certificate or of any registration statement that LeukoSite may be required to file pursuant to Section 6 hereof and (iii) any filings required in order to comply with federal and state securities laws that may be applicable to the issuance of the Payment Shares, no consent, approval, or authorization of or registration, designation, declaration, or filing with any governmental authority, federal or other, or any other person, is required on the part of LeukoSite in connection with this Agreement, the

Merger, or any of the other transactions contemplated hereby (including the issuance of the Payment Shares). The execution, delivery, and performance of this Agreement and the consummation of such transactions will not violate (a) any provision of LeukoSite's Certificate of Incorporation or by-laws, (b) any order, judgment, injunction, award or decree of any court or state or federal governmental or regulatory body applicable to LeukoSite, or (c) any judgment, decree, order, statute, rule, regulation, agreement, instrument, or other obligation to which LeukoSite is a party or by or to which either of them or any of their respective assets is bound or subject.

     8A.4. CERTIFICATE OF INCORPORATION AND BY-LAWS. LeukoSite's Certificate of Incorporation and by-laws set forth as Exhibits 3.1 through 3.4, respectively, to LeukoSite's Registration Statement on Form S-1 (Registration No. 333-30213), as declared effective under the Securities Act on August 15, 1997, are complete and correct copies thereof, and have not been amended since the date of such filing. LeukoSite has previously provided to the Company a complete and correct copy of the Certificate of Incorporation and by-laws of Merger Sub, neither of which has been amended or restated. Such Certificates of Incorporation and by-laws of LeukoSite and Merger Sub, respectively, are in full force and effect. Neither LeukoSite nor Merger Sub is in violation of any provisions of its Certificate of Incorporation or by-laws.

     8A.5. CAPITALIZATION. The authorized capital of LeukoSite consists of 25,000,000 shares of LeukoSite Common Stock and 5,000,000 shares of LeukoSite Preferred Stock.

     (i) As of May 7, 1999, 11,970,168 shares of LeukoSite Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and non-assessable, and (ii) as of June 21, 1999, options granted pursuant to the LeukoSite Stock Plans to acquire up to an aggregate of not more than 2,114,106 shares of LeukoSite Common Stock were outstanding. Since that date, no shares of LeukoSite Common Stock have been issued except upon exercise of options granted under the LeukoSite Stock Plans.

     Except for stock options issued pursuant to the LeukoSite Stock Plans and as set forth on Section 8A.5 of the Disclosure Schedule, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which LeukoSite is a party or by which it is bound relating to the issued or unissued shares of the capital stock of LeukoSite or any of its Subsidiaries (including any agreement relating to the manner in which any of such shares will be voted at any regular or special meeting of the stockholders of LeukoSite) or obligating LeukoSite or any of its Subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, LeukoSite or any of its Subsidiaries.

     Except as set forth on Section 8A.5 of the Disclosure Schedule, there are no outstanding contractual obligations of LeukoSite or any of its Subsidiaries to repurchase, redeem, or otherwise acquire, or (except pursuant to Section 6 hereof) to register any shares of any of them under the Securities Act.

     Each outstanding share of the capital stock of each of LeukoSite's Subsidiaries is duly authorized, validly issued, fully paid, and non-assessable, owned by LeukoSite, and free and clear of all Liens.

     8A.6. LEUKOSITE'S SEC STATEMENTS, REPORTS AND DOCUMENTS. Since August 15, 1997, LeukoSite has timely filed with the SEC all forms, reports, registration statements, and documents required to be filed by it. LeukoSite has delivered to the Company true and complete copies of (i) its Annual Report on Form 10-K for its fiscal year ended December 31 1998, (ii) its proxy statements relating to all meetings of its stockholders (whether annual or special) held since August 15, 1997, and (iii) all other forms, reports (including without limitation annual reports pursuant to Exchange Act rule 14a-3), registration statements, and documents filed or required to be filed by it with, or provided or required to be provided by it to, the SEC since August 15, 1997 (collectively, all of the foregoing documents, "LEUKOSITE'S SEC REPORTS"). As of their respective dates, LeukoSite's SEC Reports complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of LeukoSite's SEC Reports is required to be amended or supplemented as of the date hereof. The financial statements (including any related notes) of LeukoSite included in LeukoSite's SEC Reports were prepared in conformity with generally accepted accounting principles applied on a consistent basis (except as otherwise stated in the financial statements or, in the case of audited statements, the related report of LeukoSite's independent certified public accountants) and present fairly in all material respects the consolidated financial position, results of operations, changes in stockholders' equity, and cash flows, as applicable, of LeukoSite and its consolidated Subsidiaries as of the dates and for the periods indicated; subject, in the case of unaudited interim consolidated financial statements, to condensation, the absence of footnote disclosure, and normal, recurring end-of-period adjustments, the effect of which was not and will not be material.

     Except to the extent (a) reflected or reserved against in LeukoSite's consolidated balance sheet as of March 30, 1998, included in its Quarterly Report on Form 10-Q for its fiscal quarter ended on that date, or (b) incurred with persons other than any Affiliate of LeukoSite in the ordinary course of business after the date of such balance sheet, the Company does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise (including without limitation liabilities, as guarantor or otherwise, in respect of obligations of others) that would be required to be reflected or reserved against in a balance sheet prepared in accordance with generally accepted accounting principles or referred to in the notes thereto.

     8A.7. LEGALITY OF PAYMENT SHARES. All of the Payment Shares have been duly authorized and, when issued and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, and free of preemptive rights. Assuming the accuracy of the representations and warranties set forth in
Section 7A.7, the offer and sale of
the Payment Shares to the Note Holders pursuant to, and in accordance with, the terms of this Agreement, do not require registration under the Securities Act of 1933, as amended.

     8A.8. ABSENCE OF CERTAIN CHANGES. Since March 31, 1999, there has not been any material adverse change in the assets, business, financial condition, results of operations of LeukoSite and its Subsidiaries, taken as a whole.

     8A.9. BROKERS. No finder, broker, agent, or other intermediary has acted for or on behalf of LeukoSite or Merger Sub in connection with the negotiation, preparation, execution, or delivery of this Agreement or the consummation of the transactions contemplated hereby.

     8A.10. DISCLOSURE. No representation or warranty of LeukoSite in this Agreement (including the exhibits and schedules hereto) or in any other agreement, instrument, certificate, or other document delivered by LeukoSite in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not false or misleading.

9.   MUTUAL COVENANTS.

     9.1. SATISFACTION OF CONDITIONS. Each of the parties will use its best reasonable efforts to cause the satisfaction as promptly as possible, but in any event by August 22, 1999, of the conditions contained in Sections 11 through 13 of this Agreement that impose obligations on it or require action on its part or the part of any of its stockholders or Affiliates.

     9.2. ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall be accounted for as a purchase, not a pooling of interests.

     9.3. BLUE SKY APPROVALS. LeukoSite will file all documents required to obtain the Blue Sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement (to the extent required prior to the Effective Time), will pay all expenses incident thereto and will use its best efforts to obtain such permits and approvals; PROVIDED, HOWEVER, that LeukoSite shall not be required in connection with this Section 9.3 to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

     9.4. TAX MATTERS. The parties understand and agree that none of them is making any representation or warranty with respect to the tax consequences of this Agreement, the Merger or the other transactions contemplated hereby.

     9.5. FURTHER ASSURANCES. Subject to the terms and conditions set forth in this Agreement, from time to time both before and after the Effective Time, each of the parties will use his or its best reasonable efforts, as promptly as is practicable, to take or cause to be taken all actions, and to do or cause to be done all other things, as are necessary, proper, or advisable to consummate and make effective the Merger and the other transactions contemplated hereby.

     9.6. STOCKHOLDER APPROVAL. The Company will take all steps necessary or appropriate duly to call, give notice of, convene and hold a stockholders meeting, and/or obtain the necessary written consents of stockholders in accordance with the DGCL, as the case may be, as soon as reasonably practicable for the purpose of adopting and approving this Agreement and the transactions contemplated hereunder, and for such other purposes as may be necessary or desirable. The Company will recommend to its stockholders the adoption and approval of this Agreement and the transactions contemplated hereby and the other matters to be submitted to its stockholders in connection therewith, except to the extent that legal counsel to the Company provides legal advice to the Board of Directors that such recommendation would cause the Board of Directors of the Company to breach its fiduciary duties, in which case the Company shall not be required to make such recommendation. The Company shall use all reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby.

     9.7. NASDAQ/NMS APPLICATION. LeukoSite will prepare and submit to the National Association of Securities Dealers, Inc. a listing application covering all of the Payment Shares, and will use its best reasonable efforts to cause all of the Payment Shares to be approved for listing in the National Market System (the "NMS") of the National Association of Securities Dealers, Inc., subject to official notice of issuance.

     9.8. DISSENTING SHARES. As promptly as practicable after any such meeting of the Stockholders of the Company at which this Agreement and the transactions contemplated hereunder are submitted to such Stockholders for adoption and approval, or after sending any notices required under the DGCL after this Agreement and the transactions contemplated hereunder have been adopted and approved by the Stockholders of the Company by written consent in accordance with the DGCL, the Company shall furnish to LeukoSite the names and addresses of any dissenting stockholder and the number of Dissenting Shares.

     9.9. INTELLECTUAL PROPERTY. LeukoSite and the Company each agree that, prior to the Merger, any and all Intellectual Property, including trade secrets, created or developed by either party shall remain the exclusive property of the party who created or developed such property, notwithstanding the sharing of information prior to the Merger.

     9.10. PUBLIC DISCLOSURE. Between the date hereof and the Effective Time of the Merger, neither the Company nor LeukoSite will furnish any communications to the public generally if the subject matter thereof relates to the other party or to the transactions contemplated under this Agreement, without the prior approval of the other party as to the contents thereof, which approval shall not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that the foregoing provisions of this Section 9.10 shall not apply with respect to any communication that either party is required to release, furnish or send to comply with such party's obligations under applicable law (in which case such party shall use commercially reasonable efforts to provide a copy of such communication to the other party for review, comment and approval within a commercially reasonable period of time prior to the release, publication or dissemination of such communication).

     9.11. CONSENTS. The Company shall use its best efforts to obtain the consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in Disclosure Schedule), so as to preserve all rights of and benefits to the Company thereunder.

     9.12. NOTIFICATION OF CERTAIN MATTERS.

          (a) Between the date hereof and the Effective Time of the Merger, each of LeukoSite and the Company shall, upon obtaining knowledge of any of the following, promptly notify the other of:

               (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger;

               (ii) any actions, suits, claims, investigations or other judicial proceedings known to its executive officers commenced or threatened against such party or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
     Section 7.17 or which relate to the consummation of the Merger;

               (iii) occurrence or non-occurrence of any other event known to its executive officers which is likely to cause any representation or warranty of such party contained in this Agreement to be materially untrue or inaccurate at or prior to the Effective Time; and

               (iv) any failure of such party known to its executive officers to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

          (b) In addition to its obligations set forth in Section 9.12(a), the Company shall promptly notify LeukoSite of any adverse determination or recommendation in connection with any governmental proceeding to license any of the Company's products and any report filed with the FDA regarding an unexpected fatal or life-threatening experience with respect to any such product.

          (c) The delivery of any notice pursuant to this Section 9.12 shall not limit or otherwise affect any remedies available to a party.

     9.13. ACCESS TO DATA. The Stockholders' Representatives shall have the right from and after the Closing Date to have reasonable access, upon request and reasonable notice and during normal business hours, to the books, records and accounts of LeukoSite and its Affiliates, and to the Chief Executive Officer and the Chief Financial Officer of LeukoSite, for the limited purpose of confirming the calculations made pursuant to Section 3.8 hereof and obtaining an update concerning the status of the Drug Development Programs.

     9.14. INDEMNIFICATION PROVISION IN CHARTER. As of the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification of directors, officers or employees of the Company than are set forth in the Certificate of Incorporation of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers or employees of the Company. The Surviving Corporation or LeukoSite shall maintain in effect for three years (or such shorter period as LeukoSite maintains similar policies for the benefit of its directors and officers) from the Effective Time directors' and officers' liability insurance providing to the directors and officers of the Company as of the Effective Time with standard and customary directors' and officers' liability insurance coverage for companies similar to the Company. LeukoSite and the Company agree that the directors, officers and employees of the Company covered by the provisions of this Section 9.14 are intended to be third party beneficiaries under this Section 9.14 and shall have the right to enforce the obligations of the Surviving Corporation. If at any time the Surviving Corporation or LeukoSite is required to make indemnification payments to persons who were directors, officers or employees of the Company at or prior to the Effective Time pursuant to this Section 9.14, then LeukoSite shall have the right to offset against any Aggregate Contingent Consideration Payment all or any portion of such indemnification payments.

10. CONDUCT OF THE COMPANY'S BUSINESS PENDING THE CLOSING. From and after the date of this Agreement and until the Closing, except as otherwise specifically agreed by LeukoSite and the Company:

     10.1. FULL ACCESS. The Company will afford to LeukoSite and its authorized representatives full access, upon request and reasonable notice and during normal business hours, to all of the properties, books, records, contracts, and documents of the Company, and a reasonable opportunity to make such investigations as LeukoSite desires to make, and will furnish or cause to be furnished to LeukoSite and its authorized representatives all such information with respect to the Company's affairs and businesses as LeukoSite reasonably requests. No information or knowledge obtained in any investigation pursuant to this Section 10.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions of the parties to consummate the Merger.

     10.2. COURSE OF BUSINESS PENDING THE CLOSING. Except with the prior written consent of LeukoSite or except for expenditures made by the Company in the ordinary course of business that do not exceed $10,000 for any individual item or series of related items, the Company will not (i) make any expenditure, accrue any expense, or incur any costs, Indebtedness or other liability, including, without limitation, in connection with any ongoing clinical trials or drug development programs or in connection with any ongoing research collaborations with third parties, (ii) initiate or agree to initiate any clinical trials, drug development programs, or research collaborations with third parties, (iii) make any decisions, determinations or evaluations concerning the Company's ongoing clinical trials, drug development programs, or research collaborations with third parties (including, without limitation, any decision to amend, change or modify any of the Company's ongoing clinical trials, drug development programs, or research collaborations with third parties), (iv) in-license or out-license any intellectual property, technology or drug candidate, (v) make or institute any new, unusual, or novel methods of manufacture, purchase, sale, lease, management, accounting, or operation or take or permit to occur or exist any action or circumstance referred to in Section
7.8 hereof, (vi) amend in any manner the HMR Agreement without the prior written consent of LeukoSite, and (vii) authorize or consummate any stock split, stock dividend, stock combination, recapitalization of shares or other similar transaction affecting Company Stock. The Company will use its best efforts to maintain its owned and leased properties in good operating condition and repair and make all necessary renewals, additions, and replacements thereto.

     10.3. NO DIVIDENDS, ISSUANCES, REPURCHASES, ETC. The Company will not declare, set aside, or pay any dividends (whether in cash, shares of stock, other property, or otherwise) on, or make any other distribution in respect of, any shares of its capital stock or other securities, or issue, purchase, redeem, or otherwise acquire for value any shares of its capital stock or other securities. The Company will not issue any shares of its capital stock or other securities (including without limitation any options, warrants, or other rights to acquire Company Stock), other than shares of Company Stock issued upon the due exercise of vested Company Stock Options or Company Warrants listed in
Section 7.4 of the Disclosure Schedule (which exercises will be disclosed by the Company in a supplement to the Disclosure Schedule pursuant to Section 10.13 hereof).

     10.4. NO COMPENSATION CHANGES. The Company will not increase the compensation payable or to become payable to any of its officers, directors, key employees, or agents, or increase any severance, bonus, insurance, pension, or other benefit plan, payment, or arrangement made to, for, or with any such officers, directors, key employees, or agents, nor will it effect any general or uniform increase in the compensation payable or to become payable to its employees or consultants, including without limitation any increase in the benefits under any severance, bonus or pension plan or other contract or commitment, except as described in Section 10.4 of the Disclosure Schedule. The Company shall not pay any severance benefits to, enter into any contract, agreement or arrangement to provide severance benefits to, or implement any severance plan for the benefit of, any of the Company's officers, directors, employees or consultants, except pursuant to any severance plan, contract or arrangement described in Section 7.14 of the Disclosure Schedule.

     10.5. CONTRACTS AND COMMITMENTS. The Company will not enter into any contract or commitment, or engage in any other transaction, other than as specifically contemplated by this Agreement or with the prior written consent of LeukoSite.

     10.6. PURCHASE AND SALE OF CAPITAL ASSETS. The Company will not purchase, lease as lessee, license as licensee, or otherwise acquire any interest in, or sell, lease as lessor, license as licensor, or otherwise dispose of any interest in, any capital asset(s).

     10.7. INSURANCE. The Company will maintain the insurance referred to on
Section 7.20 of the Disclosure Schedule.

     10.8. PRESERVATION OF ORGANIZATION. The Company will use commercially reasonable efforts to preserve its business organization intact, to preserve for the benefit of the Surviving Corporation its present business relationships with its suppliers and customers and others having business relationships with it.

     10.9. NO DEFAULT. The Company will not take or omit to take any action, or permit any action or omission to act, that would cause a default under or a breach of any of its material contracts, commitments, or obligations.

     10.10. COMPLIANCE WITH LAWS. The Company will duly comply in all material respects with all applicable laws, regulations, and orders.

     10.11. ADVICE OF CHANGE. The Company will promptly advise LeukoSite in writing of any event or occurrence (other than operating losses incurred by the Company in the ordinary course of business and consistent with past practices and the projections prepared by the Company's management and delivered to LeukoSite prior to the date of this Agreement) which results in or is reasonably likely to result in a Material Adverse Effect on the Company.

     10.12. NO SHOPPING. The Company will not negotiate for, solicit, discuss, negotiate, or enter into any agreement or understanding, whether or not binding, with respect to the issuance, sale, or transfer of any of the capital stock or any material portion of the assets of the Company or any merger or other business combination of the Company, to or with any person other than LeukoSite and Merger Sub.

     10.13. DISCLOSURE SUPPLEMENTS. From time to time before the Closing, and in any event immediately before the Closing, each of LeukoSite and the Company will promptly advise the other in writing of any matter hereafter arising or becoming known to the disclosing person that, if existing, occurring, or known at or before the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule, or that is necessary to correct any information in the Disclosure Schedule that is or has become inaccurate. No such disclosure will be taken into account in determining whether the conditions to
(i) in the case of any such supplemental disclosure by LeukoSite, the obligations of the Company, and (ii) in the case of any such supplemental disclosure by the Company, the respective obligations of LeukoSite and Merger Sub, to consummate the transactions contemplated by this Agreement have been satisfied. If the Merger is consummated, then for purposes of the indemnification provisions of this Agreement, such supplemental disclosures pursuant to this Section 10.13 will be deemed to have been made as of the date hereof, and no indemnification will be payable in respect thereof by reason of the fact that such disclosure was not made on the date hereof.

11. MUTUAL CONDITIONS TO THE PARTIES' OBLIGATIONS. The parties' obligations to consummate the Merger are subject to the satisfaction (or waiver by each such party, in its sole discretion) of each of the conditions set forth in this section on or before the Closing Date. If the Merger is consummated, such conditions will conclusively be deemed to have been satisfied or waived.

     11.1. STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the stockholders of the Company by the requisite vote under applicable law and the Company's Certificate of Incorporation.

     11.2. NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction, or other legal restraint or prohibition preventing the consummation of the Merger, will be in effect, and no petition or request for any such injunction or other order will be pending.

     11.3. SECURITIES LAW COMPLIANCE. Any authorizations from all applicable securities regulatory authorities that are required in connection with the issuance and delivery to the Note Holders of the Payment Shares will have been obtained.

     11.4. PROCEEDINGS AND DOCUMENTS SATISFACTORY. All proceedings in connection with the transactions contemplated by this Agreement and all certificates and other documents delivered to such party pursuant to this Agreement or in connection with the Closing will be reasonably satisfactory to such party and its counsel.

12. CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company, in its sole discretion) of each of the conditions set forth in this section on or before the Closing Date. If the Merger is consummated, such conditions will conclusively be deemed to have been satisfied or waived.

     12.1. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by LeukoSite and/or Merger Sub in or pursuant to this Agreement or in any statement, certificate, or other document delivered to the Company, the Stockholders or the Note Holders in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby will have been true and correct in all material respects when made and will be true and correct in all material respects at and as of the Closing (in each case, except that any representation or warranty that expressly includes a materiality standard will have been and be true and correct in all respects, giving effect to such standard), subject only to the effect of any activities or transactions occurring after the date hereof and either expressly contemplated by this Agreement or consented to in writing by the Company and except for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date.

     12.2. COMPLIANCE WITH AGREEMENT. LeukoSite and Merger Sub will have performed and complied in all material respects with all of their respective obligations under this Agreement to be performed or complied with by them before or at the Closing, including without limitation the execution and delivery of all documents to be executed and delivered by any of them in connection with this Agreement and/or the consummation of the Merger and the other transactions contemplated hereby.

     12.3. MATERIAL ADVERSE DEVELOPMENT. There shall not have occurred any event or occurrence which results in or would reasonably be likely to have a Material Adverse Effect on LeukoSite.

     12.4. CLOSING CERTIFICATE. LeukoSite and Merger Sub will have executed and delivered to the Company, at and as of the Closing, a certificate (without qualification as to knowledge or materiality) certifying that the conditions referred to in Sections 12.1, 12.2 and 12.3 have been satisfied.

     12.5. OPINION OF COUNSEL. Bingham Dana LLP, counsel to LeukoSite and Merger Sub, will have delivered to the Company a written legal opinion addressed to the Company, dated on and as of the Closing Date, and in substantially the form attached hereto as EXHIBIT B.

13. CONDITIONS TO LEUKOSITE'S AND MERGER SUB'S OBLIGATIONS. The obligations of each of LeukoSite and Merger Sub, respectively, to consummate the Merger are subject to the satisfaction (or waiver by LeukoSite, in its sole discretion) of each of the conditions set forth in this section on or before the Closing Date. If the Merger is consummated, such conditions will conclusively be deemed to have been satisfied or waived.

     13.1. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Company and the Note Holders in or pursuant to this Agreement or in any statement, certificate, or other document delivered to LeukoSite or Merger Sub in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby will have been true and correct in all material respects when made and will be true and correct in all material respects at and as of the Closing (in each case, except that any representation or warranty that expressly includes a materiality standard will have been and be true and correct in all respects, giving effect to such standard), subject only to the effect of any activities or transactions occurring after the date hereof and either expressly contemplated by this Agreement or consented to in writing by LeukoSite and except for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date.

     13.2. COMPLIANCE WITH AGREEMENT. The Company and each Note Holder will have performed and complied in all material respects with all of its respective obligations under this Agreement to be performed or complied with by it before or at the Closing, including without limitation the execution and delivery of all documents to be executed and delivered by the Company (or the Stockholders or Note Holders) in connection with this Agreement and/or the consummation of the Merger and the other transactions contemplated hereby.

     13.3. MATERIAL ADVERSE DEVELOPMENT. There shall not have occurred any event or occurrence (other than operating losses incurred by the Company in the ordinary course of business and consistent with past practices and the projections prepared by the Company's management and delivered to LeukoSite prior to the date of this Agreement) which results in or would reasonably be likely to have a Material Adverse Effect on the Company.

     13.4. CLOSING CERTIFICATES. The Company will have executed and delivered to LeukoSite, at and as of the Closing, a certificate (without qualification as to knowledge or materiality) certifying that the conditions referred to in Sections 13.1, 13.2, 13.3, 13.9, 13.10, 13.11, 13.12 and 13.13 have been satisfied (it being understood that such certification will not, in the case of Sections 13.1 and 13.2, include or cover any matter therein to the extent it pertains to the Note Holders). Each Note Holder will have executed and delivered to LeukoSite, at and as of the Closing, a certificate (without qualification as to knowledge or materiality) certifying with respect to itself that the conditions referred to in Sections 13.1 and 13.2 have been satisfied.

     13.5. OPINION OF COUNSEL. Hale and Dorr LLP, counsel to the Company, will have delivered to LeukoSite a written legal opinion addressed to LeukoSite, dated on and as of the Closing Date, and substantially in the form attached hereto as EXHIBIT C.

     13.6. THIRD PARTY CONSENTS. LeukoSite shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Sections 7.3 and 7.18 of the Disclosure Schedule and any other consents, approvals and waivers that are necessary or required as a result of the Merger to preserve all of the Company's rights and benefits in its business, assets, properties, leases and contracts following the Merger.

     13.7. COMPANY OPTIONS. All of the Company Options shall have been exercised or terminated immediately prior to the Closing.

     13.8. RESIGNATION OF DIRECTORS AND OFFICERS. The directors and officers of the Company in office immediately prior to the Effective Time shall have resigned as directors and officers of the Surviving Corporation effective immediately following the Effective Time.

     13.9. DISSENTERS' RIGHTS. Any applicable period during which Stockholders have the right to exercise appraisal, dissenters' or other similar rights under
Section 262 of the DGCL or other applicable law shall have expired and Stockholders holding in the aggregate more than five per cent (5%) of the outstanding shares of the Company Stock shall not have exercised appraisal, dissenters' or similar rights under applicable law with respect to their shares of the Company Stock by virtue of the Merger.

     13.10. DESIGNATED PREFERRED STOCKHOLDERS AGREEMENT. The Designated Preferred Stockholders Agreement shall remain in full force and effect, and no Designated Preferred Stockholder shall have taken any action to terminate or rescind the Designated Preferred Stockholders Agreement.

     13.11. WAIVER OF REDEMPTION AND SPECIAL LIQUIDATION. The holders of Company Series A Preferred Stock and the holders of Company Series B Preferred Stock shall have waived (a) the obligation of the Company to redeem all of the outstanding shares of Company Preferred Stock under Section A.4(f) of the Company's Certificate of Incorporation, and (b) the right of such holders of Company Preferred Stock to receive the Special Liquidation (as defined in and pursuant to Section A.4(f) of the Company's Certificate of Incorporation).

     13.12. WRITTEN CONSENT OF STOCKHOLDERS. The written consent of the Designated Preferred Stockholders, dated as of the date of this Agreement, approving all of the transactions contemplated by this Agreement, including the Merger, shall remain in full force and effect and no Designated Preferred Stockholder shall have withdrawn, rescinded or modified such written consent.

     13.13. EXCESS NET CLOSING LIABILITIES. The Excess Net Closing Liabilities shall not be greater than $250,000 as of the Closing Date.

14.  INDEMNIFICATION BETWEEN LEUKOSITE AND STOCKHOLDERS AND COMPANY.

     14.1. INDEMNIFICATION BY LEUKOSITE AND MERGER SUB. Subject to the limitations set forth in Section 14.6 hereof, LeukoSite and Merger Sub, jointly and severally, will indemnify, defend, and hold harmless the Stockholders (but only if the Merger is consummated) and, if the Merger is not consummated, the Company, and each of their respective directors, officers, employees, agents, representatives and other Affiliates, in each case to the same extent as LeukoSite and Merger Sub have agreed to indemnify the Stockholders or the Company, as the case may be (all persons entitled to indemnification under this Section 14.1 being hereinafter referred to as the "COMPANY INDEMNIFIED PARTIES"), from and against any and all Damages related to or arising, directly or indirectly, out of or in connection with any breach by LeukoSite and/or Merger Sub of any representation, warranty, covenant, agreement, obligation, or undertaking made by LeukoSite and/or Merger Sub in this Agreement (including any schedule or exhibit hereto), or any other agreement, instrument, certificate, or other document delivered by or on behalf of LeukoSite and/or Merger Sub in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby.

     14.2. INDEMNIFICATION BY THE COMPANY. Subject to the limitations set forth in Section 14.6 hereof, if the Merger is not consummated the Company will indemnify, defend, and hold harmless LeukoSite, Merger Sub and each of their respective directors, officers, employees, agents, representatives and other Affiliates (all persons entitled to indemnification under this Section 14.2, Section 14.3 and Section 14A.1 hereof being hereinafter referred to as the "LEUKOSITE INDEMNIFIED PARTIES", and, together with the

Company Indemnified Parties, the "SECTION 14 INDEMNIFIED PARTIES"), from and against any and all Damages related to or arising, directly or indirectly, out of or in connection with any breach by the Company of any representation, warranty, covenant, agreement, obligation, or undertaking made by the Company in this Agreement (including any schedule or exhibit hereto), or any other agreement, instrument, certificate, or other document delivered by or on behalf of the Company in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby.

     14.3. INDEMNIFICATION BY THE STOCKHOLDERS. Subject to the limitations set forth in Section 14.6 hereof, if the Merger is consummated the Stockholders and the Bonus Recipients, jointly and severally, will indemnify, defend, and hold harmless the LeukoSite Indemnified Parties from and against any and all Damages related to or arising, directly or indirectly, out of or in connection with:

               (i) any breach by the Company of any representation, warranty, covenant, agreement, obligation, or undertaking made by the Company in this Agreement (including any schedule or exhibit hereto), or any other agreement, instrument, certificate, or other document delivered by or on behalf of the Company in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby; or

               (ii) any claim for infringement of patent or other intellectual property rights by a third party with respect to any Product Candidate or Related Compound.

     14.4. CLAIMS.

          (a) All claims for indemnification by a Section 14 Indemnified Party pursuant to this Section 14 shall be made in accordance with the provisions of this Section 14.

          (b) If a Section 14 Indemnified Party has incurred or suffered Damages for which it is entitled to indemnification under this Section 14, such Section 14 Indemnified Party shall, prior to the expiration of the representation, warranty, covenant or agreement to which such claim relates, give prompt written notice of such claim (A "CLAIM NOTICE") to the Stockholders' Representatives, in the case of a claim by a LeukoSite Indemnified Party, or to LeukoSite, in the case of a claim by a Company Indemnified Party (the Stockholders or LeukoSite, as the case may be, being referred to, for purposes of this Section 14, as the "SECTION 14 INDEMNIFYING PARTY"). Each Claim Notice shall state the amount of claimed Damages (the "CLAIMED AMOUNT"), if known, and the basis for such claim.

          (c) Within 20 days after delivery of a Claim Notice, the Section 14 Indemnifying Party (who for purposes of this Section 14 shall be represented by the Stockholders' Representatives in the case of a claim by a LeukoSite Indemnified Party) shall provide to the Section 14 Indemnified Party a written response

(the "RESPONSE NOTICE") in which the Section 14 Indemnifying Party shall: (i) agree that all of the Claimed Amount is owed to the Section 14 Indemnified Party, (ii) agree that part, but not all, of the Claimed Amount (the "AGREED AMOUNT") is owed to the Section 14 Indemnified Party, or (iii) contest that any of the Claimed Amount is owed to the Section 14 Indemnified Party. The Section 14 Indemnifying Party may contest the payment of all or a portion of the Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Damages for which the Section 14 Indemnified Party is entitled to indemnification under this Section 14. If no Response Notice is delivered by the Section 14 Indemnifying Party within such 20-day period, the Section 14 Indemnifying Party shall be deemed to have agreed that all of the Claimed Amount is owed to the Section 14 Indemnified Party.

          (d) If the Section 14 Indemnifying Party in the Response Notice agrees (or is deemed to have agreed) that all of the Claimed Amount is owed to the
Section 14 Indemnified Party, the Section 14 Indemnifying Party shall owe to the
Section 14 Indemnified Party an amount equal to the Claimed Amount to be paid in the manner set forth in this Section 14. If the Section 14 Indemnifying Party in the Response Notice agrees that part, but not all, of the Claimed Amount is owed to the Section 14 Indemnified Party, the Section 14 Indemnifying Party shall owe to the Section 14 Indemnified Party an amount equal to the Agreed Amount set forth in such Response Notice to be paid in the manner set forth in this Section 14.

          (e) The Section 14 Indemnified Party shall give prompt written notification to the Section 14 Indemnifying Party of the commencement of any action, suit or proceeding relating to a third party claim for which indemnification pursuant to this Section may be sought; provided, however, that no delay on the part of the Section 14 Indemnified Party in notifying the
Section 14 Indemnifying Party shall relieve the Section 14 Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such delay. Within 20 days after delivery of such notification, the Section 14 Indemnifying Party may (except to the extent otherwise provided below in this Section 14.4(e)), upon written notice thereof to the Section 14 Indemnified Party, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the
Section 14 Indemnified Party, PROVIDED (i) the Section 14 Indemnifying Party acknowledges in writing to the Section 14 Indemnified Party, on behalf of the
Section 14 Indemnifying Party, that any damages, fines, costs or other liabilities that may be assessed against the Section 14 Indemnified Party in connection with such action, suit or proceeding constitute Damages for which the
Section 14 Indemnified Party shall be entitled to indemnification pursuant to this Section 14, and (ii) the third party seeks monetary damages only. If the
Section 14 Indemnifying Party does not so assume control of such defense, the
Section 14 Indemnified Party shall control such defense. The party not controlling such defense may participate therein at its own expense; provided that if the Section 14 Indemnifying Party assumes control of such defense and the Section 14 Indemnified Party reasonably concludes that the Section 14 Indemnifying Parties and the Section

14 Indemnified Party have conflicting interests or different defenses available with respect to such action, suit or proceeding, the reasonable fees and expenses of counsel to the Section 14 Indemnified Party shall be considered "Damages" for purposes of this Agreement. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. The Section 14 Indemnified Party shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Section 14 Indemnifying Party, which shall not be unreasonably withheld or delayed. The Section 14 Indemnifying Party shall not agree to any settlement of or the entry of a judgment in any action, suit or proceeding without the prior written consent of the Section 14 Indemnified Party, which shall not be unreasonably withheld (it being understood that it is reasonable to withhold such consent if, among other things, the settlement or the entry of a judgment (A) lacks a complete release of the Section 14 Indemnified Party for all liability with respect thereto or
(B) imposes any liability or obligation on the Section 14 Indemnified Party). Notwithstanding anything in this Section 14.4(e) to the contrary, the provisions of this Section 14.4(e) shall not apply to any claim for indemnification pursuant to Section 14.3(ii) (it being understood that in no event shall any Section 14 Indemnifying Party have the right to assume the defense of any claim for which any Section 14 Indemnified Party shall be entitled to make a claim for indemnification pursuant to Section 14.3(ii) hereof but that the Section 14 Indemnifying Party shall be entitled to notice of such claim).

     14.5 PAYMENT OF CLAIMS.

          (a) A Section 14 Indemnifying Party shall make payment of any portion of any Claimed Amount that such Section 14 Indemnifying Party has agreed in a Response Notice that it owes to a Section 14 Indemnified Party or that such
Section 14 Indemnifying Party is deemed to have agreed it owes to such Section 14 Indemnifying Party pursuant to the provisions of Section 14.4(c) hereof, said payment to be made within thirty (30) days after such Response Notice is delivered by such Section 14 Indemnifying Party or should have been delivered by such Section 14 Indemnifying Party, as the case may be.

          (b) Anything in this Agreement to the contrary notwithstanding, subject to the provisions of Section 14.6 (other than Section 14.6(e) hereof), LeukoSite may withhold and set-off against any Aggregate Contingent Consideration Payment otherwise required to be paid or delivered by LeukoSite pursuant to this Agreement any amount as to which the Stockholders and the Bonus Recipients are obligated to indemnify LeukoSite pursuant to any provision of this Agreement; PROVIDED, HOWEVER, that in no event shall the amount of any LeukoSite Contingent Milestone Payment, Contingent Partner Licensing Payment or Contingent Royalty Payment that would otherwise be payable by LeukoSite pursuant to Section 3.8 hereof be reduced by more than fifty percent (50%) in order to satisfy any indemnification claim pursuant to Section 14.3(ii) hereof. LeukoSite's set-off rights under this Section 14.5(b) shall be in addition to, and not in lieu of, any other rights that LeukoSite may have elsewhere in this Agreement to set-off, off-set or reduce all or any portion of the Merger Consideration.

     14.6. LIMITATIONS OF LIABILITY.

          (a) LIMITED RECOURSE; MAXIMUM LIABILITY. Notwithstanding any other provision in this Agreement, all claims for indemnification by a LeukoSite Indemnified Party under this Section 14 shall be satisfied solely by the right of set-off set forth in Section 14.5(b) above, and no Stockholder or Bonus Recipient shall otherwise have any direct or indirect liability to any LeukoSite Indemnified Party.

          (b) TIME LIMIT. No Section 14 Indemnifying Party will be liable for any Damages hereunder unless a written claim for indemnification is given by the
Section 14 Indemnified Party to the Section 14 Indemnifying Party on or prior to the second anniversary of the Closing Date; PROVIDED, HOWEVER, that the foregoing provisions of this Section 14.6(b) shall not apply to any claim by LeukoSite for indemnification pursuant to clause (ii) of Section 14.3 hereof.

          (c) TAX AND INSURANCE BENEFITS. The amount of any Damages otherwise payable to any Section 14 Indemnified Party hereunder will be reduced (i) to the extent that such Section 14 Indemnified Party actually realizes, by reason of such Damages, any tax benefit that is not offset by any corresponding adjustment of the tax attributes of such Section 14 Indemnified Party or any of his or its assets (E.G., any tax deduction available to such Section 14 Indemnified Party in respect of such Damages will not be deemed to result in a tax benefit to such
Section 14 Indemnified Party to the extent that such deduction results in a decrease in such Section 14 Indemnified Party's tax basis in any securities or other assets), and (ii) by any insurance proceeds actually received by such
Section 14 Indemnified Party in respect thereof, to the extent that such reduction is permitted without reduction of the amount of such proceeds payable under the applicable insurance policy.

          (d) INSURANCE COLLECTION. Each Section 14 Indemnified Party will use reasonable efforts to collect any Damages from any available insurer before attempting to collect from the Section 14 Indemnifying Party at any time. If any
Section 14 Indemnified Party recovers any amount from any insurer after payment to such Section 14 Indemnified Party by one or more Section 14 Indemnifying Parties of all Damages suffered or incurred by such Section 14 Indemnified Party in respect of the matters to which such insurance payment relates, then such
Section 14 Indemnified Party will promptly pay over to such Section 14 Indemnifying Parties the amount so recovered, to the extent not in excess of the amount previously paid by such Section 14 Indemnifying Party to such Section 14 Indemnified Party in respect of such matter.

          (e) DAMAGES LIMIT. With respect to claims for indemnification pursuant to clause (ii) of Section 14.3, the Stockholders shall be liable for fifty percent (50%) of all such Damages of the LeukoSite Indemnified Parties.

     14.7. SUBROGATION. A Section 14 Indemnifying Party who indemnifies a
Section 14 Indemnified Party pursuant to this Section 14 will, upon indefeasible payment in full of the amount owed with respect to such matter pursuant to this
Section 14, be subrogated to the extent of such payment to the rights of such
Section 14 Indemnified Party against all other persons in respect of the matter for which such indemnification payment was made, to the extent permitted by applicable insurance policies of such Section 14 Indemnified Party, and upon such subrogation may assert such rights against such other persons.

     14.8. EXCLUSIVE REMEDIES. The parties hereby acknowledge and agree that the sole and exclusive remedies of any and all Section 14 Indemnified Parties in respect of any and all claims relating to any breach or purported breach of any representation, warranty, covenant, agreement, obligation, or undertaking of any
Section 14 Indemnifying Party that is contained in this Agreement will be pursuant to the indemnification provisions of this Section 14. No breach of any such representation, warranty, covenant, agreement, obligation, or undertaking will give rise to any right of any party hereto to rescind this Agreement or any of the transactions contemplated hereby.

   14A. INDEMNIFICATION BETWEEN LEUKOSITE AND NOTE HOLDERS.

     14A.1. INDEMNIFICATION BY THE NOTE HOLDERS. Subject to the limitations set forth in Section 14A.6 hereof, whether or not the Merger is consummated, each Note Holder, severally and not jointly, will indemnify, defend, and hold harmless the LeukoSite Indemnified Parties, from and against any and all Damages related to or arising, directly or indirectly, out of or in connection with (i) any breach by such Note Holders of any representation or warranty made by such Note Holder in Section 7A.4 and Section 7A.7 hereof and (ii) any breach by such Note Holder of any agreement, obligation or undertaking made by such Note Holder in Section 2.2 of this Agreement.

     14A.2. INDEMNIFICATION BY LEUKOSITE. Subject to the limitations set forth in Section 14A.6 hereof, whether or not the Merger is consummated, LeukoSite will indemnify, defend, and hold harmless the Note Holders and each of their respective partners, directors, officers, employees, agents, representatives and other Affiliates (all persons entitled to indemnification under this Section 14A.2 being hereinafter referred to as the "NOTE HOLDER INDEMNIFIED PARTIES"), from and against any and all Damages related to or arising, directly or indirectly, out of or in connection with any breach by LeukoSite of any representation, warranty, covenant, agreement, obligation, or undertaking made by LeukoSite to the Note Holders in this Agreement (including any schedule or exhibit hereto), or in any other agreement, instrument, certificate, or other document delivered by or on behalf of LeukoSite to the Note Holders in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby.

     14A.3. CLAIMS.

          (a) All claims for indemnification by a LeukoSite Indemnified Party or a Note Holder Indemnified Party pursuant to this Section 14A shall be made in accordance with the provisions of this Section 14A.

          (b) If a LeukoSite Indemnified Party or a Note Holder Indemnified Party has incurred or suffered Damages for which it is entitled to indemnification under this Section 14A, such LeukoSite Indemnified Party or Note Holder Indemnified Party, as the case may be, shall, prior to the expiration of the representation, warranty, covenant or agreement to which such claim relates, give prompt written notice of such claim (a "SECTION 14A CLAIM NOTICE") to the Note Holders or to LeukoSite, as applicable. Each Section 14A Claim Notice shall state the amount of claimed Damages (the "SECTION 14A CLAIMED AMOUNT"), if known, and the basis for such claim.

          (c) Within 20 days after delivery of a Section 14A Claim Notice, the indemnifying party under this Section 14A (the "SECTION 14A INDEMNIFYING PARTY") shall provide to the LeukoSite Indemnified Party or the Note Holder Indemnified Party, as the case may be (the "SECTION 14A INDEMNIFIED PARTY"), a written response (the "SECTION 14A Response NOTICE") in which the Section 14A Indemnifying Party shall: (i) agree that all of the Section 14A Claimed Amount is owed to the Section 14A Indemnified Party, (ii) agree that part, but not all, of the Section 14A Claimed Amount (THE "SECTION 14A AGREED AMOUNT") is owed to the Section 14A Indemnified Party, or (iii) contest that any of the Section 14A Claimed Amount is owed to the Section 14A Indemnified Party. The Section 14A Indemnifying Party may contest the payment of all or a portion of the Section 14A Claimed Amount only based upon a good faith belief that all or such portion of the Section 14A Claimed Amount does not constitute Damages for which the
Section 14A Indemnified Party is entitled to indemnification under this Section 14A. If no Section 14A Response Notice is delivered by the Section 14A Indemnifying Party within such 20-day period, the Section 14A Indemnifying Party shall be deemed to have agreed that all of the Section 14A Claimed Amount is owed to the Section 14A Indemnified Party.

          (d) If the Section 14A Indemnifying Party in the Section 14A Response Notice agrees (or is deemed to have agreed) that all of the Section 14A Claimed Amount is owed to the Section 14A Indemnified Party, the Section 14A Indemnifying Party shall owe to the Section 14A Indemnified Party an amount equal to the Section 14A Claimed Amount to be paid in the manner set forth in this Section 14A. If the Section 14A Indemnifying Party in the Section 14A Response Notice agrees that part, but not all, of the Section 14A Claimed Amount is owed to the Section 14A Indemnified Party, the Section 14A Indemnifying Party shall owe to the Section 14A Indemnified Party an amount equal to the agreed amount set forth in such Section 14A Response Notice to be paid in the manner set forth in this Section 14A.

          (e) The Section 14A Indemnified Party shall give prompt written notification to the Section 14A Indemnifying Party of the commencement of any action, suit or proceeding relating to a third party claim for which indemnification pursuant to this Section 14A may be sought; provided, however, that no delay on the part of the Section 14A Indemnified Party in notifying the
Section 14A Indemnifying Party shall relieve the Section 14A Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such delay. Within 20 days after delivery of such notification, the Section 14A Indemnifying Party may, upon written notice thereof to the Section 14A Indemnified Party, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Section 14A Indemnified Party, PROVIDED (i) the Section 14A Indemnifying Party acknowledges in writing to the Section 14A Indemnified Party, on behalf of the Section 14A Indemnifying Party, that any damages, fines, costs or other liabilities that may be assessed against the Section 14A Indemnified Party in connection with such action, suit or proceeding constitute Damages for which the
Section 14A Indemnified Party shall be entitled to indemnification pursuant to this Section 14A, and (ii) the third party seeks monetary damages only. If the
Section 14A Indemnifying Party does not so assume control of such defense, the
Section 14A Indemnified Party shall control such defense. The party not controlling such defense may participate therein at its own expense; provided that if the Section 14A Indemnifying Party assumes control of such defense and the Section 14A Indemnified Party reasonably concludes that the Section 14A Indemnifying Parties and the Section 14A Indemnified Party have conflicting interests or different defenses available with respect to such action, suit or proceeding, the reasonable fees and expenses of counsel to the Section 14A Indemnified Party shall be considered "Damages" for purposes of this Agreement. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. The Section 14A Indemnified Party shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Section 14A Indemnifying Party, which shall not be unreasonably withheld or delayed. The
Section 14A Indemnifying Party shall not agree to any settlement of or the entry of a judgment in any action, suit or proceeding without the prior written consent of the Section 14A Indemnified Party, which shall not be unreasonably withheld (it being understood that it is reasonable to withhold such consent if, among other things, the settlement or the entry of a judgment (A) lacks a complete release of the Section 14A Indemnified Party for all liability with respect thereto or (B) imposes any liability or obligation on the Section 14A Indemnified Party).

     14A.5 PAYMENT OF CLAIMS. A Section 14A Indemnifying Party shall make payment of any portion of any Section 14A Claimed Amount that such Section 14A Indemnifying Party has agreed in a Section 14A Response Notice that it owes to a
Section 14A Indemnified Party or that such Section 14A Indemnifying Party is deemed to have agreed it owes to such Section 14A Indemnifying Party pursuant to the provisions of Section 14A.4(c) hereof, said payment to be made within thirty
(30) days after such Section 14A Response Notice is delivered by such Section 14A Indemnifying Party or should have been delivered by such Section 14A Indemnifying Party, as the case may be.

     14A.6. LIMITATIONS OF LIABILITY.

          (a) MAXIMUM LIABILITY. No Note Holder shall be liable for any Damages hereunder in excess of the Convertible Note Amount with respect to such Note Holder's Convertible Note.

          (b) TIME LIMIT. No Section 14A Indemnifying Party will be liable for any Damages hereunder unless a written claim for indemnification is given by the
Section 14A Indemnified Party to the Section 14A Indemnifying Party on or prior to the second anniversary of the Closing Date.

          (c) TAX AND INSURANCE BENEFITS. The amount of any Damages otherwise payable to any Section 14A Indemnified Party hereunder will be reduced (i) to the extent that such Section 14A Indemnified Party actually realizes, by reason of such Damages, any tax benefit that is not offset by any corresponding adjustment of the tax attributes of such Section 14A Indemnified Party or any of his or its assets (E.G., any tax deduction available to such Section 14A Indemnified Party in respect of such Damages will not be deemed to result in a tax benefit to such Section 14A Indemnified Party to the extent that such deduction results in a decrease in such Section 14A Indemnified Party's tax basis in any securities or other assets), and (ii) by any insurance proceeds actually received by such Section 14A Indemnified Party in respect thereof, to the extent that such reduction is permitted without reduction of the amount of such proceeds payable under the applicable insurance policy.

          (d) INSURANCE COLLECTION. Each Section 14A Indemnified Party will use reasonable efforts to collect any Damages from any available insurer before attempting to collect from the Section 14A Indemnifying Party at any time. If any Section 14A Indemnified Party recovers any amount from any insurer after payment to such Section 14A Indemnified Party by one or more Section 14A Indemnifying Parties of all Damages suffered or incurred by such Section 14A Indemnified Party in respect of the matters to which such insurance payment relates, then such Section 14A Indemnified Party will promptly pay over to such
Section 14A Indemnifying Parties the amount so recovered, to the extent not in excess of the amount previously paid by such Section 14A Indemnifying Party to such Section 14A Indemnified Party in respect of such matter.

     14A.7. SUBROGATION. A Section 14A Indemnifying Party who indemnifies a
Section 14A Indemnified Party pursuant to this Section 14A will, upon indefeasible payment in full of the amount owed with respect to such matter pursuant to this Section 14A, be subrogated to the extent of such payment to the rights of such Section 14A Indemnified Party against all other persons in respect of the matter for which such indemnification payment was made, to the extent permitted by applicable insurance policies of such Section 14A Indemnified Party, and upon such subrogation may assert such rights against such other persons.

     14A.8. APPLICABILITY. The provisions of this Section 14A will not apply to claims for indemnification or contribution arising under or in connection with
Section 6 hereof and/or any of the transactions contemplated by Section 6 hereof.

     14A.9. EXCLUSIVE REMEDIES. The parties hereby acknowledge and agree that the sole and exclusive remedies of any and all Section 14A Indemnified Parties in respect of any and all claims relating to any breach or purported breach of any representation, warranty, covenant, agreement, obligation, or undertaking of any Section 14A Indemnifying Party that is contained in this Agreement will be pursuant to the indemnification provisions of this Section 14A. No breach of any such representation, warranty, covenant, agreement, obligation, or undertaking will give rise to any right of any party hereto to rescind this Agreement or any of the transactions contemplated hereby.

     15. RELEASES. If the Merger is consummated, then, effective as of the Effective Time, each of the Stockholders and the Note Holders, for himself or itself and his or its heirs, legatees, successors, and assigns, hereby fully and irrevocably releases, remises, and discharges the Surviving Corporation and its officers, directors, employees, agents, representatives, successors, and assigns from any and all Damages, regardless of whether known, unknown, or unknowable, and regardless of whether absolute, contingent, or otherwise, and regardless of whether at law, in equity, or otherwise, without limitation, whether now existing or arising in the future, in each case to the extent based on actions, omissions, and/or events occurring at or before the Effective Time, including without limitation all rights to indemnification and/or contribution, but excluding Damages and rights of indemnification arising expressly under this Agreement and claims for accrued but unpaid salaries and reimbursable expenses (the aggregate amount of which salaries and expenses does not exceed $50,000). Furthermore, each of such releasing persons hereby irrevocably agrees not to sue, or to commence, maintain, or aid in the prosecution of any litigation, arbitration, or other action or proceeding against or adverse to any of such released persons, or otherwise to seek any recourse against any of such released persons, in respect of any matter hereby released or purported or attempted to be released.

     16.  TERMINATION.

          (a) This Agreement may be terminated at any time before the Effective Time by agreement of LeukoSite and the Company, notwithstanding the approval of this Agreement and/or of the Merger by the Stockholders.

          (b) If (i) any temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction, or other binding legal restraint or prohibition preventing the consummation of the Merger or the other transactions contemplated hereby is at any time in effect for a period of more than 20 consecutive days, or (ii) the Closing does not occur on or before August 22, 1999, then either LeukoSite or the Company may terminate this Agreement by delivering written notice to the other at any time after the close of business on date such termination right arises hereunder, PROVIDED that such failure to close is not the result of a breach of this Agreement by the terminating party (including, in the case of any such termination by LeukoSite, any breach by Merger Sub, or in the case of any such termination by the Company, any breach by any of the Stockholders or Note Holders).

          (c) Any termination of this Agreement will not affect the rights or obligations of any party arising, or based on actions or omissions occurring, before such termination. The provisions of Section 1 ("DEFINITIONS"), Section 14 ("INDEMNIFICATION"), this Section 16 ("TERMINATION") and Section 17 ("GENERAL") will survive any termination of this Agreement.

     17.  GENERAL.

     17.1. COOPERATION. Each of the parties will cooperate with the others and use its best reasonable efforts to prepare all necessary documentation, to effect all necessary filings, and to obtain all necessary permits, consents, approvals, and authorizations of all governmental bodies and other third parties necessary to consummate the transactions contemplated by this Agreement.

     17.2. SURVIVAL OF PROVISIONS. The provisions of this Agreement, including without limitation the representations and warranties of the parties, and the provisions of the other documents executed and delivered in connection with this Agreement, the Merger, and the other transactions contemplated hereby will be deemed material, and, notwithstanding any investigation by or on behalf of any other party, will be deemed to have been relied on by each other party, and will survive the Closing and the consummation of the Merger and the other transactions contemplated hereby until terminated or no longer in effect in accordance with their respective terms, except that (i) the representations and warranties made by the parties pursuant to this Agreement shall survive the Closing and the consummation of the Merger and the other transactions contemplated hereby until the second anniversary of the Closing Date and (ii) the covenants set forth in Section 9.13 shall survive the Closing and the consummation of the Merger and the other transactions contemplated hereby until such date as the payments set forth in Section 3.8 have been made.

     17.3. EXPENSES. LeukoSite, on the one hand, and the Company, on the other hand, will be responsible for and will pay all of their own respective expenses in connection with the negotiation and preparation of this Agreement and the consummation of the Merger and the other transactions contemplated hereby.

     17.4. BENEFITS OF AGREEMENT; NO ASSIGNMENTS; NO THIRD-PARTY BENEFICIARIES.

          (a) This Agreement will bind and inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns.

          (b) No party will assign any rights or delegate any obligations hereunder without the consent of the other parties, other than in the case of LeukoSite, in connection with (i) a merger or consolidation of LeukoSite or (ii) a sale of the assets to which this transaction relates (provided that, in the event of such sale of assets, the buyer agrees in writing with the Stockholders' Representatives to be bound by the obligations of LeukoSite under this Agreement), and any attempt to do so will be void.

          (c) Nothing in this Agreement is intended to or will confer any rights or remedies on any person other than the parties hereto and their respective heirs, successors, and permitted assigns, except as expressly provided in
Section 13 hereof; PROVIDED HOWEVER, that the provisions in Section 3 concerning the payment of the Merger Consideration for the Company Stock, the representations of LeukoSite and the Merger Sub set forth in Section 8, and the indemnification provisions in Section 14 are for the benefit of the Stockholders.

     17.5. NOTICES. All notices, requests, payments, instructions, or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by registered or certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed as follows (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this section):

          (a) If to LeukoSite, Merger Sub, and/or (after the Effective Time), the Surviving Corporation to:

                  LeukoSite Inc.
                  215 First Street
                  Cambridge, MA  02142
                  Attention:  Christopher K. Mirabelli, Ph.D.
                  Telecopier No. (617) 621-9349

                  with a copy sent at the same time and by the same means to:

                  Justin P. Morreale, Esq.

                  Julio E. Vega, Esq.
                  Bingham Dana LLP
                  150 Federal Street
                  Boston, Massachusetts  02110
                  Telecopier No. (617) 951-8736

          (b) If to the Company (before the Effective Time) to:

                  ProScript, Inc.
                  38 Sidney Street
                  Cambridge, MA  02139
                  Attention: Daniel Burns
                  Telecopier No. (617) 374-1477

                  If to the Company (after the Effective Time) or to the Stockholders' Representatives to:

                  Mr. Robert Hannon
                  Ticonderoga Capital Group
                  20 Williams Street
                  Suite G40
                  Wellesley, MA  02481
                  Telecopier No. (781) 416-9868

                  Mr. Daniel Burns
                  63 Colfax Road
                  Skillman, NJ  08558
                  Telecopier No. (609) 333-0094

                  Mr. John Littlechild
                  HealthCare Ventures LLC
                  One Kendall Square
                  Building 300, 2nd Floor
                  Cambridge, MA  02139
                  Telecopier No. (617) 252-4342

                  with a copy sent at the same time and by the same means to:

                  Steven D. Singer, Esq.
                  Hale and Dorr LLP
                  60 State Street
                  Boston, MA  02109
                  Telecopier No. (617) 526-5000

          (c) If to the Note Holders to:

                  HealthCare Ventures III, LP
                  HealthCare Ventures IV, LP
                  One Kendall Square Building 300, 2nd Floor
                  Cambridge, MA 02139
                  Telecopier No. (617) 252-4342

                  with a copy sent at the same time and by the same means to:

                  Jeff Libson, Esq.
                  Pepper, Hamilton & Sheetz
                  1235 Westlake Drive
                  Suite 400
                  Berwyn, PA  19312-2401
                  Telecopier No. (610) 640-7835

     17.6. COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same agreement. In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such counterpart.

     17.7. CAPTIONS. The captions of sections or subsections of this Agreement are for reference only and will not affect the interpretation or construction of this Agreement.

     17.8. EQUITABLE RELIEF. Each of the parties hereby acknowledges that any breach by him or it of his or its obligations under this Agreement would cause substantial and irreparable damage to the parties, and that money damages would be an inadequate remedy therefor, and accordingly, acknowledges and agrees that each other party will be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations.

     17.9. CONSTRUCTION. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

     17.10. WAIVERS. No waiver of any breach or default hereunder will be valid unless in a writing signed by the waiving party. No failure or other delay by any party exercising any right, power, or privilege hereunder will be or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

     17.11. ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto and the other agreements, instruments, certificates, and other documents referred to herein as having been or to be executed and delivered in connection with the transactions contemplated hereby, contains the entire understanding and agreement among the parties, and supersedes any prior understandings or agreements among them, or between or among any of them, with respect to the subject matter hereof. Notwithstanding the foregoing, the provisions of the Confidentiality Agreement by and between the Company and LeukoSite, will survive the execution and delivery of this Agreement and the consummation of the Merger.

     17.12. GOVERNING LAW. This Agreement will be governed by and interpreted and construed in accordance with the internal laws of Commonwealth of Massachusetts, as applied to contracts under seal made, and entirely to be performed, within Massachusetts, and without reference to principles of conflicts or choice of laws.

     17.13. AMENDMENT. This Agreement may not be amended, modified, or supplemented except by a writing duly executed by LeukoSite, Merger Sub and the Company; PROVIDED HOWEVER, that any amendment effected subsequent to the time the Stockholders approve this Agreement shall be subject to the provisions of the DGCL and approval by the Stockholders Representatives; AND PROVIDED, FURTHER, that any amendments that affect the rights or obligations of the Note Holders hereunder shall be approved by the Note Holders.


                          [ Signature Page to Follow ]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement and Plan of Merger and Reorganization under seal as of the date first above written.

LEUKOSITE:                                 LEUKOSITE, INC.


                                           By /s/ Augustine Lawlor
                                             ----------------------------------
                                           Name: Augustine Lawlor
                                           Title: Vice President, Corporate
                                                  Development and Chief
                                                  Financial Officer

MERGER SUB:                                PROSCRIPT ACQUISITION CO.


                                           By /s/ Augustine Lawlor
                                             ----------------------------------
                                           Name: Augustine Lawlor
                                           Title: Treasurer and Secretary

COMPANY:                                   PROSCRIPT, INC.


                                           By /s/ Daniel R. Burns
                                             ----------------------------------
                                           Name: Daniel R. Burns
                                           Title: President and CEO


NOTE HOLDERS:                              HEALTHCARE VENTURES IV, L.P.
                                           By:
                                             ----------------------------------

                                           By: /s/ Jeffrey Steinberg
                                             ----------------------------------
                                           Name: Jeffrey Steinberg
                                           Title: Administrative Partner of
                                                  Healthcare Partners IV, L.P.,
                                                  The General Partner of
                                                  Healthcare Ventures IV, L.P.

                                            HEALTHCARE VENTURES III, L.P.
                                            By:


                                           By: /s/ Jeffrey Steinberg
                                             ----------------------------------
                                           Name: Jeffrey Steinberg
                                           Title: Administrative Partner of
                                                  Healthcare Partners III, L.P.,
                                                  The General Partner of
                                                  Healthcare Ventures III, L.P.

                             EXHIBITS AND SCHEDULES


EXHIBITS

   A        Merger Certificate
   B        Form of Legal Opinion of Buyer's Counsel
   C        Form of Legal Opinion of Sellers' Counsel

SCHEDULES

Disclosure Schedules of the Company

Disclosure Schedule of LeukoSite